As filed with the Securities and Exchange Commission on February 12, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Telkonet, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	4899	87-0627421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10200 Innovation Drive
Suite 300
Milwaukee, WI  53226
(414) 223-0473
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason L. Tienor
Chief Executive Officer
Telkonet, Inc.
10200 Innovation Drive
Suite 300
Milwaukee, WI  53226
(414) 223-0473
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Howard J. Barr
General Counsel
Telkonet, Inc.
10200 Innovation Drive
Suite 300
Milwaukee, WI  53226
(414) 223-0473

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Transferable subscription rights, each to purchase one share of our common stock and a warrant to purchase one additional share of our common stock (2)	—	—	—	—
Common stock, $0.001 par value per share, underlying the subscription rights (3)	—	—	$15,000,000	$1,069.50
Transferable warrants to purchase shares of our common stock (4)	—	—	—	—
Common stock, $0.001 par value per share, issuable upon the exercise of the warrants (5)	—	—	$18,750,000	$1,336.88
Total Registration Fee:			$33,750,000	$2,406.38
_____________________________
(1)
This registration statement relates to (a) the subscription rights to purchase common stock, par value $0.001 per share, and warrants, (b) shares of our common stock deliverable upon the exercise of the subscription rights, (c) the warrants deliverable upon exercise of the subscription rights, and (d) shares of our common stock that are deliverable upon exercise of the warrants.

(2)
The subscription rights are being issued without consideration.  Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby since the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price of our common stock of $15,000,000.
(4)
Pursuant to Rule 457(g), no separate registration fee is payable with respect to the warrants being offered hereby since the warrants are being registered in the same registration statement as the securities to be offered pursuant thereto.

(5)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum exercise price of $18,750,000. (representing 125% of the proposed maximum offering price of the common stock underlying the subscription rights).

__________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION—DATED FEBRUARY 12, 2010

PRELIMINARY PROSPECTUS

TELKONET, INC.

Up to [●] Shares of Common Stock
 And Warrants to Purchase [●] Shares of Common Stock
Issuable upon Exercise of Rights to Subscribe for Such Shares and Warrants

We are distributing, at no charge to holders of shares of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) Plan, and holders of shares of our Series A convertible redeemable preferred stock, transferable subscription rights to subscribe for shares of our common stock and transferable warrants to purchase additional shares of our common stock.  We refer to this offering as the “rights offering.”  We are offering the subscription rights in a rights offering to holders of our common stock and holders of our Series A convertible redeemable preferred stock of record as of 5:00 p.m., Eastern time, on [●], 2010, the record date.  Our shareholders will receive one transferable subscription right for every share of our common stock held of record and every share of our common stock into which our Series A convertible redeemable preferred stock held of record is convertible as of 5:00 p.m., Eastern time, on the record date.  Pursuant to the terms of the rights offering, the rights may only be exercised for a maximum of [●] shares of common stock and related warrants, or $[●] of subscription proceeds.

Each transferable subscription right entitles the holder (including holders of subscription rights acquired during the subscription period) to subscribe for one share of our common stock at the subscription price of $[●] per share and to receive a warrant to purchase one additional share of our common stock at an exercise price of $[●], or [●]% of the subscription price, for a period of five years after the date of issuance, which we refer to as the basic subscription right.  In addition, rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional shares of our common stock and warrants that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the subscription price of $[●] per share.  Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on [●], 2010, but we may extend the rights offering for additional periods ending no later than [●].  Our board of directors may cancel the rights offering for any reason at any time before it expires.  If we cancel the rights offering, the subscription agent will return all subscription payments received, without interest or penalty, as soon as practicable.

You should carefully consider whether to exercise your subscription rights before the rights offering expires.  All exercises of subscription rights are irrevocable.  The purchase of our common stock and warrants involves a high degree of risk.

You should read “Risk Factors” beginning on page 17 of this prospectus and all other information included in this prospectus in its entirety before you decide whether to exercise your rights.  Our board of directors is making no recommendation regarding your exercise of the subscription rights.

Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI”  The shares of common stock issued in this rights offering and pursuant to the terms of the warrants will also be quoted on the OTC Bulletin Board under the same symbol.  The last reported sale price of our common stock on February 10, 2010 was $0.21 per share.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●].”  The warrants to be issued pursuant to the rights offering are separately transferable following their issuance through their expiration date of [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●].”

This is not an underwritten offering.  The dealer-manager has agreed to use its reasonable efforts to advise and assist us in our efforts to solicit subscriptions of the rights distributed to holders of our common stock and Series A convertible redeemable preferred stock, but the dealer manager is not underwriting the offering and has no obligation to purchase or procure purchases of the common stock and warrants offered by this prospectus.

OFFERING SUMMARY

	Per Subscription Right	Aggregate (1)
Subscription Price	$[●]	$[●]
Dealer Manager Fee (2)	$[●]	$[●]
Proceeds, before Expenses, to Us	$[●]	$[●]
_____________________________
(1)	Assumes that this rights offering is fully subscribed for and that the maximum offering amount is $[●] of subscription proceeds.
(2)
In connection with the rights offering, we have agreed to pay Source Capital Group, Inc., the dealer-manager for this offering, a fee equal to 8% of the gross proceeds of this offering.  We will also grant to the dealer-manager a five-year warrant to purchase up to 4% of the total number of shares of our common stock sold in the rights offering at an exercise price per share equal to 125% of the subscription price per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Dealer-Manager

Source Capital Group, Inc.

The date of this prospectus is [●], 2010.

TABLE OF CONTENTS

Questions and Answers Relating to the Rights Offering	2
Prospectus Summary	9
Risk Factors	17
Use of Proceeds	31
Capitalization	32
Dilution	33
Determination of Offering Price	34
Management’s Discussion and Analysis of Financial Condition and Results of Operations	35
The Rights Offering	50
Market Price of and Dividends on Common Equity and Related Shareholder Matters	58
Business	59
Management	67
Executive Compensation	69
Security Ownership of Certain Beneficial Owners and Management	72
Certain Relationships and Related Transactions	73
Description of Securities	74
Description of Warrants	78
Material U.S. Federal Income Tax Considerations	79
Plan of Distribution	83
Legal Matters	84
Experts	84
Where You Can Find Additional Information	85
Financial Statements	F-1

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “Telkonet,” “we,” “us,” and “our” refer to Telkonet, Inc.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with additional or different information.  If anyone provides you with additional, different, or inconsistent information, you should not rely on it.  We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted.  You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any exercise of the rights.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

Telkonet, Telkonet iBridge, Telkonet iWire System, Telkonet SmartEnergy, EthoStream and E-Zone are registered trademarks of Telkonet or our subsidiaries.  This prospectus also includes other trademarks and service marks of Telkonet and our subsidiaries, including Recovery Time, Series 5 and Telkonet Networked SmartEnergy, as well as trademarks of other persons.  All other trademarks, tradenames and service marks appearing in this prospectus are the property of their respective owners.

MARKET AND INDUSTRY DATA

Unless we indicate otherwise, we base the information concerning our industry contained in this prospectus on our general knowledge of and expectations concerning the industry.  Our market position, market share and industry market size are based on our estimates using our internal data and estimates, data from various industry analyses, internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness.  In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise.  Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section of this prospectus and the other information contained herein.  These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus contain forward-looking statements and information, which involve risks and uncertainties.  Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations.  The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

These forward-looking statements include, among other things, statements about:

•	The competitive and rapidly-evolving nature of our industry;

•	The potential effect of competing products on our business;

•	Our ability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future acquisitions;

•	Our reliance on a limited number of third party suppliers and the potential effects of such reliance;

•	The expected timing for the completion of the transactions described in this prospectus;

•	The expected effect of the transactions described in this prospectus on our company;

•	Estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

•	The condition of the financial markets; and

•	The current economic downturn.

Any or all of our forward-looking statements may turn out to be inaccurate.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors.”  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect.  We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

In addition, our past results are not necessarily indicative of our future results.  We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 17.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering.  The answers are based on selected information from this prospectus.  The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering.  This prospectus contains more detailed descriptions of the terms and conditions of the rights offering and provides additional information about us and our business, including potential risks related to the rights offering, our common stock, our business and our prospects.

What is the rights offering?

A rights offering is a distribution of subscription rights on a pro rata basis to existing shareholders of a company.  We are distributing, at no charge to holders of shares of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) Plan, and holders of shares of our Series A convertible redeemable preferred stock, subscription rights to purchase up to an aggregate of [●] shares of our common stock.  For each share of common stock subscribed for by the holder of the subscription right, the holder will also receive a warrant to purchase one share of our common stock at an exercise price of $[●] per share at any time until its expiration date of [●], 2015.  You will receive one subscription right for every share of common stock that you owned and every share of common stock into which shares of our Series A convertible redeemable preferred stock that you owned were convertible as of 5:00 p.m., Eastern time, on [●], 2010, the record date for the rights offering.  The subscription rights will be evidenced by subscription rights certificates, which will be distributed to the record holders of our common stock and Series A convertible redeemable preferred stock.  As described below, this offering is limited to aggregate subscription proceeds of $[●].

What is the basic subscription right?

The basic subscription right gives our shareholders the opportunity to purchase one share of our common stock at the subscription price of $[●] per share and to receive a warrant to purchase one additional share of our common stock at $[●], or [●]% of the subscription price, at any time until its expiration date of [●], 2015.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the Over-the-Counter Bulletin Board, or the OTC Bulletin Board, under the symbol “[●].”  The warrants to be issued pursuant to this offering are separately transferable following their issuance and through their expiration date of [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●].”

A holder may exercise any number of his, her or its basic subscription rights or may choose not to exercise any subscription rights at all.  Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

For example, if you own 1,000 shares of our common stock on the record date, you will be granted one right for every share of our common stock you own at that time, representing the right to subscribe for up to an aggregate of 1,000 shares of our common stock and to receive warrants to purchase up to an aggregate of 1,000 additional shares of our common stock.  If you hold your shares in the name of a broker, dealer, custodian bank, trustee or other nominee who uses the services of the Depository Trust Company, or DTC, then DTC will issue one right to the nominee for every share of our common stock you own at the record date.

If basic subscription rights are exercised for more than $[●], then the total number of exercised basic subscription rights to be fulfilled will be limited to $[●] and reduced on a pro-rata basis based on the number of shares subscribed for by each such holder as part of their basic subscription rights, subject to adjustment to eliminate fractional shares, and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable.

What is the over-subscription right?

If a holder elects to exercise all of his, her or its basic subscription rights, such holder may also elect, subject to limitations, to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised basic subscription rights.  The over-subscription right allows a holder to subscribe for an additional amount equal to up to [●]% of the shares and warrants for which such holder was otherwise entitled to subscribe. The over-subscription rights will only be fulfilled if the basic subscription rights are not exercised for at least $[●] and only to the extent that aggregate subscription proceeds (including from over-subscription rights) are no more than $[●].

For example, if you own 1,000 shares of our common stock on the record date and exercise your basic subscription right to subscribe for all (but not less than all) 1,000 shares of our common stock which are available for you to subscribe for, then you may also concurrently exercise your over-subscription right to subscribe for up to an aggregate of [●] additional shares of our common stock that may remain unsubscribed as a result of subscription rights holders not exercising their basic subscription rights for an aggregate of $[●], subject to the pro-rata adjustments described below.  Accordingly, if your basic and over-subscription rights are exercised and honored in full, you would receive a total of [●] shares of our common stock in this rights offering, and warrants to purchase up to an aggregate of [●] additional shares of our common stock.  Payments in respect of over-subscription rights are due at the time payment is made for the basic subscription right.

What happens if subscription rights holders exercise their respective over-subscription rights to purchase additional shares of common stock?

We will allocate any remaining available shares of our common stock pro-rata among subscription rights holders who exercised their respective over-subscription rights, based on the number of over-subscription shares of our common stock to which they subscribed.  The number of shares of our common stock each over-subscribing rights holder may be allocated on a pro-rata basis will be rounded down to eliminate fractional shares.

Payments for basic subscriptions and over-subscriptions will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of shares of our common stock to be issued pursuant to the basic and over-subscription rights.  If the pro-rated number of shares of our common stock allocated to you in connection with your basic or over-subscription right is less than your basic or over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  We will deliver certificates representing your shares of our common stock and warrants or credit your account at your nominee holder with shares of our common stock and warrants that you purchased pursuant to your basic and over-subscription rights as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Why are we conducting the rights offering?

We are conducting the rights offering to raise equity capital to support our operations and strengthen our balance sheet.  We anticipate that proceeds from the offering will be applied toward the expansion of our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development.  See “Use of Proceeds.”  Our board of directors has elected a rights offering over other types of financings because a rights offering provides our existing shareholders the opportunity to participate in this offering first, and our board of directors believes this will result in less dilution of our existing shareholders’ ownership interest in our company than if we issued securities to new investors.

Do we intend to enter into standby agreements in connection with the rights offering?

Source Capital Group, Inc., the dealer-manager for the rights offering, will act as a standby placement agent for any unsubscribed shares in the offering.  The dealer-manager will have the ability to solicit any unsubscribed shares (together with related warrants) for a period of thirty business days after the closing of the rights offering.

How was the $[●] per share subscription price determined?

The subscription price per share for the rights offering was set by our board of directors.  In determining the subscription price, our board of directors considered, among other things, our cash needs, the historical and current market price of our common stock, the fact that holders of subscription rights will have an over-subscription right, the terms and expenses of this offering relative to other alternatives for raising capital (including fees payable to the dealer-manager), the size of this offering and the general condition of the securities market.  Based upon these factors, our board of directors determined that the subscription price per share represented an appropriate subscription price.

We did not seek or obtain an opinion of a financial advisor in establishing the subscription price.  The subscription price will not necessarily be related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock offered in this offering.  You should not assume or expect that, after this offering, our shares of common stock will trade at or above the subscription price in any given time period.  The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price.  You should obtain a current quote for our common stock before exercising your subscription rights and make your assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.  Although we will attempt to satisfy all oversubscription requests in full, we cannot assure you that we will fill any over-subscriptions.

If you do not exercise any subscription rights, the number of shares of our common stock and preferred stock that you own will not change.  However, if you choose not to exercise your subscription rights, your ownership interest in our company will be diluted by other shareholder purchases.  In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right. See “Risk Factors — If you do not exercise your subscription rights, your percentage ownership in our company will be diluted.”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payments before the rights offering expires on [●], 2010, at 5:00 p.m., Eastern time.  If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights.  Although our board of directors may, in its discretion, extend the expiration date of the rights offering, we currently do not intend to do so.  Our board of directors may cancel the rights offering at any time.  If the rights offering is cancelled, all subscription payments received will be returned, without interest or penalty, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus to our shareholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer or sell my subscription rights if I do not want to purchase my shares?

Yes.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 5:00 p.m., Eastern time, on [●], 2010, the scheduled expiration date of this rights offering.  However, the subscription rights are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights or as to the prices at which such subscription rights may trade during the subscription period.

Are we requiring a minimum overall subscription to complete the rights offering?

No.  We are not requiring an overall minimum subscription to complete the rights offering.  However, our board of directors reserves the right to cancel the rights offering for any reason, including if we do not receive aggregate subscriptions that we believe will satisfy our capital-raising objectives.

Can the board of directors cancel or extend the rights offering?

Yes.  Our board of directors may decide to cancel the rights offering at any time and for any reason before the rights offering expires.  If our board of directors cancels the rights offering, any money received from subscribing shareholders will be returned, without interest or penalty, as soon as practicable.  We also have the right to extend the rights offering for additional periods ending no later than [●] although we do not presently intend to do so.

Has our board of directors made a recommendation to our shareholders regarding the rights offering?

No.  Neither our board of directors nor the dealer-manager is making any recommendation regarding your exercise of the subscription rights.  Shareholders who exercise subscription rights will incur investment risk on new money invested.  We cannot predict the price at which our shares of common stock will trade after the offering.  The market price for our common stock may decrease to an amount below the subscription price, you may not be able to sell the underlying shares of our common stock in the future at the same price or a higher price.  You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in this prospectus.  See “Risk Factors” for a discussion of some of the risks involved in investing in the securities offered in the rights offering.  The warrants may never trade at a price greater than their exercise price.  In addition, the aggregate proceeds you receive from the sale of the common stock you subscribe for and from the sale of the warrants you receive upon exercise of your subscription rights may be less than your subscription price.

Will our directors and executive officers participate in the rights offering?

Our directors and executive officers may participate in the rights offering but are not obligated to do so.  If our directors and executive officers, and their affiliates, choose to participate in this offering, they will pay the same subscription price per share as all other purchasers.

Several of our officers and directors participated in our November 2009 private placement of Series A convertible redeemable preferred stock and warrants.  On November 16, 2009, we entered into an Executive Officer Reimbursement Agreement with each of Messrs. Tienor, Sobieski and Leimbach, our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, pursuant to which these executive officers participated in the private placement by converting a portion of our outstanding indebtedness owed to them into shares of Series A convertible redeemable preferred stock and warrants to purchase shares of our common stock.  Mr. Tienor converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock; Mr. Leimbach converted $10,000 of outstanding indebtedness into two shares of Series A convertible redeemable preferred stock (convertible into 27,548 shares of common stock) and warrants to purchase 15,152 shares of common stock; and Mr. Sobieski converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock.  Anthony Paoni, Chairman of our Board of Directors, also participated in the private placement, purchasing five shares of Series A convertible redeemable preferred stock (convertible into 68,870 shares of common stock) and warrants to purchase 37,880 shares of common stock, for an aggregate purchase price of $25,000.

The above-named directors and executive officers will have the right to participate in the rights offering based on the number of shares of our common stock held by them, and the number of shares of our common stock into which shares of Series A convertible redeemable preferred stock held by them were convertible, as of the record date.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Telkonet, Inc. stock certificate and you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to the subscription agent before 5:00 p.m., Eastern time, on [●], 2010; and

•	deliver a properly completed and signed rights certificate to the subscription agent before 5:00 p.m., Eastern time, on [●], 2010.

In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate.  Do not deliver documents to Telkonet.  You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment.  You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern time, on [●], 2010.

If you send a payment that is insufficient to exercise the number of subscription rights you requested, or if the number of subscription rights you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of subscription rights under the over-subscription right and the elimination of fractional subscription rights.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock or Series A convertible redeemable preferred stock through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the shares you own.  The record holder must exercise the subscription rights on your behalf.  If you wish to purchase our common stock through the rights offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible.  Please follow the instructions of your nominee.  Your nominee may establish a deadline that may be before the expiration date of the rights offering.

When will I receive my new shares and warrants?

If you purchase shares of our common stock and warrants in the rights offering, you will receive your new shares and warrants as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No.  All exercises of subscription rights are irrevocable unless the rights offering is cancelled, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock in the rights offering.

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on our outstanding common stock?

As of January 31, 2010, we had 96,563,771 shares of our common stock issued and outstanding, and 215 shares of our Series A convertible redeemable preferred stock issued and outstanding, which are convertible into an aggregate of 2,961,429 shares of our common stock.  Another 11,144,212 shares are subject to unexercised options granted pursuant to our Stock Option Plan, or reserved for issuance in connection with future grants under the Stock Option Plan.  In addition, up to 12,158,941 shares of our common stock are reserved for issuance upon the exercise of warrants and conversion of our outstanding convertible debentures, of which 4,621,212 shares reserved for issuance cannot be issued unless our stockholders remove the 20% limitation on the number of shares that could be issued pursuant to the exercise of warrants and conversion of convertible debentures issued to YA Global Investments, L.P., or YA Global.  The number of shares of common stock and related warrants that we will issue in this rights offering will depend on the number of shares that are subscribed for in the rights offering.  If the subscription rights are exercised in full, we will have [●] shares of common stock outstanding after consummation of the rights offering, not including the shares of common stock that will be issuable upon the exercise of the warrants issued in the rights offering.

The issuance of shares of common stock and warrants in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock.  If you fully exercise your basic subscription right, your ownership interest will not be diluted.  In addition, if the subscription price is less than the market price of our common stock it will likely reduce the market price per share of shares you already hold.

How much capital will we receive from the rights offering?

If all of the subscription rights (including all over-subscription rights) are exercised in full by our shareholders, we estimate that the net proceeds to us from the rights offering, after deducting estimated offering expenses, will be approximately $[●] million.  Unless our board of directors elects to increase the maximum offering amount, we will raise no more than $[●] in gross proceeds in this rights offering.  It is possible, however, that all of the subscription rights being offered to existing shareholders might not be exercised, or that we will elect to cancel the rights offering altogether.

Are there risks in exercising my subscription rights?

Yes.  The exercise of your subscription rights involves risks.  Exercising your subscription rights involves the purchase of shares of our common stock and warrants.  You should consider this investment as carefully as you would consider any other equity investment.  Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes.  The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering.  If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.  If you own shares in “street name,” it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I exercise my subscription rights?

We will not charge any fee or sales commission to subscription rights holders for exercising their subscription rights (other than the subscription price).  However, if you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What expenses will be incurred by us in connection with the rights offering?

We have engaged Source Capital Group, Inc. as our dealer-manager and financial advisor in connection with the rights offering.  The dealer-manager will not be obligated to purchase any of the shares and warrants offered in the rights offering.  Under the terms and subject to the conditions contained in a dealer-manager agreement, we have agreed to pay the dealer-manager, as compensation for its services on completion of the rights offering, a cash fee equal to 8% of the gross proceeds of the rights offering and to issue to the dealer-manager five-year warrants to purchase a number of shares of common stock equal to 4% of the total number of shares of common stock sold in the rights offering at an exercise price per share equal to 125% of the subscription price per share.  Such warrants will contain a cashless exercise feature permitting the dealer-manager to “pay” the exercise price of a portion of the underlying shares by surrendering a portion of the underlying shares having an “in the money” value equal to the exercise price so “paid”.  In accordance with FINRA Rule 5110 (g), the dealer-manager has agreed that for 180 days following the effective date of this offering, the dealer-manager will not sell, transfer, assign, pledge or hypothecate the warrants acquired by it, or subject such warrants to any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such warrants, except that such warrants may be transferred to any successor, manager or member of the dealer-manager.  Under FINRA Rule 5110, such warrants are deemed to be an item of value.  We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended.  The dealer-manager is not underwriting or placing any of the securities (including the subscription rights) issued in this offering and the dealer-manager does not make any recommendation with respect to such securities.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering.  You should consult your tax advisor as to your particular tax consequences resulting from the rights offering.  For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

Our subscription agent for the rights offering is [●].  If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder.  If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or courier service to our subscription agent at:

By Mail, Hand or Overnight Courier:
[•]

We will pay the fees and expenses of our subscription agent and have agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with the rights offering.

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment.  You should allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have any questions regarding our company or the rights offering, please contact [●], our information agent for the rights offering, at [●], Monday through Friday, between 8:00 a.m. and 5:00 p.m., Eastern time.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should exercise your rights.  You should read the entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 17 of this prospectus and all information included in this prospectus in its entirety before you decide whether to exercise your rights.

Our Business

Telkonet, Inc. develops, and manufactures and sells proprietary energy efficiency and smart grid networking technology.  Our SmartEnergy and Series 5 SmartGrid networking technologies enable us to develop innovative clean technology products and have helped position us as a leading clean technology provider.

Our Telkonet SmartEnergy, or TSE, and Networked Telkonet SmartEnergy, or NTSE, platforms incorporate Recovery Time, an energy management technology that continuously monitors climate conditions and automatically adjusts a room’s temperature to account for the presence or absence of an occupant in an effort to save energy while ensuring occupant comfort.  This technology is particularly attractive to our customers in the hospitality area and owners of multi-dwelling units, who are continually seeking ways to reduce costs without impacting customer satisfaction.  By reducing energy usage automatically when a space is not being utilized, our customers can realize significant cost savings without diminishing occupant comfort.

Our Series 5 system uses powerline communications, or PLC, technology to transform a site’s existing internal electrical infrastructure into an ethernet network backbone.  With its powerful 200 Mbps chip, the system offers a competitive alternative in grid communications, transforming a traditional power management system into a “smart grid” that delivers electricity in a manner that saves energy, reduces cost and increases reliability.  Our PLC platform provides a compelling solution for substation automation, power generation, renewable facilities, manufacturing and research environments by providing a rapidly-deployed, low cost alternative to structured cable or fiber.  By leveraging the existing electrical wiring within a site to transport data, our PLC solutions enable customers to deploy sensing and control systems to locations without the need for new network wiring, and without the security risks associated with wireless systems.

We also operate one of the largest hospitality high-speed Internet access, or HSIA, networks in the United States through our EthoStream Hospitality Network.  With a customer base of approximately 2,300 properties representing over 200,000 hotel rooms, this network has created a ready opportunity for us to market our energy efficiency solutions.  It also provides a marketing opportunity for our more traditional HSIA offerings, including the Telkonet iWire System.  The iWire System offers a fast and cost effective way to deliver commercial high-speed broadband access from an internet portal, or IP, “platform” using a building’s existing electrical infrastructure to convert electrical outlets into high-speed data ports without the installation of additional wiring or major disruption of business activity.

Corporate Information

Our principal executive offices are located at 10200 Innovation Drive, Suite 300, Milwaukee, WI  53226.  Our reports that are filed pursuant to the Securities Exchange Act of 1934 are posted on our website at www.telkonet.com.

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete.  See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities offered
We are distributing, at no charge, to the holders of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) plan, and to the holders of our Series A convertible redeemable preferred stock, as of 5:00 p.m., Eastern time on [●], 2010, which we refer to as the record date, transferable subscription rights to subscribe for shares of our common stock and warrants to purchase shares of common stock at an exercise price of $[●] per share.  We will distribute one right to the holder of record of every share of common stock that is held by the holder of record, and one right to the holder of record of every share of Series A convertible redeemable preferred stock for every share of common stock into which such shares of Series A convertible redeemable preferred stock were convertible on the record date, or, in the case of shares held of record by brokers, dealers, custodian banks, or other nominees, as a beneficial owner of such shares.  We anticipate that the total purchase price for the securities sold in this rights offering will be $[●].  We can give no assurances, however, as to the level of participation in this rights offering.

Basic subscription right
Each transferable subscription right entitles the holder (including holders of subscription rights acquired during the subscription period) to subscribe for one share of our common stock at the subscription price of $[●] per share (calculated as described below in this summary under “— Subscription Price”) and to receive a warrant to purchase one additional share of our common stock at $[●], or [●]% of the subscription price, for a period of five years ending on [●], 2015, which we refer to as the basic subscription right.

If the basic subscription rights are exercised for an amount in excess of $[●], the basic subscription rights that have been exercised will be reduced on a pro-rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $[●], and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Basic subscription rights may only be exercised for whole numbers of shares of our common stock and warrants to purchase whole numbers of shares of our common stock; no fractional shares of common stock will be issued in this offering.  If the basic subscription rights are exercised for an amount in excess of $[●], the number of shares of common stock each subscription rights holder may acquire will be rounded down to result in delivery of whole shares.

Over-subscription right
The subscription rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional shares of our common stock and warrants to purchase whole numbers of shares of our common stock that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the same subscription price of $[●] per share.  The over-subscription right allows a holder to subscribe for an additional amount equal to up to [●]% of the shares and warrants for which such holder was otherwise entitled to subscribe.

After all basic subscription rights have been fulfilled, shares of our common stock that remain unsubscribed for, if any, will be allocated to fulfill those over-subscription rights that have been exercised. If the combination of basic subscription rights and over-subscription rights are exercised for an amount equal to or in excess of $[●], then basic subscription rights will be fulfilled and any common stock and warrants to purchase whole numbers of shares of our common stock that remain unsubscribed for will be allocated on a pro-rata basis to fulfill those over-subscription rights that have been exercised and the over-subscription rights that have been exercised will be reduced on a pro-rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights and over-subscription rights shall equal $[●].  If the basic subscription rights are exercised for an amount equal to or in excess of $[●], then no over-subscription rights will be fulfilled and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Over-subscription rights may only be exercised for whole numbers of shares of our common stock and warrants to purchase whole numbers of shares of our common stock; no fractional shares of common stock will be issued in this offering.  The number of remaining shares of common stock each over-subscribing rights holder may acquire will be rounded down to result in delivery of whole shares.

Limitation on purchase of common stock
Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.  See “The Rights Offering — Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering.”

In addition, those who hold shares of our common stock solely through the Telkonet, Inc. 401k Plan will not have the opportunity to participate in the basic subscription right or over-subscription right in respect of those shares.

Record date	5:00 p.m., Eastern time, on [●], 2010.

Commencement date of subscription period	5:00 p.m., Eastern time, on [●], 2010.

Expiration date of rights offering
5:00 p.m., Eastern time, on [●], 2010, unless extended by us as described under “—Extension, cancellation and amendment.”  Any subscription rights not exercised at or before the expiration date and time will have no value and expire without any payment to the holders of those unexercised subscription rights.  To exercise subscription rights, the subscription agent must actually receive all required documents and payments before the expiration date and time, provided that if you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Subscription price
$[●] per share of common stock and warrant, payable in immediately available funds.  To be effective, any payment related to the exercise of the right must clear prior to the expiration of the rights offering.

Use of proceeds
Although the actual amount will depend on participation in the rights offer, we expect the gross proceeds from the rights offering to be approximately $[●], or net proceeds equal to approximately $[●].   We intend to use the proceeds of the rights offering for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development.

Transferability of subscription rights
The subscription rights may be transferred or assigned during the subscription period.

If your shares are held of record by a broker, custodian bank or other nominee on your behalf, you may sell your subscription rights by contacting your broker, custodian bank or other nominee through which you hold your common stock.

If you are a record holder of a subscription rights certificate, you may transfer your subscription rights through the subscription agent, in which case you must deliver your properly executed subscription rights certificate, with appropriate instructions, to the subscription agent.  The subscription agent will only facilitate subdivisions, transfers or sales of subscription rights until 5:00 p.m., Eastern time, on [●], 2010, three business days prior to the scheduled [●], 2010 expiration date of this rights offering.  You may also choose to sell your subscription rights through a broker, custodian bank or other nominee.

The deadline to sell your subscription rights is subject to extension if we extend the expiration date of this rights offering, as described below in this summary under “—Extension, cancellation and amendment.”  We intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2010, the last business day prior to the scheduled expiration date of this rights offering.

Transferability of warrants
The warrants to be issued pursuant to this offering will be separately transferable following their issuance and through their expiration on [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2015.

No recommendation
Neither our board of directors nor the dealer-manager makes any recommendation to you about whether you should exercise, sell or let expire any of your subscription rights.  You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering.  We cannot assure you that the market price for our common stock at the subscription price will be above the subscription price or that anyone purchasing shares of our common stock at the subscription price will be able to sell those shares in the future at the same or a higher price.  Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

No minimum subscription requirement	There is no minimum subscription requirement. We will consummate the rights offering regardless of the amount raised from the exercise of basic and over-subscription rights by the expiration date.

No revocation
All exercises of basic and over-subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our common stock at a subscription price of $[●] per share and to receive related warrants to purchase shares of our common stock at an exercise price of $[●] per share.

Material United States federal income tax considerations
A holder of shares of our common stock or Series A convertible redeemable preferred stock should not recognize income, gain, or loss for U.S. federal income tax purposes in connection with the receipt, exercise or expiration of subscription rights in the rights offering.  However, if this rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Internal Revenue Code your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you.  You should consult your own tax advisor as to the particular tax consequences to you of the receipt, exercise or expiration of the subscription rights in light of your particular circumstances.  For a more detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

Extension, cancellation and amendment
Extension.  Our board of directors may extend the expiration date for exercising your subscription rights for up to an additional [●] trading days in its sole discretion.  If we extend the expiration date, you will have at least ten trading days during which to exercise your subscription rights.  Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled expiration date.

Cancellation.  We may cancel the rights offering at any time and for any reason prior to the expiration date.  Any cancellation of this offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., Eastern time, on the next business day following the cancellation.  In the event that we cancel this rights offering, all subscription payments that the subscription agent has received will be returned, without interest, as soon as practicable.

Amendment.  We reserve the right to amend or modify the terms of the rights offering at any time prior to the expiration date of the offering.

Procedure for exercising rights	To exercise your subscription rights, you must take the following steps:

• If you are a registered holder of our common stock or Series A convertible redeemable preferred stock, the subscription agent must receive your payment for each share of common stock subscribed for pursuant to your basic subscription right and over-subscription right at the initial subscription price of $[●] per share and properly completed subscription rights certificate before 5:00 p.m., Eastern time, on [●], 2010.  You may deliver the documents and payments by mail or commercial carrier.  If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

• If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would prefer that an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments to the subscription agent before 5:00 p.m., Eastern time, on [●], 2010.

• If you wish to purchase shares of our common stock through the rights offering, please promptly contact any broker, dealer, custodian bank, or other nominee who is the record holder of your shares.  We will ask your record holder to notify you of the rights offering.  You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder.

• If you cannot deliver your subscription rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

Foreign shareholders
We will not mail subscription rights certificates to foreign shareholders whose address of record is outside the United States, or is an Army Post Office or Fleet Post Office address.  The subscription agent will hold the subscription rights certificates for such holder’s account.  To exercise subscription rights, shareholders with such addresses must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Shareholders.”

Subscription agent	[●]
Information agent	[●]
Dealer-manager	Source Capital Group, Inc.

Shares outstanding before the rights offering
As of January 31, 2010, we had 96,563,771 shares of our common stock issued and outstanding, and 215 shares of our Series A convertible redeemable preferred stock issued and outstanding, which are convertible into an aggregate of 2,961,429 shares of our common stock.  Another 11,144,212 shares are subject to unexercised options granted pursuant to our Stock Option Plan, or reserved for issuance in connection with future grants under the Stock Option Plan.  In addition, up to 12,158,941 shares of our common stock are reserved for issuance upon the exercise of warrants and conversion of our outstanding convertible debentures, of which 4,621,212 shares reserved for issuance cannot be issued unless our stockholders remove the 20% limitation on the number of shares that could be issued pursuant to the exercise of warrants and conversion of convertible debentures issued to YA Global.

Shares outstanding after completion of the rights offering
Up to [●] shares of our common stock will be outstanding, assuming the maximum offering amount is subscribed for pursuant to this rights offering.  These amounts exclude:

• the shares of common stock that are reserved for issuance under unexercised options and warrants described above under “Shares outstanding before the rights offering”; and

• the shares of common stock that will be issuable upon the exercise of the warrants to be issued in the rights offering.

Fees and expenses
We will pay the fees and expenses related to the rights offering, including the fees and certain out-of-pocket expenses of the dealer-manager.  We have engaged Source Capital Group, Inc. as our dealer-manager and financial advisor in connection with the rights offering.  Under the terms and subject to the conditions contained in a dealer-manager agreement, we have agreed to pay the dealer-manager, as compensation for its services on completion of the rights offering, a cash fee equal to 8% of the gross proceeds of the rights offering and to issue to the dealer-manager five-year warrants to purchase a number of shares of common stock equal to 4% of the total number of shares of common stock sold in the rights offering at an exercise price per share equal to 125% of the subscription price per share.  Such warrants will contain a cashless exercise feature permitting the dealer-manager to “pay” the exercise price of a portion of the underlying shares by surrendering a portion of the underlying shares having an “in the money” value equal to the exercise price so “paid”.

Trading symbols
Common Stock.  Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI.OB”  The shares of common stock issued in this rights offering and pursuant to the terms of the warrants will also be quoted on the OTC Bulletin Board under the same symbol.

Subscription Rights.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2010, the last business day prior to the scheduled expiration date of this rights offering.

Warrants.  The warrants to be issued pursuant to this offering will be separately transferable upon issuance and through their expiration date of [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on [●], 2015.

Distribution arrangements
Source Capital Group, Inc. will act as dealer-manager for this rights offering.  Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will provide marketing assistance, including the solicitation of offers to purchase the transferable subscription rights, in connection with this offering.  We have agreed to provide compensation to the dealer-manager in connection with the rights offering, as described above under “Fees and expenses.”  The dealer-manager is not underwriting or placing any of the subscription rights or the shares of our common stock or warrants being issued in this offering and does not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares or warrants.  The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by the dealer-manager.

Risk Factors
Before you exercise your subscription rights to purchase shares of our common stock and related warrants, you should carefully consider risks described in the section entitled “Risk Factors,” beginning on page 17 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the specific risks described below, before making an investment decision.  Any of the risks we describe below could cause our business, financial condition, or operating results to suffer.  The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events.  You could lose all or part of your investment.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, operating results, or prospects.  Some of the statements in this section of the prospectus are forward-looking statements.  For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offering

The price of our common stock is volatile and may decline before or after the subscription rights expire.

The market price of our common stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control.  These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for other financial stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, and governmental legislation or regulation, as well as general economic and market conditions, such as downturns in our economy and recessions.

Once you exercise your subscription rights, you may not revoke them.  We cannot assure you that the market price of the shares of our common stock will not decline after you elect to exercise your subscription rights. If you exercise your subscription rights and, afterwards, the trading market price of our shares of common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price and could have an immediate unrealized loss.  Our common stock is traded on the OTC Bulletin Board under the symbol “TKOI,” and the last reported sales price of our common stock on the OTC Bulletin Board on February 10, 2010 was $0.21 per share.  Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.  Until shares are delivered upon expiration of the rights offering, you will not be able to sell our common stock or warrants that you obtained by exercising your subscription rights.

The subscription price determined for the rights offering is not necessarily an indication of the fair value of our common stock.

The subscription price of $[●] per share is not necessarily related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering.  After the date of this prospectus, shares of our common stock may trade at prices below the subscription price.

If you do not exercise your subscription rights, your percentage ownership in our company will be diluted.

Assuming we sell the maximum number of shares of our common stock and related warrants in connection with the rights offering, we will issue approximately [●] shares of our common stock and warrants to purchase approximately [●] additional shares of our common stock.  If you choose not to exercise your basic subscription rights and you do not exercise your over-subscription right prior to the expiration of the rights offering and we sell any shares to other existing shareholders or to third parties, your relative ownership interest in our common stock will be diluted.

We may cancel the rights offering at any time without further obligation to you.

We may, in our sole discretion, cancel the rights offering before it expires.  If we cancel the rights offering, neither we, nor the dealer-manager or the subscription agent, will have any obligation to you with respect to the rights except for the obligation of the subscription agent to return any payment received, without interest, as soon as practicable.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

If you desire to exercise your subscription rights, you must act promptly to ensure that the subscription agent actually receives all required forms and payments before the expiration of the rights offering at 5:00 p.m., Eastern time, on [●], 2010, unless we extend the rights offering for additional periods ending no later than [●], 2010.  If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that the subscription agent receives all required forms and payments before the rights offering expires.  We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the rights offering expires.  If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights before the rights offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received.  Neither we nor the dealer-manager nor our subscription agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we or they under any obligation to correct such forms or payment.  We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

You will not be able to sell the shares of common stock and warrants you obtain by exercising your subscription rights in the rights offering until you receive your stock certificates and warrants or your account at the nominee is credited with the common stock and warrants.

If you exercise your subscription rights in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate and warrant as soon as practicable after [●], 2010, or such later date to which the rights offering may be extended.  If your shares are held by a broker, dealer, custodian bank or other nominee and you exercise your subscription rights, your account with your nominee will be credited with the shares of our common stock and warrants you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date to which the rights offering may be extended.  Until your stock certificates and warrants have been delivered or your account is credited, you may not be able to sell your shares or warrants even though we expect the common stock and warrants issued in the rights offering will be listed for trading on the OTC Bulletin Board.  The price of our common stock and/or warrants may decline between the time you decide to sell your shares and/or warrants and the time you are actually able to sell your shares and/or warrants.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We currently anticipate that we will use the net proceeds of the rights offering for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development.  Our management may allocate the proceeds among these purposes as it deems appropriate.  In addition, market factors may require our management to allocate portions of the proceeds for other purposes.  Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately.  It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

The rights offering does not require a minimum amount of proceeds for us to close the offering, which means that if you exercise your rights, you may acquire additional shares of our common stock when we continue to require additional capital.

There is no minimum amount of proceeds required to complete the rights offering and your exercise of your subscription rights is irrevocable.  Therefore, if you exercise the basic subscription right or the over-subscription right, but we do not sell the entire amount of securities being offered in this rights offering and the rights offering is not fully subscribed, you may be investing in a company that continues to require additional capital.

Risks Relating to the Ownership of Our Common Stock

The market price of our common stock has been and may continue to be volatile.

The trading price of our common stock has been and may continue to be highly volatile and could be subject to wide fluctuations in response to various factors.  Some of the factors that may cause the market price of our common stock to fluctuate include:

·	fluctuations in our quarterly financial and operating results or the quarterly financial results of companies perceived to be similar to us;

·	changes in estimates of our financial results or recommendations by securities analysts;

·	changes in general economic, industry and market conditions;

·	failure of any of our products to achieve or maintain market acceptance;

·	changes in market valuations of similar companies;

·	success of competitive products;

·	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

·	announcements by us or our competitors of significant products, contracts, acquisitions or strategic alliances;

·	regulatory developments in the United States, foreign countries or both;

·	litigation involving our company, our general industry or both;

·	additions or departures of key personnel; and

·	investors’ general perception of us.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations.  If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business.  We do not control these analysts.  If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline.  If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Anti-takeover provisions in our charter documents and Utah law could discourage delay or prevent a change of control of our company and may affect the trading price of our common stock.

We are a Utah corporation and the anti-takeover provisions of the Utah Control Shares Acquisition Act may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition.  In addition, our Amended and Restated Articles of Incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that shareholders may consider favorable.  Among other things, our Amended and Restated Articles of Incorporation and bylaws:

·	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

·
provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office, except a vacancy occurring by reason of the removal of a director without cause shall be filled by vote of the shareholders; and

·	limit who may call special meetings of shareholders.
These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our shareholders.

We do not currently intend to pay dividends on our common stock and, consequently, the ability to achieve a return on an investment in our common stock will depend on appreciation in the price of our common stock.

We do not expect to pay cash dividends on our common stock.  Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, contractual restrictions, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant.  We may not generate sufficient cash from operations in the future to pay dividends on our common stock.

Our common stock was delisted from NYSE Amex LLC and is currently listed for trading on the Over-the-counter Bulletin Board.

Prior to November 13, 2009, our common stock was listed for trading on NYSE Amex LLC, or the Exchange, under the symbol “TKO.”  On May 18, 2009, we received a letter from the Exchange notifying us that we were out of compliance with the Exchange’s continued listing standards due to the impairment of our existing financial condition.  In the opinion of the Exchange, our historical losses in relation to our overall operations and existing financial resources caused our financial condition to become so impaired that it appeared questionable as to whether we would be able to continue operations and/or meet our obligations as they mature.  On June 25, 2009, we submitted a plan to the Exchange advising of the actions we had taken, and planned to take, that would bring us into compliance with the applicable listing standards within the six month cure period.  On August 27, 2009, we were notified of the Exchange’s intention to delist our common stock because our plan did not reasonably demonstrate the ability to regain compliance with the continued listing standards of the Exchange.  On November 3, 2009, we received notice from the Exchange informing us that the Hearing Panel had confirmed the Staff’s recommendation that our common stock be delisted from the Exchange.  After considering the costs to us of compliance with the continued listing requirements of the Exchange and other factors, we determined that it was not in the best interests of our company and our shareholders to appeal the delisting of our common stock from the Exchange and approved the voluntary delisting of the securities.  The Exchange suspended trading in our common stock effective at the open of business on November 13, 2009, at which time our common stock began trading on the Over-the-Counter market’s Pink Sheets under the symbol “TKOI.PK.”  On December 7, 2009, we received FINRA approval for trading on the OTC Bulletin Board.  Our common stock began trading on the OTC Bulletin Board on December 8, 2009 under the symbol “TKOI.”  The delisting of our common stock from the Exchange may have had a negative impact on the market’s perception of our company and could also adversely affect our stock price, trading volume, and ability to effect financing and strategic transactions, such as private placements or public offerings of our securities and acquisitions of complementary businesses through shares of our common stock.  In addition, our stockholders’ ability to trade or obtain quotations on our shares may be more limited than they otherwise would be if our common stock were listed on the Exchange because of lower trading volumes and transaction delays on the OTC Bulletin Board.

Our common stock may be subject to “Penny Stock” restrictions.

If the price of our common stock remains at less than $5 per share, we will be subject to so-called penny stock rules which could decrease our stock’s market liquidity.  The Securities and Exchange Commission has adopted regulations which define a “penny stock” to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a written declaration of suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities.  Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Those requirements could adversely affect the market liquidity of such stock.  There can be no assurance that the price of our common stock will rise above $5 per share so as to avoid these regulations.

We have a large number of shares of common stock underlying outstanding debentures and warrants that may become available for future sale, and the sale of these shares may result in dilution.

As of January 31, 2010, we had 96,563,771 shares of common stock issued and outstanding.  In addition, as of that date, YA Global held secured convertible debentures in an aggregate principal amount of $1,606,023, which we refer to as the Debentures, under which the principal and accrued interest may be converted into an estimated 11,152,938 shares of common stock at current market prices, and outstanding warrants to purchase up to 4,621,212 shares of common stock.  The number of shares of common stock issuable upon conversion of the Debentures may increase if the market price of our common stock declines. The number of shares of common stock issuable by us to YA Global pursuant to the terms of the Debentures, all other debentures and the warrants issued to holders of the Debentures cannot exceed an aggregate of 19.99% of the total issued and outstanding shares (calculated in accordance with applicable principal market rules and regulations) of our common stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the common stock), unless we first obtain shareholder approval.  We refer to this limitation as the Exchange Cap.  The Exchange Cap is applicable for conversion of the Debentures and exercises of the warrants, in the aggregate, and we are not obligated to issue any shares of common stock upon conversion of the Debentures or exercise of the warrants in excess of the Exchange Cap unless and until we first obtain shareholder approval to exceed the Exchange Cap.  On May 28, 2009, our shareholders voted against a proposal to remove the Exchange Cap, which would have allowed YA Global to potentially acquire in excess of 19.99% of the outstanding shares of our common stock.  If our shareholders later approve the removal of the Exchange Cap, all of the shares, including all of the shares issuable upon conversion of the Debentures and upon exercise of our warrants, may be sold without restriction.  The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our outstanding debentures held by YA Global may encourage investors to make short sales in our common stock, which could have a negative effect on the price of our common stock.

Due to the Exchange Cap, we are not currently under an obligation to issue shares of common stock to YA Global upon conversion of the Debentures.  If, however, our shareholders approve removal of the Exchange Cap, the Debentures would be convertible into shares of our common stock at a 10% discount to the ten day volume weighted average trading price of the common stock prior to the conversion.  The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors.  This could place further downward pressure on the price of our common stock.  The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause further downward pressure on the stock price.  In addition, not only the sale of shares issued upon conversion or exercise of outstanding convertible debt, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of our common stock.

The issuance of additional shares of common stock upon conversion of the Debentures and the exercise of outstanding warrants may cause immediate and substantial dilution to our existing shareholders.

Due to the Exchange Cap, we are not currently under an obligation to issue shares of common stock to YA Global upon conversion of the Debentures.  If, however, our shareholders approve the removal of the Exchange Cap, this may result in substantial dilution to the interests of other shareholders because the holders of the Debentures and related warrants may ultimately convert the full outstanding amount under the Debentures into shares of common stock, exercise the warrants in full and sell the shares of common stock issued upon such conversion and exercise.  Although YA Global may not convert its Debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent YA Global from converting and/or exercising some of its holdings and then converting the rest of its holdings.  In this way, YA Global could sell more than 4.99% of our outstanding common stock while never holding more than this limit.  If the Exchange Cap is removed, there is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

Further issuances of equity securities may be dilutive to current stockholders.

Although the funds that were raised in our debenture offerings, the note offerings and the private placement are being used for general working capital purposes, it is likely that we will be required to seek additional capital in the future. This capital funding could involve one or more types of equity securities, including convertible debt, common or convertible preferred stock and warrants to acquire common or preferred stock. Such equity securities could be issued at or below the then-prevailing market price for our common stock. Any issuance of additional shares of our common stock will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

The exercise of options and warrants outstanding and available for issuance may adversely affect the market price of our common stock.

As of September 30, 2009, we had outstanding employee options to purchase a total of 6,120,883 shares of common stock at exercise prices ranging from $1.00 to $5.97 per share, with a weighted average exercise price of $1.56. As of September 30, 2009, we had outstanding non-employee options to purchase a total of 740,000 shares of common stock at an exercise price of $1.00 per share. As of September 30, 2009, we had warrants outstanding to purchase a total of 7,677,767 shares of common stock at exercise prices ranging from $0.58 to $4.17 per share, with a weighted average exercise price of $2.35. The exercise of outstanding options and warrants and the sale in the public market of the shares purchased upon such exercise will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

Risks Related to Our Business

The industry within which we operate is intensely competitive and rapidly evolving.

We operate in a highly competitive, quickly changing environment, and our future success will depend on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance in the markets within which we compete.  We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

Delays in product development and introduction could result in:

·	loss of or delay in revenue and loss of market share;

·	negative publicity and damage to our reputation and the reputation of our product offerings; and

·	decline in the average selling price of our products.

Government regulation of our products could impair our ability to sell such products in certain markets.

The rules of the Federal Communications Commission, or FCC, permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.  Differing technical requirements apply to “Class A” devices intended for use in commercial settings, and “Class B” devices intended for residential use to which more stringent standards apply.  An independent, FCC-certified testing lab has verified that our iWire System product suite complies with the FCC technical requirements for Class A and Class B digital devices.  No further testing of these devices is required, and the devices may be manufactured and marketed for commercial and residential use.  Additional devices designed by us for commercial and residential use will be subject to the FCC rules for unlicensed digital devices.  Moreover, if in the future, the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary.  Failure to comply with any FCC technical requirements could impair our ability to sell our products in certain markets and could have a negative impact on our business and results of operations.

Products sold by our competitors could become more popular than our products or render our products obsolete.

The market for our products and services is highly competitive.  Some of our competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources.  These competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than we can.  As a result, we may not be able to compete successfully with these competitors, and these competitors may develop or market technologies and products that are more widely accepted than those being developed by us or that would render our products obsolete or noncompetitive.  We anticipate that competitors will also intensify their efforts to penetrate our target markets.  These competitors may have more advanced technology, more extensive distribution channels, stronger brand names, bigger promotional budgets and larger customer bases than we do.  These companies could devote more capital resources to develop, manufacture and market competing products than we could.  If any of these companies are successful in competing against us, our sales could decline, our margins could be negatively impacted, and we could lose market share, any of which could seriously harm our business, results of operations, and prospects.

We may not be able to obtain patents, which could have a material adverse effect on our business.

Our ability to compete effectively in the powerline technology industry will depend on our success in acquiring suitable patent protection.  We currently have several patents pending.  We also intend to file additional patent applications that we deem to be economically beneficial.  If we are not successful in obtaining patents, we will have limited protection against those who might copy our technology.  As a result, the failure to obtain patents could negatively impact our business, results of operations, and prospects.

Infringement by third parties on our proprietary technology and development of substantially equivalent proprietary technology by our competitors could negatively impact our business.

Our success depends partly on our ability to maintain patent and trade secret protection, to obtain future patents and licenses and to operate without infringing on the proprietary rights of third parties.  There can be no assurance that the measures we have taken to protect our intellectual property rights, including intellectual property rights of third parties integrated into our Telkonet iWire System product suite and Telkonet SmartEnergy products, will prevent misappropriation or circumvention.  In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that our existing patents, or any patents that may be issued in the future, will provide us with significant protection against competitors.  Moreover, there can be no assurance that any patents issued to, or licensed by, us will not be infringed upon or circumvented by others.  Infringement by third parties on our proprietary technology could negatively impact our business.  Moreover, litigation to establish the validity of patents, to assert infringement claims against others, and to defend against patent infringement claims can be expensive and time-consuming, even if the outcome is in our favor.  We also rely to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that we can meaningfully protect our rights to such unpatented proprietary technology.  If our competitors develop substantially equivalent technology, and we are unable to enforce any intellectual property rights with respect to such technology in a cost-effective manner or at all, our business and operations would suffer significant harm.

We may incur substantial damages due to litigation.

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We are currently a defendant in an action in which it is alleged that we have infringed the intellectual property rights of another party.  If it were determined that our products infringe the intellectual property rights of another, we could be required to pay substantial damages or be enjoined from licensing or using the infringing products or technology. Additionally, if it were determined that our products infringe the intellectual property rights of others, we would need to obtain licenses from these parties or substantially re-engineer our products in order to avoid infringement. We might not be able to obtain the necessary licenses on acceptable terms or at all, or to re-engineer our products successfully. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products.

We are also currently defending an action alleging that we are in breach of an obligation to make severance payments to a former executive.  If it is determined that we are in breach of any such obligation, we could be required to pay substantial damages to our former executive.

We depend on a small team of senior management, and it may have difficulty attracting and retaining additional personnel.

Our future success will depend in large part upon the continued services and performance of senior management and other key personnel.  If we lose the services of any member of our senior management team, our overall operations could be materially and adversely affected.  In addition, our future success will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, purchasing and customer service personnel when they are needed.  Competition for these individuals is intense.  We cannot ensure that we will be able to successfully attract, integrate or retain sufficiently qualified personnel when the need arises.  Any failure to attract and retain the necessary technical, managerial, marketing, purchasing and customer service personnel could have a negative effect on our financial condition and results of operations.  On December 21, 2009, we announced a restructuring which includes the relocation of our offices from Germantown, Maryland to Milwaukee, Wisconsin, consolidating our business operations into a single location.  Also as part of the corporate restructuring, we announced that our Chief Financial Officer, Rick Leimbach, will be leaving our company to pursue other opportunities in the near future, although a departure date has yet to be established.  Until his departure date, Mr. Leimbach will continue to perform the duties and responsibilities customary and consistent with his position and will assist us in our transition.  If we are unable to satisfactorily replace Mr. Leimbach upon his departure, our overall operations could be materially and adversely affected.

Any acquisitions we make could result in difficulties in successfully managing our business and consequently harm our financial condition.

We may seek to expand by acquiring complementary businesses in our current or ancillary markets.  We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required.  We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices.  There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, without substantial costs, delays or other operational or financial difficulties. In addition, acquisitions involve a number of other risks, including:

·	failure of the acquired businesses to achieve expected results;

·	diversion of management’s attention and resources to acquisitions;

·	failure to retain key customers or personnel of the acquired businesses;

·	disappointing quality or functionality of acquired equipment and people: and

·	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation.  The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our inability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future acquisitions could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete acquisitions could substantially limit our operational and financial flexibility.  The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on the market value of our common stock which will vary, and our liquidity.  Using shares of our common stock for this purpose also may result in significant dilution to our then existing stockholders.  To the extent that we are unable to use our common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or additional equity financings.  No assurance can be given that we will be able to obtain the necessary capital to finance any acquisitions or our other cash needs.  If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion or redirect resources committed to internal purposes.  In addition to requiring funding for acquisitions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations.  Our failure to: (i) obtain additional capital on acceptable terms; (ii) use internally generated cash or debt to complete acquisitions because it significantly limits our operational or financial flexibility; or (iii) use shares of our common stock to make future acquisitions, may hinder our ability to actively pursue any acquisitions.

The restrictive covenants contained in the Securities Purchase Agreement pursuant to which the convertible debentures were sold contain restrictions that could limit our financing options.

The Securities Purchase Agreement pursuant to which the convertible debentures were sold contains limitations on our ability to engage in certain financing activities without the prior consent of the holders of the convertible debentures.  As a result of these restrictions, we may be unable to obtain the financing necessary to fund working capital, operating losses, capital expenditures or acquisitions.  The failure to obtain such financing could have a material adverse effect on our business and results of operations.

Potential fluctuations in operating results could have a negative effect on the price of our common stock.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including:
·	the level of use of the Internet;

·	the demand for high-tech goods;

·	the amount and timing of capital expenditures and other costs relating to the expansion of the our operations;

·	price competition or pricing changes in the industry;

·	technical difficulties or system downtime;

·	economic conditions specific to the internet and communications industry; and

·	general economic conditions.

Our quarterly results may also be significantly impacted by certain accounting treatment of acquisitions, financing transactions or other matters. Such accounting treatment could have a material impact on the our results of operations and have a negative impact on the price of our common stock.

We rely on a small number of customers and cannot be certain they will consistently purchase our products in the future.

One customer accounted for 10% of our revenues for the nine months ended September 30, 2009.  Two customers accounted for 39% of our revenues for the nine months ended December 31, 2008.  No other customer accounted for more than 10% of our revenues during those periods.  In the future, a small number of customers may continue to represent a significant portion of our total revenues in any given period. We cannot be certain that such customers will consistently purchase our products at any particular rate over any subsequent period.  A loss of any of these customers could adversely affect our financial performance.

We rely on a limited number of third party suppliers. If these companies fail to perform or experience delays, shortages, or increased demand for their products or services, we may face shortages, increased costs, and may be required to suspend deployment of our products and services.

We depend on a limited number of third party suppliers to provide the components and the equipment required to deliver our solutions.  If these providers fail to perform their obligations under our agreements with them or we are unable to renew these agreements, we may be forced to suspend the sale and deployment of our products and services and enrollment of new customers, which would have an adverse effect on our business, prospects, financial condition and operating results.

Our management and operational systems might be inadequate to handle our potential growth.

We may experience growth that could place a significant strain upon our management and operational systems and resources.  Failure to manage our growth effectively could have a material adverse effect upon our business, results of operations and financial condition.  Our ability to compete effectively and to manage future growth will require us to continue to improve our operational systems, organization and financial and management controls, reporting systems and procedures.  We may fail to make these improvements effectively.  Additionally, our efforts to make these improvements may divert the focus of our personnel.  We must integrate our key executives into a cohesive management team to expand our business.  If new hires perform poorly, or if we are unsuccessful in hiring, training and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed.  To manage the growth we will need to increase our operational and financial systems, procedures and controls.  Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations.  We may not be able to effectively manage such growth, and failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002.

We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002.  We concluded that, as of December 31, 2008, there were material weaknesses in our internal control over financial reporting relating to the lack of segregation of duties and the need for a stronger internal control environment, attributable to the small size of our accounting staff and continued integration of our 2007 acquisitions of Smart Systems International and EthoStream LLC.  We retained additional personnel and worked to remediate these deficiencies during fiscal 2009.  Notwithstanding those efforts we anticipate identifying additional material weaknesses in our internal control over financial reporting as we complete the audit of our 2009 financial statements.  A material weakness is a control deficiency, or a combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements would not be prevented or detected.  Until this deficiency in our internal control over financial reporting is remediated, there is reasonable possibility that a material misstatement to our annual or interim consolidated financial statements could occur and not be prevented or detected by our internal controls in a timely manner.

We may be affected if the United States participates in wars or military or other action or by international terrorism.

Involvement in a war or other military action or acts of terrorism may cause significant disruption to commerce throughout the world.  To the extent that such disruptions result in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending on information technology, (iii) our inability to effectively market and distribute our services or products or (iv) our inability to access capital markets, our business and results of operations could be materially and adversely affected.  We are unable to predict whether the involvement in a war or other military action will result in any long-term commercial disruptions or if such involvement or responses will have any long-term material adverse effect on our business, results of operations, or financial condition.

Our exposure to the credit risk of our customers and suppliers may adversely affect our financial results.

We sell our products to customers that have in the past, and may in the future, experience financial difficulties, particularly in light of the recent global economic downturn. If our customers experience financial difficulties, we could have difficulty recovering amounts owed to us from these customers. While we perform credit evaluations and adjust credit limits based upon each customer’s payment history and credit worthiness, such programs may not be effective in reducing our exposure to credit risk. We evaluate the collectability of accounts receivable, and based on this evaluation make adjustments to the allowance for doubtful accounts for expected losses. Actual bad debt write-offs may differ from our estimates, which may have a material adverse effect on our financial condition, operating results and cash flows.

Our suppliers may also experience financial difficulties, which could result in our having difficulty sourcing the materials and components we use in producing our products and providing our services. If we encounter such difficulties, we may not be able to produce our products for our customers in a timely fashion which could have an adverse effect on our results of operations, financial condition and cash flows.

The recent deterioration of the economy and credit markets may adversely affect our future results of operations.

Our operations and performance depend to some degree on general economic conditions and their impact on our customers’ finances and purchase decisions.  As a result of recent economic events, potential customers may elect to defer purchases of capital equipment items, such as the products we manufacture and supply.  Additionally, the credit markets and the financial services industry have been experiencing a period of upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States government. While the ultimate outcome of these events cannot be predicted, it may have a material adverse effect on our customers’ ability to fund their operations thus adversely impacting their ability to purchase our products or to pay for our products on a timely basis, if at all.  These and other economic factors could have a material adverse effect on demand for our products, the collection of payments for our products and on our financial condition and operating results.

Risks Relating to Our Financial Results and Need for Financing

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated April 1, 2009, our independent auditors stated that our financial statements for the year ended December 31, 2008 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern.  Our auditors’ doubts are based on our net losses and deficits in cash flows from operations.  We continue to experience net operating losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible.  Our continued net operating losses and our auditors’ doubts increase the difficulty of our meeting such goals.  If we are not successful in raising sufficient additional capital, we may not be able to continue as a going concern and our stockholders may lose their entire investment.

We have a limited number of shares of common stock available for future issuance which could adversely affect our ability to raise capital or consummate acquisitions.

We are currently authorized to issue 155,000,000 shares of common stock under our Articles of Incorporation.  As of January 31, 2010, we have outstanding 96,563,771 shares of common stock, or approximately 122,828,353 shares of common stock after giving effect to the assumed exercise of all outstanding warrants and options and assumed conversion of preferred stock.  After giving effect to the rights offering, assuming we sell all of the shares of common stock and warrants offered under this prospectus, we would have [●] shares of common stock outstanding, or approximately [●] shares of common stock outstanding after giving effect to the assumed exercise of all outstanding warrants and options and assumed conversion of preferred stock.  Due to the limited number of authorized shares available for issuance and because of the significant competition for acquisitions, we may not able to consummate an acquisition until we increase the number of shares we are authorized to issue.  To facilitate the possibility and flexibility of raising of additional capital or the completion of potential acquisitions, we would need to seek shareholder approval to increase the number of our authorized shares of common stock.  We can provide no assurance that we will succeed in amending our Articles of Incorporation to increase the number of shares of common stock we are authorized to issue.  If we are not successful in raising sufficient additional capital, we may not be able to continue as a going concern and our shareholders may lose their entire investment.

We have a history of operating losses and an accumulated deficit and expect to continue to incur losses for the foreseeable future.

Since inception through September 30, 2009, we have incurred cumulative losses of $110,639,175 and have never generated enough funds through operations to support our business.  Because of the numerous risks and uncertainties associated with our technology, the industry in which we operate, and other factors, we are unable to predict the extent of any future losses or when we will become profitable, if ever.  If we are unable to generate sufficient revenues from our operations to meet our working capital requirements for the next twelve months, we expect to finance our future cash needs through public or private equity offerings, debt financings and interest income earned on our cash balances.  We cannot be certain that additional funding will be available on acceptable terms, or at all.

Our business activities might require additional financing that might not be obtainable on acceptable terms, if at all, which could have a material adverse effect on our financial condition, liquidity and our ability to operate going forward.

We believe that the anticipated net proceeds from this offering and cash flow from operations will be sufficient to meet our working capital, capital expenditure and other cash needs indefinitely. However, if we do not meet our business plan targets, we might need to raise additional capital from public or private equity or debt sources in order to finance future growth, including the expansion of service within existing markets and to new markets, which can be capital intensive, as well as unanticipated working capital needs and capital expenditure requirements.

The actual amount of capital required to fund our operations and development may vary materially from our estimates. If our operations fail to generate the cash that we expect, we may have to seek additional capital to fund our business. If we are required to obtain additional funding in the future, we may have to sell assets, seek debt financing or obtain additional equity capital. In addition, any indebtedness we incur in the future could subject us to restrictive covenants limiting our flexibility in planning for, or reacting to changes in, our business. If we do not comply with such covenants, our lenders could accelerate repayment of our debt or restrict our access to further borrowings. If we raise funds by selling more stock, your ownership in us will be diluted, and we may grant future investors rights superior to those of the common stock that you are purchasing. If we are unable to obtain additional capital when needed, we may have to delay, modify or abandon some of our expansion plans. This could slow our growth, negatively affect our ability to compete in our industry and adversely affect our financial condition.

A significant portion of our total assets consists of goodwill, which is subject to a periodic impairment analysis, and a significant impairment determination in any future period could have an adverse effect on our results of operations even without a significant loss of revenue or increase in cash expenses attributable to such period.

We have goodwill totaling approximately $12.7 million at September 30, 2009 resulting from recent and past acquisitions.  We evaluate this goodwill for impairment based on the fair value of the operating business units to which this goodwill relates at least once a year.  This estimated fair value could change if we are unable to achieve operating results at the levels that have been forecasted, the market valuation of those business units decreases based on transactions involving similar companies, or there is a permanent, negative change in the market demand for the services offered by the business units.  These changes could result in an impairment of the existing goodwill balance that could require a material non-cash charge to our results of operations.

Our failure to comply with restrictive covenants under our revolving credit facilities and other debt instruments could trigger prepayment obligations.

Our failure to comply with the restrictive covenants under our revolving credit facilities and other debt instruments could result in an event of default, which, if not cured or waived, could result in us being required to repay these borrowings before their due date.  If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected by increased costs and rates.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

We have substantial debt, and our debt agreements contain certain events of default and are secured by all of our assets.

As of September 30, 2009, our indebtedness totaled approximately $2.4 million, excluding advances on our factoring lines of approximately $793,000.  As a result, we incur significant interest expense.  We had $1.6 million of outstanding term debt that matures in May 2011, approximately $500,000 of our outstanding revolver debt that matures in September 2010, and a $300,000 loan that matures in December 2016.

Our debt agreements contain certain events of default, including, among other things, failure to pay, violation of covenants, and certain other expressly enumerated events.  Additionally, we have granted to YA Global and Thermo Credit a first priority security interest in substantially all of our assets, while the State of Wisconsin holds a subordinated interest in our assets.

The degree to which we are leveraged could have important consequences, including the following:

·
our ability to obtain additional financing in the future for operations, capital expenditures, potential acquisitions, and other purposes may be limited, or financing may not be available on terms favorable to us or at all;

·
a substantial portion of our cash flows from operations must be used to pay our interest expense and repay our debt, which reduces the funds that would otherwise be available to us for our operations and future business opportunities; and

·	our ability to continue operations at the current level could be negatively affected if we cannot refinance our obligations before their due date.

A default under any of our debt agreements could result in acceleration of debt payments and permit the lender to foreclose on our assets.  We cannot assure you that we will be able to maintain compliance with these covenants.  Failure to maintain compliance could have a material adverse impact on our financial position, results of operations and cash flow.

The terms of our outstanding Debentures put significant restrictions on our ability to:

·	pay cash dividends to our stockholders;

·	incur additional indebtedness;

·	permit liens on assets or conduct sales of assets; and

·	engage in transactions with affiliates.

These significant restrictions could have negative consequences, such as:

·	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

·	we may be unable to refinance our indebtedness on terms acceptable to us, or at all; and

·	we may be more vulnerable to economic downturns, which would limit our ability to withstand competitive pressures.

Moreover, any additional debt financing pursued by us may contain terms that include more restrictive covenants, require repayment on an accelerated schedule or impose other obligations that limit the ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

We require a waiver under our line of credit facility, without which we will be in default of our line of credit facility.

In September 2008, we entered into a two-year line of credit facility with a third party financial institution.  Among other things, we agreed with the lender that (i) for each monthly period subsequent to March 31, 2009, we will maintain a ratio of cash flow to scheduled principal payments plus all accrued interest and related fee on funded debt of not less than 1.00 to 1.00 as of the end of each fiscal quarter (which we refer to as the minimum cash flow to debt service ratio)  and (ii) we will maintain a tangible net worth of not less than $14,400,000 as of the last day of each fiscal quarter (which we refer to as the tangible net worth requirement).  On November 11, 2009, we received a notice of waiver of the minimum cash flow to debt service ratio and the tangible net worth requirement under the line of credit facility.  The waiver was in effect as of September 30, 2009 and continued for the 90 day period thereafter.  We intend to seek an extension of the waiver through December 31, 2009 and for the 90 day period thereafter.   We have no assurance that we will be granted a further extension.  In the event we are unable to obtain an extension of the waiver we will be in default of the minimum cash flow to debt service ratio and the tangible net worth requirement.  A default could result in acceleration of debt payments and permit the lender to foreclose on our assets.

USE OF PROCEEDS

Assuming the maximum offering amount of $[●] is subscribed for in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $[●], after deducting expenses related to this offering payable by us estimated at approximately $[●], including dealer-manager fees.  Assuming that the maximum offering amount is subscribed for in the rights offering, and all of the related warrants are exercised, we would receive $[●] of proceeds from the exercise of all of the warrants for [●] shares at the stated exercise price of $[●] per share.  There can be no assurances that all of the subscription rights or warrants will be exercised in full.

We intend to use the proceeds of the rights offering for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development.  Pending use of the net proceeds from this offering described above, we intend to invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.  Any proceeds received by us from exercises of the warrants will be used for the same purpose and in the same manner.

CAPITALIZATION

The following table describes our capitalization as of September 30, 2009, on an actual basis and on a pro forma, as-adjusted basis to give effect to the sale of all [●] shares of our common stock offered in the rights offering (but excluding any issuance of shares of common stock upon exercise of related warrants), assuming a subscription price of $[●] per share, and our receipt of net proceeds from that sale after deducting estimated offering expenses payable by us of approximately $[●].

This table should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	As of September 30, 2009(1)
	Actual (unaudited)	As Adjusted

Current and long-term debt	$2,355,764

Stockholders’ equity
Preferred stock, par value $.001 per share; 15,000,000 shares authorized; none issued and outstanding
Common stock, $0.001 par value; 155,000,000 shares authorized; 96,563,771 shares issued and outstanding	96,564
Additional paid-in capital	119,296,304
Accumulated deficit	(110,639,175)

Total stockholders’ equity	8,753,693

Total capitalization	$11,109,457
_____________________________
(1)
Excludes 215 shares of Series A convertible redeemable preferred stock, which are convertible into an aggregate of 2,961,429 shares of our common stock, and warrants to purchase an aggregate of 1,628,800 shares of common stock issued in connection with a private placement completed on November 17, 2009.  Also excludes 7,440,570 shares issuable upon the exercise of options granted pursuant to our Stock Option Plan, 3,703,642 shares reserved for issuance in connection with future grants under our Stock Option Plan and 12,158,941 shares reserved for issuance upon the exercise of warrants and conversion of our outstanding convertible debentures of which 4,621,212 shares reserved for issuance cannot be issued unless our stockholders remove the 20% limitation on the number of shares pursuant to the exercise of warrants and commission of debentures issued to YA Global.

DILUTION

Purchasers of our common stock in the rights offering (and upon exercise of the warrants issued pursuant to this rights offering) will experience an immediate dilution of the net tangible book value per share of our common stock.  Our net tangible book value as of September 30, 2009 was approximately negative $(5,116,000), or negative $(.05) per share of our common stock (based upon 96,563,771 shares of our common stock outstanding).  Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.  Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering of a maximum of [●] shares and after deducting estimated offering expenses payable by us of $[●], and the application of the estimated $[●] of net proceeds from the rights offering, our pro forma net tangible book value as of  September 30, 2009 would have been approximately $[●],  or $[●] per share.  This represents an immediate increase in pro forma net tangible book value to existing shareholders of $[●] per share and an immediate dilution to purchasers in the rights offering of $[●] per share.

The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of [●] shares at the subscription price of $[●] per share but excluding any issuance of shares of common stock upon exercise of warrants issued in the rights offering):

Post-offering net tangible book value per share	$	[●]	(1)
Pre-offering net tangible book value per share	$	[●]	(2)
Pro forma increase in book value per share attributable to new investors	$
Offering price per share	$	[●]
Post-offering net tangible book value per share	$	[●]	(1)
Pro forma decrease in book value per share experienced by new investors	$	[●]
_____________________________
(1)
Determined by adding to our pre-offering net tangible assets of $[●] the amount of $[●] representing the net proceeds of the offering and dividing the sum of these amounts by the post-offering outstanding common stock totaling [●] shares (including [●] shares of common stock issuable upon conversion of outstanding preferred stock).

(2)
Determined by dividing our pre-offering net tangible assets of $[●] by our pre-offering outstanding common stock totaling [●] shares (including [●] shares of common stock issuable upon conversion of outstanding preferred stock).

DETERMINATION OF OFFERING PRICE

The anticipated subscription price of $[●] per share of common stock and warrant offered in the rights offering was determined by our board of directors, in consultation with our dealer-manager, Source Capital Group, Inc.  We did not seek or obtain an opinion of a financial advisor in establishing the subscription price.  The subscription price will not necessarily be related to our book value, tangible book value, multiple of earnings or any other established criteria of fair value and may or may not be considered the fair value of our common stock to be offered in the rights offering.  You should not assume or expect that, after the rights offering, our shares of common stock or warrants will trade at or above the subscription price in any given time period.

The market price of our common stock may decline during or after the rights offering, and you may not be able to sell the underlying shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price.  You should obtain a current quote for our common stock before exercising your subscription rights and make your assessment of our business and financial condition, our prospects for the future and the terms of this rights offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the accompanying financial statements and related notes thereto.

Overview

Telkonet, Inc. was formed in 1999 and is incorporated under the laws of the state of Utah.  We develop, manufacture and sell proprietary energy efficiency and smart grid networking technology products and platforms that have helped position us as a leading clean technology provider.

We began as a developer of powerline communications, or PLC, technology.  Our proprietary, patented PLC products utilize a building’s internal electrical wiring to form a data communications network, turning power outlets into data ports while leaving the electrical functionality unaffected.  In 2003, we launched our PlugPlusInternet suite of products, designed to maximize the use of the existing electrical wiring in commercial buildings, such as hotels, schools, multi-dwelling units, government and military buildings and office buildings. Our PlugPlusInternet products provided high-speed Internet access throughout a building, utilizing the electrical wiring already in place, converting virtually every electrical outlet into a high-speed data network. The PlugPlusInternet product suite was comprised of the PlugPlus Gateway, the PlugPlus Coupler and the PlugPlus Modem, which together built an Internet delivery system throughout an entire building.  We received our first order for our PlugPlusInternet products in October 2003.

In March 2007, we completed two strategic acquisitions.  On March 15, 2007, we completed the acquisition of EthoStream, LLC, or EthoStream, a leading high-speed wireless Internet access, or HSIA, solutions and technology provider targeting the hospitality industry with a customer base then consisting of approximately 1,800 hotel and timeshare properties representing in excess of 180,000 guest rooms.  We acquired 100% of the outstanding membership units of EthoStream for a purchase price of $11,756,097, which was comprised of $2.0 million in cash and 3,459,609 shares of our common stock.  The entire stock portion of the purchase price was deposited into escrow upon closing to satisfy certain potential indemnification obligations of the sellers under the purchase agreement.  The shares held in escrow are distributable over the three years following the closing.

Our EthoStream Hospitality Network is now one of the largest hospitality HSIA service providers in the United States, with a customer base of approximately 2,300 properties representing over 200,000 hotel rooms.  This network has created a ready opportunity for us to market our energy efficiency solutions.  It also provides a marketing opportunity for our more traditional HSIA offerings, including the Telkonet iWire System.  The iWire System offers a fast and cost effective way to deliver commercial high-speed broadband access using a building’s existing electrical infrastructure to convert virtually every electrical outlet into a high-speed data port without the installation of additional wiring or major disruption of business activity.  The EthoStream Hospitality Network represents a significant portion of our hospitality growth and market share.  The EthoStream Hospitality Network is backed by a 24/7 U.S.-based in-house support center that uses integrated, web-based centralized management tools enabling proactive customer support.

While we continue to grow the EthoStream Hospitality Network, through our March 9, 2007 acquisition of Smart Systems International, or SSI, a leading manufacturer of in-room energy management systems for the hospitality industry with over 60,000 product installs as of the acquisition date, and the continued development of our PLC products, we have evolved into a “clean technology” company that develops, manufactures and sells proprietary energy efficiency and smart grid networking technology.  We acquired substantially all of the assets of SSI for cash and shares of our common stock having an aggregate value of $6,875,000.  The purchase price was comprised of $875,000 in cash and 2,227,273 shares of our common stock.  Of the stock issued in the transaction, 1,090,909 shares were held in an escrow account for a period of one year following the closing from which certain potential indemnification obligations under the purchase agreement could be satisfied.  The aggregate number of shares held in escrow was subject to adjustment upward or downward depending upon the trading price of our common stock during the one year period following the closing date.  On March 12, 2008, we released these shares from escrow, and on June 12, 2008 we issued an additional 1,882,225 shares pursuant to the adjustment provisions of the SSI asset purchase agreement.

Our Telkonet SmartEnergy, or TSE, and Networked Telkonet SmartEnergy, or NTSE, energy efficiency products incorporate our patented Recovery Time technology, allowing for the continuous monitoring of climate conditions to automatically adjust a room’s temperature accounting for the presence or absence of an occupant.  Our SmartEnergy products save energy while at the same time ensuring occupant comfort.  This technology is particularly attractive to our customers in the hospitality area, as well as the education, healthcare and government/military markets, who are continually seeking ways to reduce costs without impacting building occupant comfort.  By reducing energy usage automatically when a space is unoccupied, our customers are able to realize a significant cost savings without diminishing occupant comfort.  The hospitality, education, healthcare and government/military markets represent a significant audience for the occupancy-based energy management controls offered by the SmartEnergy platform and provide a large footprint for utility-based consumption management.  This platform may also be integrated with property management systems, automation systems and load shedding initiatives to increase the savings recognized.  Working directly with management companies and utilities allows us to offer enhanced opportunities to our customers for savings and control.  Our energy management systems are dynamically lowering HVAC costs in over 180,000 rooms and are an integral part of the numerous state and federal energy efficiency and rebate programs.

Our smart grid networking technology, including the Telkonet iWire System and the 200 Mbps Telkonet Series 5 PLC products, use PLC technology to quickly, economically and non-disruptively transform a site’s existing internal electrical infrastructure into an internet protocol, or IP, network backbone.  Our PLC systems offer the hard-wired security and reliability of a CAT-5 cabled network, but without the cost, physical disturbance and business disruption of wiring CAT-5 or the security issues inherent to wireless systems.

The development of an industrial PLC product for use within the utility space has introduced a competitive alternative to traditional local area network, or LAN, solutions. By capitalizing on the shortcomings of previously available offerings, we have gained traction and opened a new market opportunity.  Our Series 5 SmartGrid networking technology provides a compelling solution for power substation automation, power generation, renewable facilities, manufacturing, and research environments by providing a rapidly-deployed, low cost alternative to structured cable, wireless and fiber.  Operating at 200 Mbps, our PLC platform offers a secure new competitive alternative in grid communications, enabling LAN infrastructure for power substation command and control, monitoring and grid management, transforming a traditional power management system into a “smart grid” that delivers electricity in a manner that can save energy, reduce cost and increase reliability.  By leveraging the existing electrical wiring within a facility to transport data, our PLC solutions enable facilities to deploy sensing and control systems to locations without the need for new network wiring, and without the security risks associated with wireless systems.

We employ direct and indirect sales channels in all areas of our business.  With a growing value-added reseller network, we continue to broaden our reach throughout the industry.  Utilizing key integrators and strategic OEM partners, we have been able to recognize significant success in each of our targeted markets.  With an increasing share of our business originating outside of the hospitality industry, we have proven the versatility of our technology and the savings that can be derived through the use of our products.

Discontinued Operations

On January 31, 2006, we acquired a 90% interest in Microwave Satellite Technologies, Inc. from Frank Matarazzo, its sole stockholder, in exchange for $1.8 million in cash and 1.6 million unregistered shares of our common stock, for an aggregate purchase price of $9,000,000.  The cash portion of the purchase price was paid in two installments, $900,000 at closing and $900,000 in February 2007.  The stock portion is payable from shares held in escrow, 400,000 shares of which were paid at closing and the remaining 1,200,000 reserve shares, which shall be issued based on the achievement of 3,300 video and data subscribers over a three year period from the closing (later extended to July 2009 pursuant to a May 2008 agreement between the parties).  The escrow agreement terminated on July 31, 2009.  As of August 14, 2009, we had issued 800,000 of the reserve shares.

On April 22, 2009, we completed the deconsolidation of our subsidiary, MSTI Holdings, Inc., or MSTI.  To effect the deconsolidation of MSTI, we were required to reduce our ownership percentage and board membership in MSTI.  On February 26, 2009, we executed a Stock Purchase Agreement pursuant to which we sold 2.8 million shares of MSTI common stock and as a result of this transaction, we reduced our beneficial ownership in MSTI from 58% to 49% of the issued and outstanding shares of MSTI common stock.  On April 22, 2009, Warren V. Musser and Thomas C. Lynch, members of our Board of Directors, submitted their resignations as directors of MSTI.  Because of these resignations we no longer control a majority of MSTI’s board of directors.  As a result of the deconsolidation, the financial statements and accompanying footnotes included in this prospectus include disclosures of the results of operations of MSTI, for all periods presented, as discontinued operations.

Loss on Long-Term Investments

Geeks on Call America, Inc.

On October 19, 2007, we completed the acquisition of approximately 30% of the issued and outstanding shares of common stock of Geeks on Call America, Inc., or GOCA, a provider of on-site computer services.  Under the terms of the stock purchase agreement, we acquired approximately 1,160,043 shares of GOCA common stock from several GOCA stockholders in exchange for 2,940,200 shares of our common stock for total consideration valued at approximately $4.5 million.  The number of shares issued in connection with this transaction was determined using a per share price equal to the average closing price of our common stock on the American Stock Exchange (AMEX) during the ten trading days immediately preceding the closing date.  The number of shares was subject to adjustment on the date we filed a registration statement for the shares issued in this transaction, which occurred on April 25, 2008.  The increase or decrease to the number of shares issued was determined using a per share price equal to the average closing price of our common stock on the AMEX during the ten trading days immediately preceding the date the registration statement was filed.  We accounted for this investment under the cost method, as we do not have the ability to exercise significant influence over operating and financial policies of GOCA.  On April 30, 2008, we issued an additional 3,046,425 shares of our common stock to the sellers of GOCA to satisfy the adjustment provision.

On February 8, 2008, Geeks on Call Acquisition Corp., a newly formed, wholly-owned subsidiary of Geeks On Call Holdings, Inc., (formerly Lightview, Inc.) merged with GOCA.  As a result of the merger, our common stock in GOCA was exchanged for shares of common stock of Geeks on Call Holdings Inc., or Geeks Holdings.  Immediately following the merger, Geeks Holdings completed a private placement of its common stock for aggregate gross proceeds of $3,000,000.  As a result of this transaction, our 30% interest in GOCA became an 18% interest in Geeks Holdings.  We have determined that our investment in Geeks Holdings is impaired because we believe that the fair market value of Geeks Holdings has permanently declined.  Accordingly, we wrote-off $4,098,514 during the year ended December 31 2008.  The remaining value of this investment amounted to $367,643 as of December 31, 2008.  Management has determined that the entire investment in GOCA is impaired and the remaining value of $367,653 was written off during the period ended September 30, 2009.

Multiband Corporation

On October 30, 2007, in lieu of a payment of $75,000, we accepted 30,000 shares of common stock of Multiband Corporation, a Minnesota-based communication services provider to multiple dwelling units.  We classify these securities as available for sale, and they are carried at fair market value.  During the year ended December 31, 2008, we recorded a loss of $6,500 on the sale of 5,000 shares of our investment in Multiband.  In addition, we recorded an unrealized loss of $32,750 due to a temporary decline in value of these securities.  The remaining value of this investment amounted to $29,750 as of December 31, 2008.  We sold our remaining investment in Multiband and recorded a loss of $29,371 in January 2009.

Private Placement

On November 19, 2009 we completed a private offering of our securities in which we sold 215 shares of our Series A convertible redeemable preferred stock, par value $0.001 per share, at $5,000 per share, and warrants to purchase an aggregate of 1,628,800 shares of our common stock at an exercise price of $0.33 per share, the volume-weighted average price of a share of our common stock for the 30-day period immediately preceding November 12, 2009, and received gross proceeds of $1,075,000.  Each share of Series A convertible redeemable preferred stock is convertible into approximately 13,774 shares of our common stock at a conversion price of $0.363 per share, 110% of the volume-weighted average price of our common stock for the 30-day period immediately preceding November 12, 2009.  Except as specifically provided or as otherwise required by law, the Series A convertible redeemable preferred stock will vote together with the common stock shares on an as-if-converted basis and not as a separate class.

We are utilizing the net proceeds from the sale of the Series A convertible redeemable preferred stock shares and the warrants for general working capital needs and to repay certain outstanding indebtedness, and to pay expenses of the offering as well as other general corporate capital purposes.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  On an ongoing basis, we evaluate significant estimates used in preparing our financial statements including those related to revenue recognition, guarantees and product warranties, stock based compensation and business combinations.  We base our estimates on historical experience, underlying run rates and various other assumptions that we believe to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.  Actual results could differ from these estimates. The following are critical judgments, assumptions, and estimates used in the preparation of the consolidated financial statements.

Revenue Recognition

For revenue from product sales, we recognize revenue in accordance with FASB’s Accounting Standards Codification, or ASC, 605-10, and ASC Topic 13 guidelines that require that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  We defer any revenue for which the product has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.  The guidelines also address the accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

For equipment under lease, revenue is recognized over the lease term for operating lease and rental contracts.  All of our leases are accounted for as operating leases.  At the inception of the lease, no lease revenue is recognized and the leased equipment and installation costs are capitalized and appear on the balance sheet as “Equipment Under Operating Leases.”  The capitalized cost of this equipment is depreciated from two to three years, on a straight-line basis down to our original estimate of the projected value of the equipment at the end of the scheduled lease term.  Monthly lease payments are recognized as rental income.

Revenue from sales-type leases for our EthoStream Hospitality Network products is recognized at the time of lessee acceptance, which follows installation.  We recognize revenue from sales-type leases at the net present value of future lease payments.  Revenue from operating leases is recognized ratably over the lease period.

Fair Value of Financial Instruments

In January 2008, we adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements.  Our adoption of these provisions did not have a material impact on our consolidated financial statements.  Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date.  The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability.  Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value.  Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.  We have categorized our financial assets and liabilities measured at fair value into a three-level hierarchy in accordance with these provisions.

Stock Based Compensation

        We account for our stock based awards in accordance with ASC 718 (formerly SFAS 123(R) “Share-Based Payment”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including employee stock options and restricted stock awards.

We estimate the fair value of stock options granted using the Black-Scholes valuation model. This model requires us to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in our consolidated statements of operations.

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of businesses acquired over fair value or net identifiable assets at the date of acquisition.  Goodwill is subject to a periodic impairment assessment by applying a fair value test based upon a two-step method.  The first step of the process compares the fair value of the reporting unit with the carrying value of the reporting unit, including any goodwill.  We utilize a discounted cash flow valuation methodology to determine the fair value of the reporting unit.  If the fair value of the reporting unit exceeds the carrying amount of the reporting unit, goodwill is deemed not to be impaired in which case the second step in the process is unnecessary.  If the carrying amount exceeds fair value, we perform the second step to measure the amount of impairment loss.  Any impairment loss is measured by comparing the implied fair value of goodwill with the carrying amount of goodwill at the reporting unit, with the excess of the carrying amount over the fair value recognized as an impairment loss.

Long-Lived Assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360-10 (formerly Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets). Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

Results of Operations

Three and Nine Months Ended September 30, 2009 Compared to Three and Nine Months Ended September 30, 2008

Revenues

The table below outlines our product versus recurring revenues for comparable periods:

	Three Months Ended
	September 30, 2009		September 30, 2008		Variance
		(Unaudited)

Product	$1,445,888	59%	$3,837,728	81%	$(2,391,840)	-62%
Recurring	991,130	41%	897,482	19%	93,648	10%
Total	$2,437,018	100%	$4,735,210	100%	$(2,298,192)	-49%

	Nine Months Ended
	September 30, 2009		September 30, 2008		Variance
		(Unaudited)

Product	$5,462,955	65%	$10,821,179	81%	$(5,358,224)	-50%
Recurring	2,982,384	35%	2,559,728	19%	422,656	17%
Total	$8,445,339	100%	$13,380,907	100%	$(4,935,568)	-37%

Product revenue

Product revenue principally arises from the sale and installation of SmartGrid and broadband networking equipment, including SmartEnergy technology, Telkonet Series 5 and Telkonet iWire products.  We market and sell to the hospitality, education, healthcare and government/military markets.  The Telkonet Series 5 and the Telkonet iWire products consist of the Telkonet Gateways, Telkonet Extenders, the patented Telkonet Coupler, and Telkonet iBridges.  The SmartEnergy product suite consists of thermostats, sensors, controllers, wireless networking products and a control platform.

For the three and nine months ended September 30, 2009, product revenue decreased by 62% and 50%, respectively, when compared to the prior year periods, primarily due to the prior year rollout of an energy management contract with a national hotel operator, which accounted for 16% and 34% of product revenue for the three and nine months ended September 30, 2008.  Product revenue for the three and nine months ended September 30, 2009 includes approximately $0.9 million and $3.6 million, respectively, attributed to the sale of energy management products, and approximately $400,000 and $1.5 million, respectively, from the sales of broadband networking products and services to the hospitality market.  In addition, product revenues for the three and nine months ended September 30, 2009 decreased overall due to the significant impact of the current economy on our target market, which has continued to cause delays in planned opportunities with new and existing customers.  Quarter over quarter revenue decreased by approximately 22% during the quarter ended September 30, 2009.

Recurring Revenue

Recurring revenue includes approximately 2,300 hotels in our broadband network portfolio.  We currently support over 200,000 HSIA rooms, with over 2.1 million monthly users.  For the three and nine months ended September 30, 2009, recurring revenue increased by 10% and 17%, respectively, when compared to the prior year periods.  We anticipate growth to our subscriber base as we deploy additional sites under contract and increase our strategic franchise and group alliances through the EthoStream Hospitality Network brand.

 Cost of Sales

	Three Months Ended
	September 30, 2009		September 30, 2008		Variance
		(Unaudited)

Product	$833,926	58%	$2,076,776	54%	$(1,242,850)	-60%
Recurring	348,321	35%	416,723	46%	(68,402)	-16%
Total	$1,182,247	49%	$2,493,499	53%	$(1,311,252)	-53%

	Nine Months Ended
	September 30, 2009		September 30, 2008		Variance
		(Unaudited)

Product	$2,942,748	54%	$6,800,627	63%	$(3,857,879)	-57%
Recurring	957,668	32%	1,274,786	50%	(317,118)	-25%
Total	$3,900,416	46%	$8,075,413	60%	$(4,174,997)	-52%

Product Costs

Product costs include equipment and installation labor related to the sale of SmartEnergy technology, Telkonet Series 5 and the Telkonet iWire products.  For the three and nine months ended September 30, 2009, product costs decreased by 60% and 57%, respectively, when compared to the prior year periods, primarily in connection with the decreased sales in the current year periods.  However, product costs increased as a percentage of revenue for the three months ended September 30, 2009, when compared to the prior year period because of increased contract labor costs.  For the nine months ended September 30, 2009, product revenue decreased as a percentage of revenue when compared to the prior year periods, which reflects the consolidation of operations in the Milwaukee, WI operations center.

Recurring Costs

For the three and nine months ended September 30, 2009, recurring costs decreased by 16% and 25%, respectively, when compared to the prior year periods, primarily due to the increase in efficiency in providing support services to customers in our EthoStream Hospitality Network through the Milwaukee, WI operations center.

Gross Profit

	Three Months Ended
	September 30, 2009		September 30, 2008		Variance
		(Unaudited)

Product	$611,962	42%	$1,760,952	46%	$(1,148,991)	-65%
Recurring	642,809	65%	480,759	54%	162,050	34%
Total	$1,254,771	51%	$2,241,711	47%	$(986,941)	-44%

	Nine Months Ended
	September 30, 2009		September 30, 2008		Variance
		(Unaudited)

Product	$2,520,207	46%	$4,020,552	37%	$(1,500,345)	-37%
Recurring	2,024,716	68%	1,284,942	50%	739,774	58%
Total	$4,544,923	54%	$5,304,494	40%	$(760,571)	-14%

Product Gross Profit

Gross profit margins for the three and nine months ended September 30, 2009 decreased from 46% to 42% and increased from 37% to 46%, respectively, when compared to the prior year periods.  We expect to maintain our product gross profit margins between 45% to 50% on our sales of energy management products and services, to hospitality, utility and government/military market customers.

Recurring Gross Profit

Gross profit margins associated with recurring revenue were 65% and 68% for the three and nine months ended September 30, 2009 respectively.  Gross profit margins on recurring revenue increased when compared to the prior year period due to a proportionate increase in recurring revenue and the consolidation of our customer support personnel in Milwaukee. The centralized remote monitoring and management platform and internal call support center has provided the platform to increase and maintain healthy profit margins on recurring revenue.

Operating Expenses

	Three Months Ended
	September 30, 2009	September 30, 2008	Variance
	(Unaudited)

Total	$2,147,694	$2,929,992	$(782,298)	-27%

	Nine Months Ended
	September 30, 2009	September 30, 2008	Variance
	(Unaudited)

Total	$6,361,277	$10,338,427	$(3,977,150)	-38%

During the three and nine months ended September 30, 2009, operating expenses decreased by 27% and 38%, respectively, when compared to the prior year periods.  This decrease is primarily related to the overall reduction in operating expenses beginning in 2008 in connection with the corporate restructuring, and the integration of engineering and reduction in overhead staffing at the corporate headquarters office.

Research and Development

	Three Months Ended
	September 30, 2009	September 30, 2008	Variance
	(Unaudited)

Total	$263,672	$509,418	$(245,746)	-48%

	Nine months Ended
	September 30, 2009	September 30, 2008	Variance
	(Unaudited)

Total	$761,950	$1,667,229	$(905,279)	-54%

Our research and development costs related to both present and future products are expensed in the period incurred.  Total expenses decreased for the three and nine months ended September 30, 2009 by approximately $246,000, or 48%, and $905,000, or 54%, respectively.  The research and development costs are associated with the development of the Telkonet Series 5 product suite and the integration of new applications to the Telkonet iWire System, and the development of next generation TSE and NTSE products.  The decrease in research and development costs was attributable to our ability to integrate our engineering resources following our acquisition of SSI and EthoStream which enabled us to reduce our overhead costs.

Selling, General and Administrative Expenses

	Three Months Ended
	September 30, 2009	September 30, 2008	Variance
	(Unaudited)

Total	$1,732,053	$2,123,035	$(390,982)	-18%

	Nine Months Ended
	September 30, 2009	September 30, 2008	Variance
	(Unaudited)

Total	$5,089,221	$7,268,375	$(2,179,154)	-30%

During the three and nine months ended September 30, 2009, selling, general and administrative expenses decreased over the comparable prior year periods by approximately 18% and 30%, respectively.  This decrease when compared to the prior year periods is primarily the result of the efficiencies in the organization resulting in reduced salary and related costs by $200,000 and $989,000, respectively, as well as other significant reductions in sales and marketing expenses of $183,000 and $635,000, respectively, professional fees of $3,800 and $231,000, office expenses of $31,000 and $126,000, and travel costs of $81,000 and $236,000.

Discontinued Operations

We had net income from discontinued operations of $6,296,851, or $0.07 per share, for the nine months ended September 30, 2009, compared to net loss from discontinued operations of $(3,412,656), or $(0.04) per share, for the nine months ended September 30, 2008.  Net income from discontinued operations for the nine months ended September 30, 2009 includes the gain on deconsolidation of $6,932,586, offset by MSTI’s net loss of $635,735 for the nine months ended September 30, 2009.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Revenues

The table below outlines our product versus recurring revenues for comparable periods:

	Year Ended December 31,
	2008		2007		Variance

Product	$13,043,114	79%	$8,774,869	76%	$4,268,245	49%
Recurring	3,515,887	21%	2,702,114	24%	813,773	30%
Total	$16,559,001	100%	$11,476,983	100%	$5,082,018	44%

Product revenue

For the year ended December 31, 2008, product revenue was approximately $13,043,000, and increased by 49% when compared to the prior year.  Product revenue for the year ended December 31, 2008 includes approximately $8,486,000 attributed to the sale of energy management products, and approximately $4,588,000 of broadband networking products and services to the hospitality market.  Our product revenues in the second half of 2008 were impacted by the difficult economic climate, in addition to the normal season sales cycle for our products and services.

Recurring Revenue

For the year ended December 31, 2008, recurring revenue was approximately $3,516,000, and increased by 30% when compared to the year ended December 31, 2007.  The increase of recurring revenue was primarily attributed to the recognition of twelve months of EthoStream’s recurring revenue in 2008 compared to nine months of EthoStream’s recurring revenue in recognized in 2007, following the acquisition of EthoStream in March 2007.

Cost of Sales

	Year ended December 31,
	2008		2007		Variance

Product	$8,105,304	62%	$6,866,429	78%	$1,238,875	18%
Recurring	1,680,832	48%	1,398,565	52%	282,267	20%
Total	9,786,136	59%	$8,264,994	72%	$1,521,142	18%

Product Costs

For the year ended December 31, 2008, product costs were approximately $8,105,000, and increased by 18% when compared to the prior year.  Overall product costs increased in connection with the increased sales to the hospitality, energy management and government markets; however, they decreased as a percentage of sales due to operating efficiencies and our reduced reliance on third party contract services.

Recurring Costs

For the year ended December 31, 2008, recurring costs were approximately $1,681,000, and increased by 20% when compared to the prior year.  This increase was primarily due to the increase in the hospitality customer base and the related recurring revenue.

Gross Profit

	Year ended December 31,
	2008		2007		Variance

Product	$4,937,810	38%	$1,908,440	22%	$3,029,370	159%
Recurring	1,835,055	52%	1,303,549	48%	531,506	41%
Total	$6,772,865	41%	$3,211,989	28%	$3,560,876	111%

Product Gross Profit

The gross profit for the year ended December 31, 2008 increased compared to the prior year period as a result of increased product sales and installations and represented 38% of product revenue.

Recurring Gross Profit

Our gross profit associated with recurring revenue increased for the year ended December 31, 2008, and represented approximately 52% of total recurring revenue.  The centralized remote monitoring and management platform and internal call support center has provided the platform to continue to increase the gross profit on recurring revenue.

Operating Expenses

	Year ended December 31,
	2008	2007	Variance

Total	$14,759,172	$18,207,560	$(3,448,388)	-19%

During the year ended December 31, 2008, operating expenses were approximately $14,759,000, and decreased by 19% when compared to the prior year.  The operating efficiencies achieved by us from the acquisitions of SSI and EthoStream in March 2007 have been offset by a $2,000,000 write down of EthoStream’s goodwill, resulting from the impact of the current recession on EthoStream’s valuation.

Research and Development

	Year ended December 31,
	2008	2007	Variance

Total	$2,036,129	$2,349,690	$(313,561)	-13%

Our research and development costs related to both present and future products are expensed in the period incurred.  Total expenses decreased for the year ended December 31, 2008 by approximately $314,000, or 13%.  The research and development costs were associated with the development of the Telkonet Series 5 product suite and the development of next generation TSE and NTSE products.

Selling, General and Administrative Expenses

	Year ended December 31,
	2008	2007	Variance

Total	$9,252,381	$13,752,003	$(4,499,622)	-33%

Selling, general and administrative expenses decreased for the year ended December 31, 2008 over the comparable prior year by approximately $4,500,000, or 33%.  This decrease was primarily the result of the efficiencies in the organization resulting in salary and related costs reductions as well as reduced travel costs, professional fees and rent and related costs, when compared to the prior year.

Discontinued Operations

We had a net loss from discontinued operations of $(7,905,302), or $(0.10) per share, for the year ended December 31, 2008, compared to net loss from discontinued operations of $(7,120,386), or $(0.11) per share, for the year ended December 31, 2007.

Liquidity and Capital Resources

We have financed our operations since inception primarily through private and public offerings of our equity securities, the issuance of various debt instruments and asset based lending.

Working Capital

Our working capital decreased by $1,060,900 during the nine months ended September 30, 2009 from a working capital deficit of $2,439,988 at December 31, 2008 to a working capital deficit of $3,500,889 at September 30, 2009, excluding working capital attributed to discontinued operations.  The decrease in working capital for the nine months ended September 30, 2009 is due to a combination of factors, of which the significant factors include:

·	Advances to our former subsidiary of approximately $305,000;

·	Net repayments on our line of credit of approximately $124,000; and

·	Working capital decreases related to our loss from continuing operations.

Business Loan

On September 11, 2009, we entered into a Loan Agreement to borrow an aggregate principal amount of $300,000 from the Wisconsin Department of Commerce, or the Department.  The outstanding principal balance on the loan bears interest at the annual rate of two percent (2.0%).  Payment of interest and principal is to be made in the following manner:  (a) payment of any and all interest that accrues from the date of disbursement commences on January 1, 2010 and continues on the first day of each consecutive month thereafter through and including December 31, 2010; (b) commencing on January 1, 2011 and continuing on the first day of each consecutive month thereafter through and including November 1, 2016, we are obligated to pay equal monthly installments of $4,426 each; followed by a final installment on December 1, 2016 which will include all remaining principal, accrued interest and other amounts owed by us to the Department under the Loan Agreement.  We may prepay amounts outstanding under the loan in whole or in part at any time without penalty.  The loan is secured by our assets and the proceeds from this loan will be used for our working capital requirements.  The outstanding borrowing under the agreement at September 30, 2009 was $300,000.

Line of Credit

In September 2008, we entered into a two-year line of credit facility with a third party financial institution.  The line of credit has an aggregate principal amount of $1,000,000 and is secured by our inventory.  The outstanding principal balance bears interest at the greater of (i) the Wall Street Journal Prime Rate plus nine percent (9%) per annum, adjusted on the date of any change in such prime or base rate, or (ii) sixteen percent (16%).  Interest is payable monthly in arrears on the last day of each month until maturity.  We may prepay amounts outstanding under the credit facility in whole or in part at any time.  In the event of such prepayment, the lender will be entitled to receive a prepayment fee of four percent (4.0%) of the highest aggregate loan commitment amount if prepayment occurs before the end of the first year and three percent (3.0%) if prepayment occurs thereafter.  The outstanding borrowing under the agreement at September 30, 2009 was $449,741.  We have incurred interest expense of $103,881 related to the line of credit for the nine months ended September 30, 2009.  The Prime Rate was 3.25% at September 30, 2009.

On November 11, 2009, we received a notice of waiver of the minimum cash flow to debt service ratio and the tangible net worth requirements under the line of credit facility.  The waiver was in effect as of September 30, 2009 and continued for the 90 day period thereafter.  We intend to seek an extension of the waiver through December 31, 2009 and for the 90 day period thereafter.

Convertible Debentures

On May 30, 2008, we entered into a Securities Purchase Agreement with YA Global pursuant to which we agreed to issue and sell to YA Global up to $3,500,000 of secured convertible debentures and warrants to purchase up to 2,500,000 shares of our common stock.  The sale of these debentures and warrants was effectuated in three separate closings, the first of which occurred on May 30, 2008, and the remainder of which occurred in July 2008.  At the May 30, 2008 closing, we sold debentures having an aggregate principal value of $1,500,000 and warrants to purchase 2,100,000 shares of our common stock.  In July 2008, we sold the remaining debentures, with an aggregate principal value of $2,000,000, and warrants to purchase 400,000 shares of our common stock.

The debentures accrue interest at a rate of 13% per annum and mature on May 29, 2011.  We may redeem the debentures at any time, in whole or in part, by paying a redemption premium equal to 15% of the principal amount of debentures being redeemed, so long as an “Equity Conditions Failure” (as defined in the debentures) is not occurring at the time of such redemption.  YA Global may also convert all or a portion of the debentures at any time at a price equal to the lesser of (i) $0.58, or (ii) ninety percent (90%) of the lowest volume weighted average price of our common stock during the ten trading days immediately preceding the conversion date.  The warrants expire five years from the date of issuance and entitle YA Global to purchase shares of our common stock at an exercise price per share of $0.61.

On February 20, 2009, we and YA Global entered into an Agreement of Clarification pursuant to which we agreed with YA Global that interest accrued as of December 31, 2008, in the amount of $191,887 would be added to the principal amount outstanding under the debentures and that each debenture be amended to reflect the applicable increase in principal amount.

On May 12, 2009, YA Global met the Exchange Cap for the conversion of its debentures, and thus could not receive additional shares of our common stock upon the conversion of its debentures or exercise of its warrants.  In the Agreement of Clarification, we agreed to seek shareholder approval to remove the Exchange Cap at our 2009 annual meeting of shareholders, which was held on May 28, 2009. On May 28, 2009, our shareholders voted against the proposal to remove the Exchange Cap, which would have allowed YA Global to potentially acquire in excess of 19.99% of the outstanding shares of our common stock.

Senior Note Payable

On July 24, 2007, we entered into a Senior Note Purchase Agreement with GRQ Consultants, Inc., or GRQ, pursuant to which we issued to GRQ a Senior Promissory Note in the aggregate principal amount of $1,500,000.  The note was due and payable on the earlier to occur of (i) the closing of our next financing, or (ii) January 28, 2008, and bore interest at a rate of six percent (6%) per annum.  We incurred approximately $25,000 in fees in connection with this transaction.  The net proceeds from the issuance of the Note were used for general working capital needs.  In connection with the issuance of the Note, we also issued to GRQ warrants to purchase 359,712 shares of common stock at $4.17 per share.  These warrants expire five years from the date of issuance.  On February 8, 2008, this note was repaid in full including $49,750 in interest from the issuance date through the date of repayment.

Proceeds from the issuance of common stock

During the nine months ended September 30, 2009, we received $71,526 from the exercise of common stock purchase warrants issued to various investors.

Cash flow analysis

Cash used in continuing operations was $72,506 during the nine months ended September 30, 2009, compared to cash used in continuing operations of $3,233,366 during the prior year period.  For the remainder of the year ended December 31, 2009, our primary capital needs are for operating expenses, including funds to support our business strategy, which primarily includes working capital necessary to fund inventory purchases, and reducing our trade payables.

We utilized cash for investing activities from continuing operations of $275,085 and $14,375 during the nine months ended September 30, 2009, and 2008, respectively.  During the nine months ended September 30, 2009, these activities involved intercompany loans to MSTI of approximately $305,000, which was partially offset by the sale of our remaining investment in Multiband for proceeds of $33,129.  During the nine months ended September 30, 2008, these expenditures were primarily due to the purchase of computer and related equipment.

We had cash from financing activities from continuing operations of $217,548 and $3,567,809 during the nine months ended September 30, 2009 and 2008, respectively.  During the nine months ended September 30, 2009, cash from financing activities was provided by a $300,000 business loan from the Wisconsin Department of Commerce, which was partially offset by net cash used of $124,000 for the repayment of our working capital line of credit used for inventory purchases, and $25,000 for the payment of financing costs related to the accounts receivable factoring program.  During the nine months ended September 30, 2008, the financing activities involved the sale of 2.5 million shares of common stock at $0.60 per share in a private placement for a total of $1,500,000, in February 2008, the proceeds of which were used to repay the outstanding principal amount on the GRQ Note.  Additionally, we sold debentures for gross proceeds of $3,500,000 in May 2008 and July 2008, and, in May 2008, we received a $400,000 loan from a private investor, which was offset by $462,566 in financing costs.

Cash utilized in continuing operations was $3,010,096 during the year ended December 31, 2008 compared to $10,543,735 during the year ended December 31, 2007, respectively.  The primary use of cash during the twelve months ended December 31, 2008 was for operating expenses.

We utilized cash for investing activities from continuing operations of $8,374 and $2,274,732 during the years ended December 31, 2008 and 2007, respectively.  During the year ended December 31, 2008, these expenditures were primarily due to the purchase of capital equipment and proceeds of $6,000 from the sale of our marketable securities.  In 2007, these expenditures primarily arose from the payment of the cash portion of the MSTI purchase price of $900,000, cash payments of $875,000 and $2,000,000, for the acquisitions of SSI and EthoStream, respectively, and $1,020,000 for the acquisition of Newport Telecommunications in July 2007 by our former MSTI subsidiary.  We received proceeds from the sale of our investment in BPL Global of $2,000,000 in November 2007.  Purchases of property and equipment amounted to $14,374 and $224,175 for the year ended December 31, 2008 and 2007, respectively.

We had cash from financing activities from continuing operations of $3,519,450 and $11,032,494 during the year ended December 31, 2008 and 2007, respectively.  The financing activities involved the sale of 2.5 million shares of common stock at $0.60 per share for a total of $1,500,000, in February 2008, the proceeds of which were used to repay the outstanding principal amount on the GRQ Note.  Additionally, we sold debentures for gross proceeds of $3,500,000 in May and July 2008, and we received a $400,000 loan from a private investor, which was offset by $462,511 in financing costs paid.  During the year ended December 31, 2007, the financing activities represented proceeds of $9,610,000, net of placement fees, from the sale of 4.0 million shares of common stock at $2.50 per share, the issuance of a senior note payable in the principal amount of $1,500,000 and proceeds from the exercise of stock options and warrants of $124,460.

We have reduced cash required for operations by reducing operating costs and reducing staff levels.  In addition, we are working to manage our current liabilities while we continue to make changes in operations to improve our cash flow and liquidity position.

Our registered independent certified public accountants have stated in their report dated April 1, 2009 that we have incurred operating losses in the past years, and that we are dependent upon management’s ability to develop profitable operations and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible.  These factors, among others, may raise substantial doubt about our ability to continue as a going concern.

Management expects that global economic conditions will continue to present a challenging operating environment through 2010.  To the extent permitted by working capital resources, management intends to continue making targeted investments in strategic operating and growth initiatives.  Working capital management will continue to be a high priority for 2010.

While we have been able to manage our working capital needs with the current credit facilities, additional financing is required in order to meet our current and projected cash flow requirements from operations.  We cannot predict whether this new financing will be in the form of equity or debt.  We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments.  If all of the subscription rights (including all over-subscription rights) are exercised in full, we estimate that the net proceeds to us from the rights offering described in this prospectus, after deducting estimated offering expenses, will be approximately $[●].  Other financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.  However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities.  Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.  Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.  If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations.  If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases.  Our inability or failure to do so could adversely affect our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor does it participate in any non-exchange traded contracts requiring fair value accounting treatment.

Acquisition or Disposition of Property and Equipment

During the nine months ended September 30, 2009, fixed assets and cost of equipment under operating leases decreased by $3,925, primarily from the transfer and disposal of computer equipment and peripherals used in day-to-day operations, net of equipment purchases.  We do not anticipate the sale or purchase of any significant property, plant or equipment during the next twelve months, other than computer equipment and peripherals to be used in our day-to-day operations.

We presently lease 16,400 square feet of commercial office space in Germantown, Maryland, but we are in the process of relocating our personnel to our new corporate headquarters consisting of approximately 12,000 square feet of office space in Milwaukee, Wisconsin, pursuant to a restructuring announced in December 2009.  The Germantown lease expires in December 2015.  We are currently actively pursuing a sublease for all or a portion of this office space for the remaining term of the lease.

THE RIGHTS OFFERING

Terms of the Offer

We are distributing, at no charge to the holders of our common stock, other than those who hold shares of our common stock solely as participants in the Telkonet, Inc. 401(k) Plan, and the holders of shares of our Series A convertible redeemable preferred stock, as of [●], 2010, the record date, transferable subscription rights to subscribe for shares of our common stock and warrants to purchase additional shares of our common stock.  Holders of common stock as of the record date will receive one transferable subscription right for every share of our common stock owned on the record date, or an aggregate of [●] rights.  In addition, holders of shares of our Series A convertible redeemable preferred stock as of the record date will receive one transferable subscription right for every share of our common stock into which shares of our Series A convertible redeemable preferred stock owned on the record date were convertible, or an aggregate of [●] rights.  Pursuant to the terms of the offering, the rights can only be exercised for a maximum of $[●] of subscription proceeds.

Each transferable subscription right entitles the holder (including holders of subscription rights acquired during the subscription period) to subscribe for one share of our common stock at the subscription price of $[●] per share and to receive a warrant to purchase one additional share of our common stock at $[●] or [●]% of the subscription price at any time until its expiration date of [●], 2015, which we refer to as the basic subscription right.

In addition, subscription rights holders who fully exercise their basic subscription rights will be entitled, subject to limitations, to subscribe for additional shares of our common stock that remain unsubscribed as a result of any unexercised basic subscription rights, which we refer to as the over-subscription right, at the same subscription price of $[●] per share.  The over-subscription right allows a holder to subscribe for an additional amount equal to up to [●]% of the shares and warrants for which such holder was otherwise entitled to subscribe.  If the basic subscription rights are exercised for an amount equal to or in excess of $[●], then no over-subscription rights will be fulfilled and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  If the basic subscription rights are exercised for an amount in excess of $[●], the basic subscription rights that have been exercised will be reduced on a pro-rata basis, subject to adjustment to eliminate fractional shares, so that the total exercise price of the basic subscription rights shall equal $[●], and any excess subscription amount received by the subscription agent will be returned, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  Subscription rights may only be exercised for whole numbers of shares of our common stock and warrants; no fractional shares of common stock will be issued in this offering.

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern time, on [●], 2010, which date we refer to as the expiration date.  We may extend the expiration date for up to an additional [●] trading days in our sole discretion.

To exercise subscription rights, holders must return the properly completed subscription rights certificate and any other required documents along with full payment of the subscription price for all shares for which subscriptions are exercised by the expiration date, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.  Any subscription rights not exercised by the expiration date will expire worthless without any payment to the holders of those unexercised subscription rights.

There is no minimum subscription amount required for consummation of this rights offering.  Unless our board of directors elects to increase the maximum offering amount, we will raise no more than $[●] of gross proceeds in this rights offering.  Our board of directors may cancel, modify, or amend this rights offering at any time prior to the expiration date for any reason.  In the event that we cancel the rights offering, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI.OB”  The shares of common stock issued in this rights offering and pursuant to the terms of the warrants will also be quoted on the OTC Bulletin Board under the same symbol.  The last reported sale price of our common stock on [●], 2010 was $[●] per share.  The subscription rights are transferable during the course of the subscription period, and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●].”  The warrants to be issued pursuant to this offering are separately transferable following their issuance and through their expiration on [●], 2015, and we intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●].”

For purposes of determining the number of shares of our common stock and warrants a subscription rights holder may acquire in this offering, brokers, dealers, custodian banks, trust companies or others whose shares are held of record by Cede & Co. or by any other depository or nominee will be deemed to be the holders of the subscription rights that are issued to Cede & Co. or the other depository or nominee on their behalf.

Allocation and Exercise of Over-Subscription Rights

In order to properly exercise an over-subscription right, a subscription rights holder must:  (i) indicate on its subscription rights certificate that it submits with respect to the exercise of the subscription rights issued to it how many additional shares it is willing to acquire pursuant to its over-subscription right and (ii) concurrently deliver the subscription payment related to its over-subscription right at the time it makes payment for its basic subscription right.

If there are sufficient remaining shares, all over-subscription requests will be honored in full.  If requests for shares pursuant to the over-subscription right exceed the remaining shares available, the available remaining shares will be allocated pro rata among subscription rights holders who over-subscribe based on the number of over-subscription shares to which they subscribe.  The percentage of remaining shares each over-subscribing rights holder may acquire will be rounded down to result in delivery of whole shares.  The allocation process will assure that the total number of remaining shares available for over-subscriptions is distributed on a pro rata basis.  The formula to be used in allocating the available excess shares is as follows:

Number of Over-Subscription Shares Subscribed to by Exercising Subscription Rights Holder	X	Shares Available for Subscription Rights Holders Exercising Their Over-Subscription Right
Total Number of Over-Subscription Shares Available for Subscription Rights Holders Exercising Their Over-Subscription Right

Subscription rights payments for basic subscriptions and over-subscriptions will be deposited upon receipt by the subscription agent and held in a segregated account with the subscription agent pending a final determination of the number of shares to be issued pursuant to the basic and over-subscription right.  If the pro rated amount of shares allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.  We will deliver certificates representing your shares of our common stock and warrants or credit your account at your nominee holder with shares of our common stock and warrants that you purchased pursuant to your basic and over-subscription right as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

Brokers, dealers, custodian banks, trust companies and other nominee holders of subscription rights will be required to certify to the subscription agent, before any over-subscription right may be exercised with respect to any particular beneficial owner, as to the aggregate number of subscription rights exercised pursuant to the basic subscription right and the number of shares subscribed for pursuant to the over-subscription right by such beneficial owner.

We will not offer or sell in connection with this offering any shares that are not subscribed for pursuant to the basic subscription right or the over-subscription right.

Pro Rata Allocation if Insufficient Shares are Available for Issuance

If we receive a sufficient number of subscriptions, the aggregate dollar amount of the exercises could exceed the maximum dollar amount of this offering.  In each case, we would reduce on a pro rata basis, the number of subscriptions we accept so that the gross proceeds of this offering will not exceed the maximum dollar amount of this offering.  In the event of any pro rata reduction, we would first reduce over-subscriptions prior to reducing basic subscriptions.

Expiration of the Rights Offering and Extensions, Amendments, and Termination

Expiration and Extensions.  You may exercise your subscription rights at any time before 5:00 p.m., Eastern time, on [●], 2010, the expiration date of the rights offering, unless extended.  Our board of directors may extend the expiration date for exercising your subscription rights for up to an additional [●] trading days in its sole discretion.  We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled expiration date.  If we extend the expiration date, you will have at least ten trading days during which to exercise your subscription rights.  Any extension of this offering will be followed as promptly as practicable by an announcement, and in no event later than 9:00 a.m., Eastern time, on the next business day following the previously scheduled expiration date.

Any subscription rights not exercised at or before that time will have no value and expire without any payment to the holders of those unexercised subscription rights.  Except as provided below under “— Guaranteed Delivery Procedures”, we will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.

Termination; Cancellation.  We may cancel or terminate the rights offering at any time prior to the expiration date.  Any cancellation or termination of this offering will be followed as promptly as practicable by an announcement of the cancelation or termination and any money received form subscribing rights holders will be returned as soon as practicable, without interest.

Amendment.  We reserve the right to amend or modify the terms of the rights offering at any time prior to the expiration date of the offering.

Waiver of Maximum Offering Amount

We may waive the maximum offering amount in our sole discretion.  If we elect to waive the maximum offering amount, we will issue a press release announcing such waiver no later than 9:00 a.m., Eastern time, on the next business day after the maximum offering amount has been subscribed.

Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering

Unless we otherwise agree in writing, a person or entity, together with related persons or entities, may not exercise subscription rights (including over-subscription rights) to purchase shares of our common stock that, when aggregated with their existing ownership, would result in such person or entity, together with any related persons or entities, owning in excess of twenty percent (20%) of our issued and outstanding shares of common stock following the closing of the transactions contemplated by this rights offering.

Reasons for the Rights Offering; Determination of the Offering Price

We are making the rights offering to raise funds for expanding our sales and marketing operations, general working capital purposes, potential acquisitions of complementary businesses and research and development (see “Use of Proceeds”).  Our board of directors has elected a rights offering over other types of financings because a rights offering provides our existing shareholders the opportunity to participate in this offering first, and our board of directors believes this will result in less dilution of our existing shareholders’ ownership interest in our company than if we issued securities to new investors.  Prior to approving the rights offering, our board of directors carefully considered current market conditions and financing opportunities, as well as the potential dilution of the ownership percentage of the existing holders of our common stock that may be caused by the rights offering.

After weighing the factors discussed above and the effect of the $[●] in additional capital, before expenses, that may be generated by the sale of shares of our common stock and warrants pursuant to the rights offering, our board of directors believes that the rights offering is in the best interests of our company.  Although we believe that the rights offering will strengthen our financial condition, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

The subscription price per share for the rights offering was set by our board of directors.  In determining the subscription price, the board of directors considered, among other things, the following factors:

·	our cash needs;

·	the historical and current market price of our common stock;

·	the fact that holders of subscription rights will have an over-subscription right;

·	the terms and expenses of this offering relative to other alternatives for raising capital, including fees payable to the dealer-manager and our advisors;

·	the size of this offering; and

·	the general condition of the securities market.

Information Agent

[●] will act as the information agent in connection with this offering.  The information agent does not make any recommendations as to whether or not you should exercise your subscription rights. The information agent will receive for its services a fee estimated to be approximately $[●] plus reimbursement of all reasonable out-of-pocket expenses related to this offering.  If you have any questions or need further information on this rights offering, please contact the information agent at the address below:

[●]

Subscription Agent

[●] will act as the subscription agent in connection with this offering.  The subscription agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $[●] plus reimbursement for all reasonable out-of-pocket expenses related to this offering.  The subscription agent does not make any recommendations as to whether or not you should exercise your subscription rights.  We have also agreed to indemnify the subscription agent against certain liabilities that it may incur in connection with this offering.

Completed subscription rights certificates must be sent together with full payment of the subscription price for all shares subscribed for through the exercise of the subscription right and the over-subscription right to the subscription agent by one of the methods described below.

We will accept only properly completed and duly executed subscription rights certificates actually received at any of the addresses listed below, at or prior to 5:00 p.m., Eastern time, on the expiration date of this offering, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.  See “Payment for Shares” below.  In this prospectus, close of business means 5:00 p.m., Eastern time, on the relevant date.

Subscription Rights Certificate Delivery Method	Address/Number

By Hand Delivery	[●]

By Mail/Overnight Carrier	[●]

Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by us.

Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this prospectus or subscription rights certificates may be directed to the information agent at its telephone number and address listed below:

[●]

Shareholders may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this offering.

Methods for Exercising Subscription Rights

Subscription rights are evidenced by subscription rights certificates, which may be physical certificates but will more likely be electronic certificates issued through the facilities of DTC.  Except as described below under “Foreign Shareholders,” the subscription certificates will be mailed to record date shareholders or, if a record date shareholder’s shares are held by a depository or nominee on his, her or its behalf, to such depository or nominee.  Subscription rights may be exercised by completing and signing the subscription rights certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription rights certificate to the subscription agent, together with payment in full for the shares at the subscription price by the expiration date of this offering, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures.  Completed subscription rights certificates and related payments must be received by the subscription agent prior to 5:00 p.m., Eastern time, on or before the expiration date, at the offices of the subscription agent at the address set forth above, unless delivery of the subscription rights certificate is effected pursuant to the guaranteed delivery procedures described below.

Exercise of the Over-Subscription Right

Subscription rights holders who fully exercise all basic subscription rights issued to them may participate in the over-subscription right by indicating on their subscription rights certificate the number of shares they are willing to acquire.  If sufficient remaining shares are available after the basic subscription, all over-subscriptions will be honored in full; otherwise, remaining shares will be allocated on a pro rata basis as described under “— Allocation and Exercise of Over-Subscription Rights” above.

Record Date Shareholders Whose Shares are Held by a Nominee

Record date shareholders whose shares are held by a nominee, such as a broker, dealer, custodian bank, trustee or other nominee, must contact that nominee to exercise their subscription rights.  In that case, the nominee will exercise the subscription rights on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “Payment for Shares” below.

You should complete and send to that record holder the applicable subscription documents from your record holder with the other rights offering materials. While we will not charge any fee or sales commission to subscription rights holders for exercising their subscription rights (other than the subscription price), if you exercise your subscription rights and/or sell any underlying shares of our common stock through a broker, dealer, custodian bank, trustee or other nominee, you are responsible for any fees charged by your broker, dealer, custodian bank, trustee or other nominee.

Nominees

Nominees, such as brokers, dealers, custodian banks, trustees or depositories for securities, who hold shares for the account of others, should notify the respective beneficial owners of the shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the subscription rights.  If the beneficial owner so instructs, the nominee should exercise the subscription rights on behalf of the beneficial owner and arrange for proper payment as described under “Payment for Shares” below.

All Exercises are Irrevocable

All exercises of subscription rights are irrevocable. Once you send in your subscription rights certificate or Notice of Guaranteed Delivery and payment, you cannot revoke the exercise of either your basic or over-subscription rights, even if the market price of our common stock is below the $[●] per share subscription price.  You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price of $[●] per share.

General

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding.  No alternative, conditional or contingent subscriptions will be accepted.  We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this rights offering or not in proper form or if the acceptance thereof or the issuance of shares of our common stock thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription rights certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.  We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Guaranteed Delivery Procedures

If you wish to exercise your subscription rights, but you will not be able to deliver your subscription rights certificate to the subscription agent prior to the expiration date of the offering, then you may nevertheless exercise the subscription rights if:

·	before the expiration date, the subscription agent receives:

	o	payment for the number of common shares you subscribe for pursuant to your basic subscription right and, if applicable, your oversubscription right; and

o
a guarantee notice from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or from a commercial bank or trust company having an office or correspondent in the United States, guaranteeing the delivery to the subscription agent of the subscription rights certificate evidencing the subscription rights to be exercised within three (3) trading days following the date of that notice; and

·	within this three (3) trading day period, the subscription agent receives the properly completed subscription rights certificate.

You may deliver the guarantee notice referred to above to the subscription agent in the same manner as you would deliver the subscription rights certificate.  You should refer to the form titled “Notice of Guaranteed Delivery For Subscription Rights Certificate,” which is provided with the “Instructions as to Use of Subscription Rights Certificates” distributed with the subscription rights certificate for the information and representations required in the guarantee notice.

Subscription Rights Will Trade Publicly

The subscription rights are transferable and we intend to apply for quotation of the subscription rights on the OTC Bulletin Board under the symbol “[●]” during the subscription period.

Foreign Shareholders

Subscription rights certificates will not be mailed to shareholders whose addresses are outside the United States, or who have an Army Post Office, or APO, address or Fleet Post Office, or FPO, address.  These shareholders will be sent written notice of this offering.  The subscription agent will hold the subscription rights to which those subscription rights certificates relate for these shareholders’ accounts, subject to these shareholders making satisfactory arrangements with the subscription agent for the exercise of the subscription rights, and follow the instructions of such shareholders for the exercise of the subscription rights if such instructions are received by the subscription agent at or before 11:00 a.m., Eastern time, on [●], 2010, three business days prior to the expiration date (or, if this offering is extended, on or before three business days prior to the extended expiration date).  If no instructions are received by the subscription agent by that time, the subscription rights will expire worthless without any payment to the holders of those unexercised rights.

Payment for Shares

A participating subscription rights holder may send the subscription rights certificate together with payment for the shares of our common stock and warrants subscribed for in the rights offering and any additional shares of our common stock and warrants subscribed for pursuant to the over-subscription right to the subscription agent based on the subscription price of $[●] per share of common stock and warrant.  Except as described above under “— Guaranteed Delivery Procedures”, to be accepted, the payment, together with a properly completed and executed subscription rights certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above (see “— Subscription Agent”), at or prior to 5:00 p.m., Eastern time, on the expiration date. Do not send subscription rights certificates, Notices of Guaranteed Delivery or payments to us.

All payments by a participating subscription rights holder must be in U.S. dollars by money order, check or bank draft drawn on a bank or branch located in the U.S. and payable to [●].  Payment also may be made by wire transfer to [●], with reference to the subscription rights holder’s name.  The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the shares.

The method of delivery of subscription rights certificates and payment of the subscription price to us will be at the election and risk of the participating subscription rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to 5:00 p.m., Eastern time, on the expiration date.  Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order or wire transfer.

Whichever of the methods described above is used, issuance of the shares purchased is subject to collection of checks and actual payment.

If a participating subscription rights holder who subscribes for shares as part of the subscription right or over-subscription right does not make payment of any amounts due by the expiration date, the subscription agent reserves the right to take any or all of the following actions:  (i) reallocate the shares to other participating subscription rights holders in accordance with the over-subscription right; (ii) apply any payment actually received by it from the participating subscription rights holder toward the purchase of the greatest whole number of shares which could be acquired by such participating subscription rights holder upon exercise of the basic subscription any over-subscription right; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed-for shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, whose determinations will be final and binding.  We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right.  Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion.  The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription rights certificates or incur any liability for failure to give such notification.

Participating subscription rights holders will have no right to rescind their subscription after receipt of their payment for shares.

Delivery of Stock Certificates

Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank, trustee or other nominee will have any shares and warrants that they acquire credited to the account of Cede & Co. or the other depository or nominee.  With respect to all other shareholders, stock certificates for all shares of our common stock and  warrants acquired will be mailed.  Any such mailing or crediting will occur as soon as practicable after the rights offering has expired, payment for the shares of common stock and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

ERISA Considerations

Retirement plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Internal Revenue Code, or the Code.  If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor.  The Employee Retirement Income Security Act of 1974, as amended, or ERISA, contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of subscription rights.  Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of subscription rights under ERISA and the Code.

Distribution Arrangements

Source Capital Group, Inc., the dealer-manager for this offering, is a broker-dealer and member of FINRA.  The principal business address of the dealer-manager is [●].

Under the terms and subject to the conditions contained in a dealer-manager agreement, the dealer-manager will provide marketing services in connection with this offering and will solicit the exercise of subscription rights and participation in the over-subscription right.  There is no minimum subscription amount required for consummation of this rights offering.  The dealer-manager is not underwriting or placing any of the subscription rights or the shares of our common stock being sold in this offering and does not make any recommendation with respect to such subscription rights or shares (including with respect to the exercise of such subscription rights).

Pursuant to the dealer-manager agreement, we are obligated to pay to the dealer-manager cash compensation equal to 8% of the gross proceeds of this offering and to issue to the dealer-manager five-year warrants to purchase shares of common stock representing up to 4% of the shares of common stock sold in this offering at an exercise price equal to 125% of the subscription price per share.  Such warrants will contain a cashless exercise feature permitting the dealer-manager to “pay” the exercise price of a portion of the underlying shares by surrendering a portion of the underlying shares having an “in the money” value equal to the exercise price so “paid”.  In addition, we will be obligated to indemnify the dealer-manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933.  In accordance with FINRA Rule 5110(g), the dealer-manager has agreed that for 180 days following the effective date of this offering, the dealer-manager will not sell, transfer, assign, pledge or hypothecate the warrants acquired by each of them, or subject such warrants to any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such warrants, except that such warrants may be transferred to any successor, manager or member of the applicable dealer-manager.  Under FINRA Rule 5110, such warrants are deemed to be an item of value.  In addition, we have agreed to reimburse the dealer-manager for certain expenses, including reasonable legal expenses, incurred in connection therewith.  Pursuant to the dealer-manager agreement, the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the dealer-manager.

Source Capital Group, Inc. may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Trading Prices

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “TKOI.”  From November 13, 2009 to December 7, 2009, our common stock was listed for trading on the pink sheets, a centralized quotation service maintained by Pink OTC Markets Inc., under the symbol “TKOI.PK.”  Between January 1, 2008 and November 12, 2009, our common stock was listed for trading on the NYSE AMEX LLC under the ticker symbol “TKO.”  As of February 10, 2010, the last reported sales price of our common stock on the OTC Bulletin Board was $0.21 per share.

The following table sets forth (1) the high and low bid prices for our common stock for the fourth quarter of 2009 and the interim period of the first quarter of 2010 and (2) the high and low sales prices for our common stock for all other periods indicated below.  The price information represents inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

	High	Low
Year Ending December 31, 2010
First Quarter (January 1 – February 10)	$0.21	$0.14
Year Ended December 31, 2009
First Quarter	$0.18	$0.07
Second Quarter	$0.24	$0.08
Third Quarter	$0.75	$0.09
Fourth Quarter	$0.47	$0.15
Year Ended December 31, 2008
First Quarter	$1.11	$0.57
Second Quarter	$1.02	$0.40
Third Quarter	$0.56	$0.24
Fourth Quarter	$0.33	$0.10

Record Holders

As of January 31, 2010, we had 241 shareholders of record and 96,563,771 shares of our common stock issued and outstanding.

Dividend Policy

We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

BUSINESS

Telkonet, Inc., formed in 1999 and incorporated under the laws of the state of Utah, develops, manufactures and sells proprietary energy efficiency and smart grid networking technology.  Our SmartEnergy and Series 5 SmartGrid networking technologies enable us to develop innovative clean technology products and have helped position us as a leading clean technology provider.

Our Telkonet SmartEnergy and Networked Telkonet SmartEnergy energy efficiency products incorporate our patented Recovery Time technology, allowing for the continuous monitoring of climate conditions to automatically adjust a room’s temperature accounting for the presence or absence of an occupant.  Our SmartEnergy products save energy while at the same time ensuring occupant comfort and extending equipment life expectancy.  This technology is particularly attractive to our customers in the hospitality industry, as well as the education, healthcare and government/military markets, who are continually seeking ways to reduce costs without impacting building occupant comfort.  By reducing energy usage automatically when a space is unoccupied, our customers can realize significant cost savings without diminishing occupant comfort.  This technology may also be integrated with property management systems and automation systems and used in load shedding initiatives providing management companies and utilities enhanced opportunity for cost savings and control.  Our energy management systems are lowering HVAC costs in over 180,000 rooms and qualify for numerous state and federal energy efficiency and rebate programs.

Our Series 5 SmartGrid networking technology allows commercial and consumer users to connect computers to a communications network using the existing low voltage building electrical grid. The Telkonet Series 5 SmartGrid networking technology uses powerline communications, or PLC, technology to transform a site’s existing internal electrical infrastructure into a communications backbone.  Operating at 200 Mbps, our PLC platform offers a secure alternative in grid communications, transforming a traditional electrical distribution system into a “smart grid” that delivers electricity in a manner that can save energy, reduce cost and increase reliability.

We leverage our relationships with utilities to market our Telkonet Series 5 SmartGrid networking technology for network control beyond the commercial and consumer space.  We believe the Telkonet Series 5 SmartGrid networking technology provides a compelling solution for substation automation, power generation, renewable facilities, manufacturing, and research environments, by providing a rapidly-deployed, low cost alternative to cable or fiber.  By leveraging the existing low voltage electrical wiring within a facility to transport data, our PLC solutions enable our customers to deploy sensing and control systems to locations without the need for new network wiring, and without the security risks inherent with wireless systems.

Our EthoStream Hospitality Network is now one of the largest hospitality HSIA service providers in the United States, with a customer base of more than 2,300 properties representing approximately 200,000 hotel rooms.  This network provides us with the opportunity to market our energy efficiency solutions.  It also provides a marketing opportunity for our more traditional HSIA offerings, including the Telkonet Series 5 PLC platform.  The Series 5 system offers a fast and cost effective way to deliver commercial high-speed broadband access using a building’s existing electrical infrastructure to convert virtually every electrical outlet into a high-speed data port without the installation of additional wiring or major disruption of business activity.  The EthoStream Hospitality Network is backed by a 24/7 U.S.-based in-house support center that uses integrated, web-based centralized management tools enabling proactive customer support.

We  employ direct and indirect sales channels in all areas of our business.  With a growing value-added reseller network, we continue to broaden our reach throughout the industry.  Utilizing key integrators and strategic OEM partners, we have been able to market and sell our products in each of our targeted market segments.

Our direct sales efforts target the hospitality, utility, education, commercial and government/military market segments.  Taking advantage of legislation, including the Energy Independence and Security Act of 2007, or EISA, and the Energy Policy Act of 2005, we have focused our sales efforts in areas with available public funding and incentives, such as rebate programs offered by utilities to the hospitality industry.  Through both our proprietary platform and technology and partnerships with energy efficiency providers, we intend to position our company as a leading provider of energy management solutions.

Products

We believe our energy efficiency product offering, with our patented Recovery Time technology, delivers significant benefits over competing products, including:

·
Maximum energy savings by evaluating each room’s environmental conditions, including room location, window placement, humidity, weather conditions, and operating efficiency of heating, ventilation and air conditioning, or HVAC, equipment,

·	Longer life and reduced maintenance of HVAC units through effective equipment monitoring,

·	Increased occupant comfort,

·	Speed and ease of installation, and

·	Wide range of HVAC system compatibility.

Based on these product features and capabilities, we have been awarded contracts in the utility, military and educational industries.  We believe that our partnerships with utility rebate programs provide us with a significant advantage over our competitors in the commercial occupancy-based energy management market.

Our SmartEnergy platform has been developed to maximize energy efficiency and savings.  The technology allows users to decrease heating and cooling expenses, extend equipment life and provide greater occupant comfort.  By providing Internet-based remote control over in-room energy management, SmartEnergy decreases the cost to operate an enterprise-wide system by reducing the need for onsite engineering resources.  In addition, the SmartEnergy platform can be integrated with property management systems and utility demand/response programs to recognize increased energy efficiency.

Given the population growth in the United States and the increasing demand for energy, we believe additional energy-related infrastructure will be needed.  We believe the use of smart grid technologies is an affordable alternative to building additional infrastructure because it leverages existing infrastructure, allowing additional energy savings.  While it will require investments that are not typical for utilities, we believe the long-term savings resulting from these investments will outweigh the costs.

We believe we are well positioned to play a pivotal role in the development of the smart grid.  The introduction of an industrial low voltage PLC product for use within the utility space has created a competitive alternative to current networking options.  We believe our Series 5 platform provides a compelling solution for use in the substation, storage, renewable and transmission and distribution environments because of its ability to utilize existing electrical wiring within the environment.

Our Series 5 PLC platform includes the following key features:

·	Multiple physical interfaces, including RS232, RS485 and Ethernet, enabling a wide range of devices to be networked;

·	Multiple utility-centric protocols supported, including DNP3, Modbus and IP;

·	Granular QOS support over traditional communications;

·	Ability to withstand extended temperature ranges and harsh outdoor environments;

·	Stringent security features;

·	Support for both AC and DC applications;

·	Significant speed performance through the use of the Intellon AV chipset; and

·	Flexible connection technology that avoids interruption of service through inductive coupling.

Our EthoStream Hospitality Network continues to enhance our position in the HSIA space.  We have established customer and vendor relationships with key participants in the hospitality industry, including Wyndham Hospitality, AmericInns, Carlson Hospitality, Intercontinental Hotels Group, Marcus Hospitality, Destination Hotels and Resorts, and Worldmark by Wyndham (formerly Trendwest Resorts).

Our EthoStream Gateway Servers provide industry-leading HSIA technology to the hospitality industry, with advanced features based on in-house product design and development, including the following:

·	Dual ISP bandwidth aggregation for faster overall speed;

·	ISP redundancy to eliminate network downtime;

·	Enhanced quality of service; and

·	Real-time meeting room scheduling.

We maintain a U.S.-based customer support center that operates 24 hours a day, seven days a week, and employs a dedicated, in-house support team that uses integrated, web-based centralized management tools enabling proactive support.  We believe our customer service offerings, along with established relationships through our vendor agreements with some of the largest hospitality franchises, distinguish us from our competitors in the hospitality HSIA industry.

We believe that growth of the EthoStream Hospitality Network will be derived from two key areas:

·	New customer growth within the full-service hospitality market and through additional preferred vendor agreements with franchisors; and

·	Ongoing sales to current customers through integration of additional in-room technologies such as lighting, telephony, media centers and energy management products.

Industry Outlook

The National Institute of Standards and Technology, or NIST, an agency of the U.S. Department of Commerce, has been chartered under EISA to identify and evaluate existing standards, measurement methods, technologies and other support toward SmartGrid adoption.  The agency will also be preparing a report to Congress recommending areas where standards need to be developed.  We believe these initiatives validate the need for our platform and technology.

The hospitality industry is our largest customer base with more than 2,300 properties representing approximately 200,000 hotel rooms.  Through its continued expansion, the EthoStream Hospitality Network is attracting additional customers in the full service segment of the market.  This audience provides us with significant access to potential SmartEnergy customers.  We continue to expand our operations in this market, providing energy management services to greater than 180,000 units overall to date.

Our most rapidly emerging market is the educational industry.  In July 2008 we entered into an agreement New York University under which New York University uses our networked SmartEnergy products to centrally manage energy consumption in its dormitories.  We worked with the University to use existing building infrastructure to remotely manage and track energy consumption.  As of February 10, 2010, our products were installed in more than 2,200 rooms across five buildings.  Our program with New York University has enabled us to demonstrate the cost savings of using our products in dormitories.

The educational industry represents more than 2.7 million housing units according to  the U.S. Department of Education, National Center for Education Statistics, Integrated Postsecondary Education Data System (IPEDS).  We believe that our SmartEnergy platform is an important tool  for participants in the educational industry seeking to control  student-related energy costs.  We  have focused our sales efforts on members of the educational industry who are seeking to expand their energy efficiency initiatives.

The government and military market segments have also seen significant growth in energy conservation and renewables development.  This movement is attributed to programs including the American Recovery and Reinvestment Act, or ARRA, and the Energy Independence and Security Act.  Our SmartEnergy platform has been successfully incorporated into the energy management initiatives in military housing and deployments.  We have recognized success through both our value-added reseller network and direct sales and continue to target available public funding for energy initiatives within these industries.

Healthcare is an additional emerging market for energy management.  We have been working closely with operators and developers to integrate our SmartEnergy energy management initiatives into efficiency opportunities supported by state and federal energy programs.  Offering a commercial environment similar to the hospitality or educational housing markets, the increasing growth of the elderly and assisted living markets presents attractive potential for energy management.  This market is expected to grow rapidly over the next several years due to its energy saving potential.

We believe that the utility industry is one of the fastest developing market segments in the United States.  With more than $4.5 billion being released to the industry through the American Reinvestment and Recovery Act of 2009 for SmartGrid development and $414 million in investment through 2009, the utility industry has become a growing percentage of our revenue, both through direct sales to utilities and partnerships with energy service companies executing state and local energy efficiency programs.

We continue to strengthen our focus on our targeted market segments in order to expand market share and take advantage of existing incentives for energy management.  We expect continued expansion in the space and specifically in commercial segments due to increasing state and federal programs promoting energy efficiency.

Competition

We currently compete primarily within commercial and industrial markets, including hospitality, education, healthcare and government and military.  Within each market, we offer savings through our occupancy-based energy efficiency products.  Our products offer significant competitive benefits when compared with alternative offerings including Building Automation or Building Management Systems, or BAS or BMS, static temperature occupancy-based systems and high-efficiency HVAC systems.

           We participate in a relatively small competitive field in the hospitality industry, with the majority of the energy management sales handled by fewer than seven manufacturers.  The key competitors in the market segment are Onity, Inc. Inncom International Inc. and Control4, with each offering comparable products to our standalone and networked SmartEnergy products.  Telkonet SmartEnergy’s key differentiators in the hospitality segment include:

·	Recovery Time technology;

·	Networked SmartEnergy platform;

·	Integration with property management systems.

The educational space is a relatively new market for occupancy-based controls.  We have introduced our SmartEnergy system for use within student dormitories, which traditionally have been an environment for BAS or BMS systems.  Since the dormitory environment is very similar to the hospitality market, we can offer similarly scaled energy savings.  Since the market is still in its infancy, very few comparable offerings have entered the market but competitors within the hospitality segment are beginning to respond.  Our SmartEnergy platform provides a significant advantage within the educational industry through:

·	Reduced cost as compared to BMS/BAS systems;

·	Ease of installation relative to traditional wired systems; and

·	Range of product compatibility.

The healthcare and government/military markets are very similar in scope when relating to energy management systems.  A key differentiator in these environments is the specific implementation that is being considered.  Each market utilizes BAS/BMS for wide scale energy efficiency initiatives.  When specifically addressing housing environments including elderly care and assisted living environments and military dormitories or barracks, Telkonet’s SmartEnergy platform is able to provide increased energy savings and efficiency.  Competitors operating in the BAS/BMS space include Johnson Controls, Siemens, Trane and others.

Telkonet’s Series 5 SmartGrid networking products are targeted largely at the utility industry with a particular emphasis on the substation environment.  Competitors in this space are providers of traditional wired connectivity including fiber, coax and Cat5 and Cat6 and wireless technologies, including cellular and wifi. Some of the specific products used within this space include RuggedCom, AT&T and Radius.

Telkonet’s EthoStream Hospitality Network competes with a wide variety of companies in the hospitality industry ranging from media companies to traditional HSIA solution providers.  Although this industry is very widespread, according to publicly available data, only a few providers offer HSIA services to greater than 1000 individual hospitality properties.  Those competitors include Guest-tek, Lodgenet, iBahn and Superclick.  Telkonet’s competitive advantage in the space includes its end-to-end approach to its service platform as well as its industry-leading hospitality HSIA gateway and web-based control center.

Raw Materials

While we are dependent, in certain situations, on a limited number of vendors to provide certain raw materials and components, we have not experienced significant problems or issues purchasing any essential materials, parts or components.  We obtain the majority of our raw materials from the following suppliers: Arrow Electronics, Avnet Electronics Marketing, Digi-Key Corporation, Intellon Corporation, and Versa Technology.  In addition, Superior Manufacturing Services, a U.S. based company, provides substantially all the manufacturing and assembly requirements for Telkonet iWire System and ATR Manufacturing, a Chinese company, provides substantially all the manufacturing requirements for the Telkonet SmartEnergy products.

Customers

We are neither limited to, nor reliant upon, a single or narrowly segmented consumer base from which we derive our revenues.  Our current primary focus is in the hospitality, commercial, education, utility, healthcare and government/military markets and expanding into the consumer market.

For the nine months ended September 30, 2009, revenue from one major customer approximated $839,000, or 10%, of our total revenues.  Revenue from three major customers approximated $6,782,000, or 51%, of our total revenues for the nine months ended September 30, 2008.  Continual recurring revenue distributed across a network of greater than 2,300 customers approximated $2,982,000 for the nine months ended September 30, 2009.

Revenue from two major customers approximated $6,375,000, or 39%, of total revenues for the year ending December 31, 2008.  Revenue from one major customer approximated $1,437,000, or 13%, of total revenues for the year ending December 31, 2007.

Intellectual Property

We acquired certain intellectual property in the SSI acquisition, including, but not limited to, Patent No: 5,395,042, titled “Apparatus and Method for automatic climate control,” and Patent No. D569,279, titled “Thermostat.  Patent No: 5,395,042 which was issued by the United States Patent Trademark Office in March, 1995.  This invention calculates and records the amount of time needed for the thermostat to return the room temperature to the occupant’s set point once a person re-enters the room.  Patent No. D569,279 issued by the United States Patent and Trademark Office in May, 2008 was granted on the ornamental design of a thermostat device.

We have also applied for patents that cover the unique technology integrated into the Telkonet iWire SystemTM and Series 5 product suite.  We also continue to identify, design and develop enhancements to our core technologies that will provide additional functionality, diversification of application and desirability for current and future users of the Telkonet iWire System and Series 5 product suite.

In December 2003, we received approval from the U.S. Patent and Trademark Office for our “Method and Apparatus for Providing Telephonic Communication Services” Patent No.: 6,668,058.  This invention covers the utilization of an electrical power grid, for a concentration of electrical power consumers, and use of existing consumer power lines to provide for a worldwide voice and data telephony exchange.

In December 2005, the United States Patent and Trademark Office issued Patent No: 6,975,212 titled “Method and Apparatus for Attaching Power Line Communications to Customer Premises”.  The patent covers the method and apparatus for modifying a three-phase power distribution network in a building in order to provide data communications by using a PLC signal to an electrical central location point of the power distribution system.  Telkonet’s Coupler technology enables the conversion of electrical outlets into high-speed data ports without costly installation, additional wiring, or significant disruption of business activity.  The Coupler is an integral component of the Telkonet iWire SystemTM and Series 5 product suites.

In August 2006, the United States Patent and Trademark Office issued Patent No: 7,091,831, titled “Method and Apparatus for Attaching Power Line Communications to Customer Premises.”  The patented technology incorporates a safety disconnect circuit breaker into the Telkonet Coupler, creating a single streamlined unit. In doing so, installation of the Telkonet iWire System  is faster, more efficient, and more economical than with separate disconnect switches, delivering optimal signal quality.  The Telkonet Integrated Coupler Breaker patent covers the unique technique used for interfacing and coupling its communication devices onto the three-phase electrical systems that are predominant in commercial buildings.

In January 2007, the United States Patent and Trademark Office issued Patent No: 7,170,395 titled “Methods and Apparatus for Attaching Power Line Communications to Customer Premises” for Delta phase power distribution system applications, which are prevalent in the maritime industry, shipboard systems, along with that of heavy industrial plants and facilities.

In addition, we currently have multiple patent applications under examination, and intend to file additional patent applications covering a wide range of technologies, including that of improved network topologies and techniques for imposing LANs over existing wired infrastructure.

There can be no assurance that any of our current or future patent applications will be granted, or, if granted, that such patents will provide necessary protection for our technology or our product offerings, or be of commercial benefit to us.

Government Regulation

We are subject to regulation in the United States by the Federal Communications Commission, or FCC.  FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.

In January 2003, we received FCC approval to market the Telkonet iWire System product suite. FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.  An independent, FCC-certified testing lab has verified our Gateway complies with the FCC technical requirements for Class A digital devices.  No further testing of this device is required and the device may be manufactured and marketed for commercial use.

In March 2005, we received final certification of our Telkonet iWire System product suite from European Union, or EU, authorities, which certification was required before we could sell and permanently install the Telkonet iWire System in EU countries. As a result of the certification, the Telkonet iWire System™  that will be sold and installed in EU countries will bear the Conformite Europeen (CE) mark, a symbol that demonstrates that the product has met the EU’s regulatory standards and is approved for sale within the EU.

In June 2005, we received the National Institute of Standards and Technology Federal Information Processing Standard, or FIPS, 140-2 validation for the Gateway.  In July 2005, we received FIPS 140-2 validation for the eXtender and iBridge.  The U.S. federal government requires, as a condition to purchasing certain information processing applications, that such applications receive FIPS 140-2 validation.  U.S. federal agencies use FIPS 140-2 compliant products for the protection of sensitive information.  As a result of the foregoing validations, as of July 2005, all of our powerline carrier products have satisfied all governmental requirements for security certification and are eligible for purchase by the U.S. federal government.  In addition to the foregoing, Canadian provincial authorities use FIPS 140-2 compliant products for the protection of sensitive designate information.  The Communications-Electronics Security Group, or CESG, also has stated that FIPS 140-2 compliant products meet its security criteria for use in data traffic categorized as “Private.”  CESG is part of the United Kingdom’s National Technical Authority for Information Assurance, which is a government agency responsible for validating the security of information processing applications for the government of the United Kingdom, financial institutions, healthcare organizations, and international governments, among others.

In November 2005, we received the Norma Official Mexicana certification, enabling us to sell the iWire System product suite in Mexico.

Future products designed by us will require testing for compliance with FCC and CE compliance.  Moreover, if in the future, the FCC or EU changes its technical requirements, further testing and/or modifications may be necessary in order to achieve compliance.

Research & Development

During the nine months ended September 30, 2009 and the year ended December 31, 2008, we spent $761,950 and $2,036,129 respectively, on research and development activities.  In 2009 and 2008, research and development activities were largely focused on the development of Telkonet’s SmartEnergy technology, first integrating mesh networking technologies for remote access and control over the product as well as a comprehensive  web-based platform for control, monitoring and management.  The primary focus for development within the EthoStream Hospitality Network was related to features required by full-service hospitality customers including enhanced Dual-WAN support, idle user checking for increased property cross-marketing, and integration with external systems to allow payment, authentication, or quality of service differentiation among customers. Advancements in our Series 5 product line include the introduction of a low-cost CPE device to expand the potential customer base, advancements in coupling technology that allow customers to install Series 5 without disconnecting power and development of a new DIN-rail style mounting bracket to ease installation in utility substations.

Other Information

Employees

As of February 1, 2010, we had 92 full-time employees.  We intend to hire additional personnel to meet future operating requirements, when and if our financial resources permit. We anticipate that we may need to hire additional staff in the areas of customer support, field services, engineering, sales and marketing, and administration.

Environmental Matters

We do not anticipate any material effect on our capital expenditures, earnings or competitive position due to compliance with government regulations involving environmental matters.

Properties

We lease 12,000 square feet of commercial office space, storage and manufacturing in Milwaukee, Wisconsin as our corporate headquarters for a monthly rental of $17,289.  The Milwaukee lease expires in February 2019.   In connection with our restructuring, we are in the process of relocating our personnel from Germantown, Maryland to Milwaukee.

We also presently lease 16,400 square feet of commercial office space in Germantown, Maryland for a monthly rental of $18,327.  This lease expires in December 2015. As a result of our relocation to Milwaukee, we are actively looking to sublease all or a portion of the Germantown space for the balance of the lease term.

Legal Proceedings

Linksmart Wireless Technology, LLC v. T-Mobile USA, Inc., et al,

On July 1, 2008, Linksmart Wireless Technology, LLC, or Linksmart, filed a civil lawsuit in the Eastern District of Texas against EthoStream, LLC, our wholly-owned subsidiary and 22 other defendants (Linksmart Wireless Technology, LLC v. T-Mobile USA, Inc., et al, U.S. District Court, for the Eastern District of Texas, Marshall Division, No.2:08-cv-00264-TJW-CE).  This lawsuit alleges that the defendants’ services infringe a wireless network security patent held by Linksmart. Linksmart seeks a permanent injunction enjoining the defendants from infringing, inducing the infringement of, or contributing to the infringement of its patent, an award of damages and attorney’s fees.

On August 1, 2008, we timely filed an answer to the complaint denying the allegations. On February 27, 2009, the United States Patent Office ("USPTO") granted a reexamination request.  Based upon four highly relevant and material prior art references that had not been considered by the USPTO in its initial examination, it found a “substantial new question of patentability” affecting all claims of the patent allegedly infringed upon.  There is a possibility that the claims of the patent will be cancelled or narrowed during the reexamination which may result in the narrowing or elimination of some and possibly all of the issues in the pending litigation.  The case is currently in discovery.  A mandatory mediation will likely be held in February or March, 2010.
Defendant Ramada Worldwide, Inc. provided us with notice of the suit and demanded that we defend and indemnify it pursuant to a vendor direct supplier agreement between EthoStream and WWC Supplier Services, Inc., a Ramada affiliate (wherein we agreed to indemnify, defend and hold Ramada harmless from and against claims of infringement).  After a review of that agreement, it was determined that Ethostream owes the duty to defend and indemnify and it has assumed Ramada’s defense.  An answer on Ramada’s behalf was filed in U.S. District Court, for the Eastern District of Texas, Marshall Division on September 19, 2008. The matter is currently pending in that court.

Ronald Pickett v. Telkonet, Inc.

On April 29, 2009, Ronald Pickett, our former chief executive officer, filed a lawsuit against us (Ronald Pickett v. Telkonet, Inc.), in the Circuit Court for Montgomery County, Maryland, Case No. 312683V, alleging that he is owed $258,053 in unpaid severance compensation and benefits and $63,000 in unpaid business and travel expenses and seeking an award of treble damages on the severance claim alleging that the claimed benefits constitute “wages” under the Maryland Wage Payment and Collection Act.  On August 31, 2009, we filed a motion to dismiss the action for failure to state a claim.  However, the court rejected our arguments, finding that Mr. Pickett had satisfied the minimum pleading requirements.  The matter is currently in discovery, which is scheduled to conclude by March 11, 2010.  A settlement/pretrial hearing is set for March 26, 2010 in the Circuit Court.

MANAGEMENT

The following table sets forth certain information with respect to our directors and executive officers as of February 12, 2010:

Name	Age	Position
Jason L. Tienor	35	President and Chief Executive Officer and Director
Richard J. Leimbach	41	Chief Financial Officer
Jeffrey J. Sobieski	33	Chief Operating Officer
Warren V. Musser	83	Director
Anthony Paoni	65	Chairman of the Board (1)(2)
Thomas C. Lynch	67	Director (1)(2)
_____________________________
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

Jason L. Tienor has served as our President and Chief Executive Officer since December 2007 and, from August 2007 until December 2007, he served as our Chief Operating Officer.  In November 2009, he was appointed by our Board of Directors to fill the vacancy created by the resignation of Seth D. Blumenfeld as a director.  Mr. Tienor has also served as Chief Executive Officer of EthoStream, LLC, our wholly-owned subsidiary, since March 2007.  From 2002 until his employment with us, Mr. Tienor served as Chief Executive Officer of EthoStream, LLC, the company that he co-founded. Mr. Tienor received a bachelor of business administration in management information systems and marketing from the University of Wisconsin – Oshkosh and a masters of business administration with an emphasis on computer science from Marquette University.

Richard J. Leimbach has served as our Chief Financial Officer since December 2007 and, from June 2006 until December 2007, he served as the Vice President of Finance. He also served as our Controller from January 2004 until June 2006.  Mr. Leimbach is a certified public accountant with over fifteen years of public accounting and private industry experience. Prior to joining us, Mr. Leimbach was the Controller with Ultrabridge, Inc., an applications solution provider. Mr. Leimbach also served as Corporate Accounting Manager for Snyder Communications, Inc., a global provider of integrated marketing solutions.

Jeffrey J. Sobieski was named our Chief Operating Officer in June 2008.  Prior to this appointment, Mr. Sobieski served as our Executive Vice President, Energy Management since December 2007 and from March 2007 until December 2007, he served as Chief Information Officer of EthoStream, LLC, our wholly-owned subsidiary.  From 2002 until his employment with us, Mr. Sobieski served as Chief Information Officer of EthoStream, LLC, the company he co-founded.  Mr. Sobieski is also the co-founder of Interactive Solutions, a consulting firm providing support to the Insurance and Telecommunications Industries.

Anthony J. Paoni has served as a director since April 2007. Professor Paoni was elected Chairman of the Board following Warren V. Musser’s resignation from that position in November 2009. He has been a faculty member at Northwestern University’s Kellogg School of Management since 1996.  Previously, he spent 28 years in the information technology industry with market leading organizations that provided computer hardware, software and consulting services.  For the first 15 years of his career, Professor Paoni managed sales and marketing organizations and in the later stages of his career he moved into general management positions starting with PANSOPHIC Systems Incorporated.  This Lisle, Illinois based firm was the world’s fifth largest international software company prior to its acquisition by Computer Associates, Incorporated.  Subsequently, he became chief operating officer of Cross Access, a venture capital funded software firm that provided industry-leading solutions to the heterogeneous database connectivity market segment. In addition, he has been president of two wholly-owned U.S. subsidiaries of Ricardo Consulting, a U.K.-based international engineering consulting firm focused on computer based automotive powertrain design. Prior to joining the Kellogg faculty, Professor Paoni was chief executive officer of Eolas, an Internet software company with patent pending Web technology that was one of the key technology drivers responsible for the rapid adoption of the Internet platform.

Warren V. Musser has served as a director since January 2003 and most recently served as Chairman of the Board until his resignation from that position in November 2009. He has taken over 50 companies public during his distinguished and successful career as an entrepreneur.  He is the founder and Chairman Emeritus of Safeguard Scientifics, Inc. (a high-tech venture capital company, formerly Safeguard Industries, Inc.).  Since January 2003, Mr. Musser has been the President and CEO of The Musser Group (a business consulting firm).  In addition, Mr. Musser is Chairman of InfoLogix, Inc. (a provider of enterprise mobility solutions for the healthcare and commercial industries), a Director of Internet Capital Group, Inc. (a business-to-business venture capital company), NutriSystem, Inc. (a weight management company) and Health Benefits Direct Corp. (a direct marketing/sales company of health/life insurance).  Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as Chairman of the Eastern Technology Council, Economics PA, and Vice President of Development of Cradle of Liberty Council, Boy Scouts of America.

Thomas C. Lynch has served as a director since October 2003.  Mr. Lynch is a Managing Partner of Jones Lang LaSalle (prior to the merger between Jones Lang LaSalle and The Staubach Company, Mr. Lynch served as Senior Vice President of The Staubach Company, a real estate management and advisory services firm) in the Washington, D.C. area.  Mr. Lynch joined The Staubach Company in November 2001 after six years as Senior Vice President at Safeguard Scientifics, Inc. (NYSE: SFE) (a high-tech venture capital company). While at Safeguard, he served nearly two years as President and Chief Operating Officer at CompuCom Systems, a Safeguard subsidiary.  After a 31-year career of naval service, Mr. Lynch retired in the rank of Rear Admiral.  Mr. Lynch’s naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the United States Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995.  Mr. Lynch presently serves as a Director of Armed Forces Benefit Association, Mikros Systems, Buckeye Insurance Company and Epitome Systems.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for services in all capacities for the years ended December 31, 2009 and 2008 paid to our Chief Executive Officer (principal executive officer) and the two other most highly compensated executive officers who were serving as such as of December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(6)	Total ($)
Jason L. Tienor	2009	$200,770 (3)	$0	$0	$8,400	$209,170
President and Chief	2008	$194,421 (3)	$0	$0	$7,431	$201,852
Executive Officer

Richard. J. Leimbach	2009	$190,731 (4)	$0	$0	$0	$190,731
Chief Financial Officer	2008	$180,039 (4)	$0	$0	$0	$180,039

Jeffrey J. Sobieski	2009	$190,731 (5)	$0	$0	$8,400	$190,731
Chief Operating Officer	2008	$186,421 (5)	$0	$31,180	$7,431	$225,032
_____________________________
(1)	Amounts reflect the compensation cost associated with stock option grants, calculated in accordance with ASC 718 (formerly SFAS 123R) and using a Black-Scholes valuation method.
(2)
In 2008, the following assumptions were used to determine the fair value of stock option awards granted: historical volatility of 74%, expected option life of 5.0 years and a risk-free interest rate of 3.0%.

(3)	Includes accrued and unpaid salary to Jason Tienor for the years ended December 31, 2008 and 2009 of $10,687 and $2,375, respectively.
(4)	Includes accrued and unpaid salary to Richard Leimbach for the years ended December 31, 2008 and 2009 of $9,744 and $15,124, respectively.
(5)	Includes accrued and unpaid salary to Jeffrey Sobieski for the years ended December 31, 2008 and 2009 of $10,175 and $1,453, respectively.
(6)	Other compensation represents monthly car allowance paid to certain Telkonet executives.

Employment Agreements

Jason L. Tienor, President and Chief Executive Officer, is employed pursuant to an employment agreement with us dated March 15, 2007.  Mr. Tienor’s employment agreement has a term of three years, which may be extended by mutual agreement of the parties thereto, and provides, among other things, for an annual base salary of $148,000 per year and bonuses and benefits based on our internal policies and participation in our incentive and benefit plans.  Additional terms of the employment agreement are described under "Potential Payments upon Termination or Change in Control" below.  On August 20, 2007, Mr. Tienor’s annual salary was increased to $200,000.

Jeffrey J. Sobieski, Chief Operating Officer, is employed pursuant to an employment agreement with us dated March 15, 2007.  Mr. Sobieski’s employment agreement has a term of three years, which may be extended by mutual agreement of the parties thereto, and provides for a base salary of $148,000 per year and bonuses and benefits based upon our internal policies and participation in our incentive and benefit plans.  Additional terms of the employment agreement are described under "Potential Payments upon Termination or Change in Control" below.  On December 11, 2007, Mr. Sobieski’s salary was increased to $190,000.

In addition, to the foregoing, stock options are periodically granted to our executive officers under our Amended and Restated Stock Option Plan, or the Plan, at the discretion of the Compensation Committee of the Board of Directors.  Executives are eligible to receive stock option grants, based upon individual performance and the performance of the company as a whole.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Our executive officers listed in the Summary Compensation Table above, or our Named Executive Officers, generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees.  Our health and welfare programs include medical, dental, vision, life, accidental death and disability, and short and long-term disability insurance.  In addition to the foregoing, our Named Executive Officers, are eligible to participate in our 401(k) Retirement Savings Plan or the Telkonet 401(k).  All of our employees are eligible to participate in the Telkonet 401(k) upon the completion of six months of employment, subject to minimum age requirements.  Contributions by employees under the Telkonet 401(k) are immediately vested and each employee is eligible for distributions upon retirement, death or disability or termination of employment.  Depending upon the circumstances, these payments may be made in installments or in a single lump sum.

Grant of Plan Based Awards

No stock options were granted in the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009 for the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Jason L. Tienor	50,000	50,000(1)	0	$1.80	4/24/2012 (4)
Richard. J. Leimbach	87,500	0	0	(3)	4/24/2012 (4)
Jeffrey J. Sobieski	20,000	30,000(2)	0	$1.00	4/24/2012 (4)
_____________________________
(1)	Mr. Tienor’s options were granted on August 10, 2007 and vest ratably on a quarterly basis over a five year period.
(2)	Mr. Sobieski’s options were granted on February 19, 2008 and vest ratably on a quarterly basis over a five year period.
(3)	Includes 37,500 vested options exercisable at $2.59 per share, and 50,000 vested options exercisable at $5.08 per share.
(4)	All options granted in accordance with the Plan have an outstanding term equal to the shorter of ten years, or the expiration of the Plan. The Plan expires on April 24, 2012.
(5)	This table does not include disclosure of outstanding warrants held by any of our Named Executive Officers.

Potential Payments upon Termination

Each of Mr. Tienor’s and Mr. Sobieski’s employment agreements obligate us to continue to pay each executive’s base salary and provide continued participation in employee benefit plans for the duration of the term of their employment agreements in the event such executive is terminated without “cause” by us or if the executive terminates his employment for “good reason.”  “Cause” is defined as the occurrence of any of the following: (i) theft, fraud, embezzlement, or any other act of dishonesty by the executive; (ii) any material breach by the executive of any provision of the employment agreement which breach is not cured within a reasonable time (but not to exceed thirty (30) days after written notification thereof to the executive by us); (iii) any habitual neglect of duty or misconduct of the executive in discharging any of his duties and responsibilities under the employment agreement after a written demand for performance was delivered to the executive that specifically identified the manner in which the board believed the executive had failed to discharge his duties and responsibilities, and the executive failed to resume substantial performance of such duties and responsibilities on a continuous basis immediately following such demand; (iv) commission by the executive of a felony or any offense involving moral turpitude; or (v) any default of the executive’s obligations under the employment agreement, or any failure or refusal of the executive to comply with our policies, rules and regulations generally applicable to our employees, which default, failure or refusal is not cured within a reasonable time (but not to exceed thirty (30) days) after written notification thereof to the executive by us.  If cause exists for termination, the executive shall be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law.  “Good reason” is defined as the occurrence of any of the following: (i) any material adverse reduction in the scope of the executive’s authority or responsibilities; (ii) any reduction in the amount of the executive’s compensation or participation in any employee benefits; or (iii) the executive’s principal place of employment is actually or constructively moved to any office or other location 50 miles or more outside of Milwaukee, Wisconsin.

In the event we fail to renew the employment agreements upon expiration of the term, then we shall continue to pay the executive's base salary and provide the executive with continued participation in each employee benefit plan in which the executive participated immediately prior to expiration of the term for a period of three months following expiration of the term.  Each of Messrs. Tienor and Sobieski have agreed not to compete with us or solicit any of our employees for a period of one year following expiration or earlier termination of the employment agreements.  Assuming Mr. Tienor’s and Mr. Sobieski’s employment agreements were terminated as of December 31, 2009, the total estimated compensation that would have been paid under these agreements would be $78,188 in the aggregate.

Directors’ Compensation

We reimburse non-management directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on our behalf.  We compensate each non-management director at a rate of $4,000 per month, 10,000 vested stock options per quarter and $1,000 for each committee meeting of the Board of Directors such director attends.

In addition to the non-management directors compensation plan described above, Mr. Paoni is compensated in the amount of $4,000 per month, pursuant to a consulting agreement.

Until his resignation as Chairman of the Board of Directors in November 2009, Mr. Musser was compensated $8,333 per month (consisting of monthly payments in the amount of $4,000, which payments were consistent with the monthly payments made to the other non-management directors, and $4,333 per month, which payments were in lieu of the 10,000 vested stock options per quarter and $1,000 for each committee meeting that the other non-management directors receive).  Payments to Mr. Musser for Board services were made to The Musser Group pursuant to a September 2003 consulting agreement.  Mr. Musser is the sole principal and owner of The Musser Group.

The following table summarizes all compensation paid to our directors in the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($) (6)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Warren V. Musser	$48,000	$0	$0	$0	$0	$52,000(2)	$100,000
Thomas M. Hall (4)	$48,000	$0	$12,196 (3)	$0	$0	$0	$60,196
Thomas C. Lynch	$48,000	$0	$12,196 (3)	$0	$0	$0	$60,196
Seth D. Blumenfeld (5)	$48,000	$0	$12,196 (3)	$0	$0	$0	$60,196
Anthony J. Paoni	$48,000	$0	$12,196 (3)	$0	$0	$48,000(7)	$108,196
_____________________________
(1)	Amounts reflect the compensation cost associated with stock option grants, calculated in accordance with ASC 718 (formerly SFAS 123R) and using a Black-Scholes valuation method.
(2)	Fees for director services performed by Mr. Musser and paid to the Musser Group pursuant to a September 2003 consulting agreement.
(3)
Stock options granted pursuant to the 2009 non-management director compensation plan.  The following assumptions were used to determine the fair value of stock option awards: historical volatility of 81%, expected option life of 5.0 years and a risk-free interest rate of 3.5%.

(4)	Mr. Hall resigned from our Board of Directors on November 13, 2009.
(5)	Mr. Blumenfeld resigned from our Board of Directors on November 16, 2009.
(6) (7)	Compensation earned by non-employee directors for services rendered during 2009 was accrued and unpaid as of December 31, 2009. Fees for consulting services performed by Mr. Paoni in 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 12, 2010, the number of shares of our common stock beneficially owned by each of our directors and executive officers, by all directors and executive officers as a group, and by each person known by us to own beneficially more than 5% of our outstanding common stock.

Amount and Nature of Beneficial Ownership
Name and Address (1)	Number of Shares (2)	Percentage of Class
Directors and Executive Officers
Jason L. Tienor, President, Chief Executive Officer and Director	837,203(3)	*
Richard J. Leimbach, Chief Financial Officer 20374 Seneca Meadows Parkway Germantown, MD 20876	481,200(4)	*
Jeffrey J. Sobieski, Chief Operating Officer	807,203(5)	*
Anthony J. Paoni, Chairman	226,750(6)	*
Warren V. Musser, Director	2,000,000(7)	1.9%
Thomas C. Lynch, Director	250,000(8)	*

All Directors and Executive Officers as a group (six persons)	4,602,356	4.4%

*           Less than one percent (1%).

(1)	Unless otherwise indicated, the address of each named holder is in care of Telkonet, Inc., 10200 Innovation Drive, Suite 300, Milwaukee, Wisconsin 53226.
(2)
According to Securities and Exchange Commission rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares, which the individual or entity has the right to acquire within 60 days of the date of this table through the exercise of any stock option or other right.

(3)
Includes 701,803 shares of our common stock, options exercisable within 60 days to purchase 50,000 shares of our common stock at $1.80 per share, and Series A convertible redeemable preferred stock and warrants convertible into 85,400 shares of our common stock.

(4)
Includes 351,000 shares of our common stock, options exercisable within 60 days to purchase 37,500 and 50,000 shares of our common stock at $2.59 and $5.08 per share, respectively, and Series A convertible redeemable preferred stock and warrants convertible into 42,700 shares of our common stock.

(5)
Includes 701,803 shares of our common stock, options exercisable within 60 days to purchase 12,500 shares of our common stock at $1.00 per share, and Series A convertible redeemable preferred stock and warrants convertible into 85,400 shares of our common stock.

(6)
Includes options exercisable within 60 days to purchase 80,000 and 40,000 shares of our common stock at $1.00 and $2.30 per share, and Series A convertible redeemable preferred stock and warrants convertible into 106,750 shares of our common stock.

(7)	Includes options exercisable within 60 days to purchase 2,000,000 shares of our common stock at $1.00 per share.
(8)	Includes options exercisable within 60 days to purchase 80,000, 20,000, 70,000 and 80,000 shares of our common stock at $1.00, $2.00, $2.66 and $3.45 per share, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Description of Related Party Transactions

Several of our officers and directors participated in our November 2009 private placement of Series A convertible redeemable preferred stock and warrants.  On November 16, 2009, we entered into an Executive Officer Reimbursement Agreement with each of Messrs. Tienor, Sobieski and Leimbach, our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, pursuant to which these executive officers participated in the private placement by converting a portion of our outstanding indebtedness owed to them into shares of Series A convertible redeemable preferred stock and warrants to purchase shares of our common stock.  Mr. Tienor converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock; Mr. Leimbach converted $10,000 of outstanding indebtedness into two shares of Series A convertible redeemable preferred stock (convertible into 27,548 shares of common stock) and warrants to purchase 15,152 shares of common stock; and Mr. Sobieski converted $20,000 of outstanding indebtedness into four shares of Series A convertible redeemable preferred stock (convertible into 55,096 shares of common stock) and warrants to purchase 30,304 shares of common stock.  Anthony Paoni, Chairman of our Board of Directors, also participated in the private placement, purchasing five shares of Series A convertible redeemable preferred stock (convertible into 68,870 shares of common stock) and warrants to purchase 37,880 shares of common stock, for an aggregate purchase price of $25,000.

Director Independence

The Board of Directors has determined that Dr. Hall and Messrs. Lynch and Paoni are “independent” under the listing standards of the NYSE AMEX.  Each of Dr. Hall and Messrs. Lynch and Paoni serve on, and are the only members of, the Company’s Audit Committee and Compensation Committee.  Although the Company does not maintain a standing Nominating Committee, nominees for election as directors are considered and nominated by a majority of the Company’s independent directors in accordance with the NYSE AMEX listing standards. “Independence” for these purposes is determined in accordance with Section 121(A) of the NYSE AMEX Rules and Rule 10A-3 under the Securities Exchange Act of 1934.

DESCRIPTION OF SECURITIES

Description of Our Common Stock

Our common stock is quoted on the OTC Bulletin Board under the symbol “TKOI.”  The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors and paid by us out of funds legally available therefore and to share ratably in our assets available for distribution after the payment of all prior claims in the event we liquidate, dissolve or wind-up our business, and after payment to any holders of any of our preferred stock.  Holders of our common stock are entitled to one vote per share on all matters requiring a vote of stockholders.  Our common stock does not have cumulative voting rights.  The rights of the holders of our common stock will be subject to any preferential rights of any class or series of our preferred stock that we might issue. Holders of our common stock have no preemptive or other subscription rights, and there are no conversion, redemption or sinking fund provisions applicable to our common stock.  As of January 31, 2010, 96,563,771 shares of our common stock were issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is StockTrans, Inc. and its telephone number is (610) 649-7300.

Listing

Our common stock is listed on the OTC Bulletin Board under the symbol “TKOI.”

Description of our Series A Convertible Redeemable Preferred Stock

A total of 215 shares of our authorized and unissued preferred stock have been designated as Series A convertible redeemable preferred stock and are issued and outstanding as of January 31, 2010.  The Series A convertible redeemable preferred stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, ranks senior to our common stock.  The following summary of the material terms and provisions of the Series A convertible redeemable preferred stock is qualified in its entirety by reference to our articles of amendment of our amended and restated articles of incorporation, which designates the Series A convertible redeemable preferred stock.

Dividends

Dividends on the Series A convertible redeemable preferred stock accrue from November 18, 2009, which we sometimes refer to as the Series A original issue date, at the annual rate of 8% of the purchase price ($5,000 per share) (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A convertible redeemable preferred stock).  Our dividends accrue and are cumulative.  They are payable when and as declared by the board and at liquidation, mandatory conversion, and redemption.

No dividends may be declared or paid on any common stock, subject to limited exceptions, until we have paid all accrued dividends on the Series A convertible redeemable preferred stock in cash.

Liquidation Preference

Holders of the Series A convertible redeemable preferred stock have a liquidation preference of the amount per share equal to the greater of (i) $5,000 per share plus accrued but unpaid dividends, or (ii) such amount per share as would have been payable had all shares of Series A convertible redeemable preferred stock been common stock in the event we voluntarily or involuntarily liquidate, dissolve, or wind up.  If our assets are not sufficient to pay the liquidation preference of the Series A convertible redeemable preferred stock in full, the holders of the Series A convertible redeemable preferred stock will share pro rata in any distribution based on the relative amounts of their respective liquidation preferences, and no distributions will be made to the holders of common stock.

Each of the following events shall be considered a deemed liquidation event unless the holders of at least 66⅔% of the outstanding shares of Series A convertible redeemable preferred stock elect otherwise by written notice sent to us at least 10 days prior to the effective date of any such event:

a.
a merger, consolidation of share exchange in which we or a subsidiary is a constituent party and we issue shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving us or a subsidiary in which our shares of capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting company or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company (provided that, all shares of common stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of common stock are converted or exchanged); or

b.
the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by us or a subsidiary, of all or substantially all of our assets and our subsidiaries’ assets taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more of our subsidiaries if substantially all of our assets and our subsidiaries’ assets taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a subsidiary wholly owned by us.

Optional Conversion at Holder’s Election

The Series A convertible redeemable preferred stock are convertible at any time, at the option of the holder, into the number of shares of common stock as is determined by dividing $5,000 per share by the Series A conversion price, initially equal to $0.363 per share (which is the initial conversion price and which is subject to adjustment as described below in “Adjustments to Conversion Price”).

Adjustments to Conversion Price

The conversion price for the Series A convertible redeemable preferred stock will be subject to adjustment from time to time as follows:

Adjustment for Stock Splits and Combinations.  If we at any time after the Series A original issue date effect a subdivision of the outstanding common stock, the Series A conversion price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of common stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of common stock outstanding.  If, after the Series A original issue date, we combine the outstanding shares of common stock, the Series A conversion price in effect immediately before the combination shall be proportionately increased so that the number of shares of common stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of common stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Certain Dividends and Distributions.  If, after the Series A original issue date, we make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable on the common stock in additional shares of common stock, then and in each such event the Series A conversion price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A conversion price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)
the denominator of which shall be the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A conversion price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A conversion price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A convertible redeemable preferred stock simultaneously receive a dividend or other distribution of shares of common stock in a number equal to the number of shares of common stock as they would have received if all outstanding shares of Series A convertible redeemable preferred stock had been converted into common stock on the date of such event.

Adjustments for Other Dividends and Distributions.  If, after the Series A original issue date, we make or issue, or fix a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in our securities (other than a distribution of shares of common stock in respect of outstanding shares of common stock) or in other property and the provisions of Section 1 of our Articles of Amendment of the Amended and Restated Articles of Incorporation do not apply to such dividend or distribution, then and in each such event provision shall be made so that the holders of the Series A convertible redeemable preferred stock shall receive upon conversion thereof, in addition to the number of shares of common stock receivable thereupon, the kind and amount of securities, cash or other property which they would have been entitled to receive had the Series A convertible redeemable preferred stock been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A convertible redeemable preferred stock; provided, however, that no such provision shall be made if the holders of Series A convertible redeemable preferred stock receive, simultaneously with the distribution to the holders of common stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Series A convertible redeemable preferred stock had been converted into common stock on the date of such event.

Adjustment for Merger or Reorganization, etc.  Subject to our definition of a deemed liquidation event, if we are involved in any reorganization, recapitalization, reclassification, consolidation or merger in which our common stock (but not the Series A convertible redeemable preferred stock) is converted into or exchanged for securities, cash or other property (other than transactions covered by the provisions above relating to adjustments for certain dividends and distributions and adjustments for other dividends and distributions), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A convertible redeemable preferred stock shall thereafter be convertible in lieu of the common stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of our common stock issuable upon conversion of one share of Series A convertible redeemable preferred stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by our board of directors) shall be made in the application of the provisions with respect to the rights and interests thereafter of the holders of the Series A convertible redeemable preferred stock, to the end that the provisions set forth in this section (including provisions with respect to changes in and other adjustments of the Series A conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A convertible redeemable preferred stock.

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A conversion price, we will as promptly as reasonably practicable, but in any event not later than 10 days thereafter,  compute such adjustment or readjustment and furnish to each holder of Series A convertible redeemable preferred stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A convertible redeemable preferred stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  We will, as promptly as reasonably practicable after the written request at any time of any holder of Series A convertible redeemable preferred stock (but in any event not later than 10 days thereafter), furnish to such holder a certificate setting forth (i) the Series A conversion price then in effect, and (ii) the number of shares of common stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A convertible redeemable preferred stock.

Mandatory Conversion

If at any time on or after the 18 month anniversary of the Series A original issue date, the closing bid price of the common stock equals or exceeds 400% of the Series A conversion price then in effect for at least 20 trading days in a period of 30 consecutive trading days, we shall have the right to convert all outstanding shares of Series A convertible redeemable preferred stock into shares of common stock.

Redemption

In the event that at least 50% of the shares of Series A convertible redeemable preferred stock issued on the Series A original issue date remain outstanding on the 5th anniversary of the Series A original issue date, shares of Series A convertible redeemable preferred stock shall be redeemed by us out of funds lawfully available therefor at a price equal to $5,000 plus any accruing dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or the Redemption Price, in three annual installments commencing not more than 60 days after receipt by us at any time during the period beginning on the 5th anniversary of the Series A original issue date and ending 180 days following the 5th anniversary of the Series A original issue date, from the holders of at least a majority of the then outstanding shares of Series A convertible redeemable preferred stock, of written notice requesting redemption of all shares of Series A convertible redeemable preferred stock. The date of each such installment shall be referred to as a Redemption Date. On each Redemption Date, we shall redeem, on a pro rata basis in accordance with the number of shares of Series A convertible redeemable preferred stock owned by each holder, that number of outstanding shares of Series A convertible redeemable preferred stock determined by dividing (i) the total number of shares of Series A convertible redeemable preferred stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If we do not have sufficient funds legally available to redeem on any Redemption Date all shares of Series A convertible redeemable preferred stock to be redeemed on such Redemption Date, we shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after we have the funds legally available therefor.

Voting Rights

Holders of the Series A convertible redeemable preferred stock are entitled to vote on an as-converted basis together with the holders of common stock, and not separately as a class except as required by law or by our articles of amendment of our amended and restated articles of incorporation.

Listing

The Series A convertible redeemable preferred stock is not currently listed for trading on any stock exchange or market, and we do not intend to have it listed for trading.

Description of our Outstanding Warrants

On November 19, 2009, we completed a private placement of warrants to purchase an aggregate of 1,628,800 shares of our common stock, par value $0.001 per share.  The warrants have an exercise price of $0.33, which is equal to the volume-weighted average price of a share of our common stock measured over the 30-day period immediately preceding November 12, 2009.  The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.  The warrants do not confer upon the holder any voting or any other rights of our shareholders.

DESCRIPTION OF WARRANTS

The warrants to be issued pursuant to exercise of the subscription rights will be separately transferable following their issuance and through [●], 2015, and will expire thereafter.  The warrants may be exercised for $[●] per share (representing [●]% of the offering price of the common stock under the subscription rights) commencing on [●], 2010 and at any time through [●], 2015.  We intend to apply for quotation of the warrants on the OTC Bulletin Board under the symbol “[●]” beginning on or about [●], 2010, until 4:00 p.m., Eastern time, on December [●], 2015.  The common stock underlying the warrants, upon issuance, will also be traded on the OTC Bulletin Board under the symbol “TKOI.”

The warrants will be issued pursuant to a warrant agreement by and between Telkonet and [●], the warrant agent.

Certificates for all warrants acquired will be mailed as soon as practicable after the rights offering has expired, payment for the shares of common stock and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, unless shares are held of record by Cede & Co. or by any other depository or nominee through the facilities of DTC on behalf of the shareholder or on behalf of the shareholder’s broker, dealer, custodian bank, trustee or other nominee, in which case the shareholder will have any warrants acquired by the shareholder credited to the account of Cede & Co. or the other depository or nominee as soon as practicable after the rights offering has expired, payment for the shares of common stock and warrants subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

We will deliver certificates representing your warrants or credit your account at your nominee holder with the warrants that you purchased pursuant to your over subscription right as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected.

The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.  Upon the merger, consolidation, sale of substantially all of our assets, or other similar transaction, the warrant holders shall, at our option, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire.  Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.  The warrants do not confer upon the holder any voting or any other rights of our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion sets forth the material U.S. Federal income tax consequences of the receipt of subscription rights described in this prospectus and of the exercise or expiration of those subscription rights to U.S. Holders (as defined below) of our common stock and preferred stock that hold such stock as a capital asset for Federal income tax purposes.  This discussion is based upon the Code, Treasury Regulations promulgated thereunder, judicial decisions, and the U.S. Internal Revenue Service’s, or IRS, current administrative rules, practices and interpretations of law, all as in effect on the date of this document, and all of which are subject to change, possible with retroactive effect.  This discussion applies only to U.S. Holders and does not address all aspects of Federal income taxation that may be important to particular holders in light of their individual investment circumstances or to holders who may be subject to special tax rules, including, without limitation, holders of preferred stock, partnerships (including any entity or arrangement treated as a partnership for Federal income tax purposes), holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, non-U.S. Holders, banks, financial institutions, broker-dealers, holders of warrants entitling them to receive subscription rights, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, or who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, all of whom may be subject to tax rules that differ significantly from those summarized below.

We have not sought, and will not seek, a ruling from the IRS regarding the Federal income tax consequences of this offering or the related share issuance. This discussion is based on varying interpretations that could result in U.S federal income tax consequences different from those described below. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws, or the alternative minimum tax provisions of the Code.  Accordingly, each holder of common stock is urged to consult its tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

For purposes of this description, a “U.S. Holder” is a holder that is for U.S. federal income tax purposes:

·	a citizen or resident of the U.S.;

·	a corporation or other entity taxable as a corporation that is organized in or under the laws of the U.S., any state thereof or the District of Columbia;

·	an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or

·
a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, OR TAX ADVICE.  THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS.  ACCORDINGLY, EACH U.S. HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED BY THE CODE.  THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION DESCRIBED IN THIS PROSPECTUS.  PROSPECTIVE INVESTORS SHOULD SEEK ADVICE FROM THEIR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Receipt of the Subscription Rights

The distribution of the subscription rights should be a non-taxable distribution to U.S. holders under Section 305(a) of the Code.  This position is not binding on the IRS, or the courts, however.  If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

The distribution of the subscription rights would be taxable under Section 305(b) of the Code if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits, if any.  Distributions having this effect are referred to as “disproportionate distributions.”

The remaining description assumes that holders of our common stock who elect to receive the subscription rights will not be subject to U.S. federal income tax on such receipt.

Tax Basis and Holding Period of the Subscription Rights

A U.S. Holder's tax basis in the subscription rights will depend on the fair market value of the subscription rights and the fair market value of our common stock at the time of the distribution.

•
If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock represents 15 percent or more of the total fair market value of our common stock at the time of the distribution, a holder must allocate the basis of the holder's shares of common stock (with respect to which the subscriptions rights were distributed) between such stock and the subscription rights received by such holder. This allocation is made in proportion to the fair market value of the common stock and the fair market value of the subscription rights at the date of distribution.

•
If the total fair market value of the subscription rights being distributed in this offering to holders of our common stock is less than 15% of the total fair market value of our common stock at the time of the distribution, the basis of such subscription rights will be zero unless the holder elects to allocate part of the basis of the holder's shares of common stock (with respect to which the subscriptions rights were distributed) to the subscription rights. A holder makes such an election by attaching a statement to the holder's tax return for the year in which the subscription rights are received. This election, once made, will be irrevocable with respect to those rights. Any holder that makes such election should retain a copy of the election and of the tax return with which it was filed in order to substantiate the use of an allocated basis upon a subsequent disposition of the stock acquired by exercise. If the basis of a holder's subscription rights is deemed to be zero because the fair market value of the subscription rights at the time of distribution is less than 15% of the fair market value of our common stock and because the holder does not make the election described above, the holder's basis of the shares of common stock with respect to which such rights are received will not change.  If an allocation of basis is made between the subscriptions rights and common stock, and the subscription rights are later exercised, the tax basis in the common stock originally owned by the holder will be reduced by an amount equal to the tax basis allocated to the subscription rights. In addition, the tax basis allocated to the subscription rights must be apportioned between the right to acquire common stock and the right to receive a warrant in proportion to their values on the date of distribution. For these purposes, the value of the right to acquire common stock will be that amount which bears the same ratio to the value of a subscription right as the value of one share of common stock bears to the value of one package, consisting of one share of common stock and one warrant. The value of the right to receive a warrant will be the difference between the value of the subscription right and the right to acquire common stock as determined above.

The holding period for the subscriptions rights received by a U.S. Holder of common stock in the rights offering will include the holder's holding period for the common stock with respect to which the subscriptions rights were received.

Sale or Other Disposition of the Subscription Rights

If a U.S. holder sells or otherwise disposes of the subscription rights received in the rights offering prior to the expiration date, the U.S. holder will recognize capital gain or loss equal to the difference between (a) the proceeds of sale and (b) the holder’s tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above).  Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “—Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Expiration of the Subscription Rights

If the subscription rights expire without exercise while the holder continues to hold the shares of our common stock with respect to which the subscription rights are received, the holder will recognize no loss and the tax basis of the common stock with respect to which the subscription rights were received will equal its tax basis before receipt of the subscription rights.  If the subscription rights expire without exercise or are exercised after you have disposed of the shares of our common stock with respect to which the subscription rights are received, the tax consequences are uncertain and you should consult your tax advisor regarding your ability to recognize a loss (if any) on the expiration of the subscription rights, or regarding the tax basis of the shares acquired upon exercise.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

A U.S. Holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering.

The tax basis of the common stock and warrants acquired through exercise of the subscription rights will equal the sum of (a) the exercise price and (b) the holder's tax basis, if any, in the subscription rights (determined as described above). The subscription price must be allocated between the common stock and warrants acquired in proportion to their relative fair market values on the exercise date. The basis of the common stock acquired will then be the sum of that portion of the subscription price so allocable to the common stock, plus the portion, if any, of the basis of the subscription rights allocable to the right to acquire common stock, plus the portion, if any, of the basis of the subscription rights allocable to the right to acquire common stock, determined in the manner described above. The basis of the warrants will be the sum of that portion of the subscription price allocable to such warrants, plus the portion, if any, of the basis of the subscription rights allocable to the right to acquire the warrant, determined in the manner described above.

The holding period for the common stock and warrants acquired through exercise of the subscription rights will begin on the date the subscriptions rights are exercised. The holding period of stock subsequently acquired through the warrants will begin with the date the warrants are exercised.

If a U.S. Holder subsequently exercises a warrant that the holder acquired through the prior exercise of the subscription rights, that holder will not recognize gain or loss upon the subsequent exercise of the warrant. The shares of common stock that the holder acquires as a result of exercising the warrant will have a tax basis equal to that holder's adjusted basis in the warrant, plus the amount paid to exercise the warrant. The holding period of shares acquired upon exercise of a warrant will begin on the day after the warrant is exercised.

If a U.S. Holder sells the warrant to another person, the holder will recognize taxable gain or loss, if any, in an amount equal to the difference between (a) the proceeds from the sale and (b) the holder's tax basis in the warrant (determined as described above). This gain or loss will be a capital gain or loss if the warrant is a capital asset in the hands of the seller. Whether the capital gain will be long-term or short-term capital gain will depend on the seller's holding period for the warrant.

If the U.S. Holder allows the warrant to lapse or expire without exercise, the warrant is deemed to be sold or exchanged on the date of expiration. Therefore, the holder will generally recognize a capital loss in an amount equal to the holder's basis in the warrant. The loss is treated as short-term or long-term depending on the holder's holding period in the warrant.

A U.S. holder who exercises the subscription rights received in the offering after disposing of the shares of our common stock with respect to which the subscription rights are received, should consult such holder’s tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Sale or Other Disposition of the Subscription Rights Shares

If a U.S. holder sells or otherwise disposes of the shares received as a result of exercising a right, such U.S. holder’s gain or loss recognized upon that sale or other disposition will be a capital gain or loss assuming the share is held as a capital asset at the time of sale.  This gain or loss will be long-term if the share has been held at the time of sale for more than one year.

Information Reporting and Backup Withholding

Payments made to you of proceeds from the sale of subscription rights or rights shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding.  Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding.  Backup withholding is not an additional tax.  Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability.  You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

On or about [●], 2010, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus to the holders of our common stock on the record date who are entitled to participate in this rights offering.  Subscription rights holders who wish to exercise their subscription rights and purchase shares of our common stock must complete the subscription rights certificate and, if applicable, the Notice of Guaranteed Delivery and return it with payment for the shares to the subscription agent at the following address:

[●]

See “The Rights Offering — Methods for Exercising Subscription Rights” and “The Rights Offering  — Guaranteed Delivery Procedures.” If you have any questions, you should contact [●], our information agent for the rights offering, at [●] or by e-mail to [●].  Other than as described in this prospectus, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

To the extent required, we will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

In order to comply with certain states’ securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

Source Capital Group, Inc. is the dealer-manager of this rights offering.  In such capacity, Source Capital Group, Inc. will provide marketing assistance, including the solicitation of offers to purchase the transferable subscription rights, and advice to our company in connection with this offering.  The dealer-manager is not underwriting or placing any of the subscription rights or the shares of our common stock or warrants being issued in this offering and does not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights), shares or warrants.  We have agreed to pay the dealer-manager cash compensation of 8% of the gross proceeds of this offering, and to issue to the dealer-manager five-year warrants to purchase a number of shares of common stock equal to 4% of the shares of common stock sold in this offering at an exercise price per share equal to 125% of the subscription price per share.  Such warrants will contain a cashless exercise feature permitting the dealer-manager to “pay” the exercise price of a portion of the underlying shares by surrendering a portion of the underlying shares having an “in the money” value equal to the exercise price so “paid”.  In addition, we have agreed to reimburse the dealer-manger for certain expenses, including reasonable legal expenses, incurred in connection therewith.  We have also agreed to indemnify the dealer-manager and their respective affiliates against certain liabilities arising under the Securities Act of 1933.  The dealer-manager’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of opinions of our counsel.  The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Goodwin Procter llp, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the years in the two-year period ended December 31, 2008, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 have been incorporated by reference herein in reliance upon the report of RBSM LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.

Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for information on the operating rules and procedures for the public reference room.

We maintain an Internet site at www.telkonet.com.  We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement.  We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.  Please refer to the actual exhibit for a more complete description of the matters involved.

Any questions regarding the Telkonet, Inc. rights offering or requests for additional copies of documents may be directed to [●] at [●] Monday through Friday (except bank holidays), between 9:00 a.m. and 5:00 p.m., Eastern time.

TELKONET, INC.

Up to [●] Shares of Common Stock
And Warrants to Purchase [●] Shares of Common Stock
Issuable upon Exercise of Rights to Subscribe for Such Shares and Warrants
PRELIMINARY PROSPECTUS
[●], 2010

TELKONET, INC.

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Telkonet, Inc.
Germantown, MD

We have audited the accompanying consolidated balance sheets of Telkonet, Inc. and its subsidiaries (the "Company") as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telkonet, Inc. and its subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note A to the accompanying financial statements, the Company has incurred significant operating losses in current year and also in the past. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP
Certified Public Accountants

New York, New York
April 1, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations as discussed in Note Y, as to which is dated February 10, 2010,

TELKONET, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$168,492	$606,618
Accounts receivable, net	836,336	1,893,492
Inventories	1,733,940	2,578,084
Other current assets	230,539	438,650
Current assets from discontinued operations	476,459	1,487,324
Total current assets	3,445,766	7,004,168

Property and equipment, net	403,593	620,796

Other assets:
Marketable securities	397,403	4,541,167
Deferred financing costs, net	432,136	-
Goodwill and other intangible assets, net	15,137,469	17,379,135
Other assets	98,807	164,254
Other assets from discontinued operations	6,593,169	9,031,825
Total other assets	22,658,984	31,116,381

Total Assets	$26,508,343	$38,741,345

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,561,213	$3,339,670
Accrued liabilities and expenses	1,996,044	2,179,398
Line of credit	574,005	-
Senior note payable, net of debt discounts of $29,180	-	1,470,820
Other current liabilities	278,034	263,110
Current Liabilities from discontinued operations	13,450,362	2,741,834
Total current liabilities	18,859,658	9,994,832

Long-term liabilities:
Convertible debentures, net of debt discounts of $825,585 – non-current	1,311,065	-
Derivative liability	2,573,126	-
Deferred lease liability and other	50,791	67,112
Long-term liabilities from discontinued operations	-	4,432,342
Total long-term liabilities	3,934,982	4,499,454

Commitments and contingencies	-	-

Minority Interest from discontinued operations	262,795	2,978,918

Equity
Preferred stock, par value $.001 per share; 15,000,000 shares authorized; none issued and outstanding at December 31,2008 and 2007, respectively	-	-
Common stock, par value $.001 per share; 155,000,000 shares authorized; 87,525,495 and 70,826,544 shares issued and outstanding at December 31, 2008 and 2007, respectively	87,526	70,827
Additional paid-in-capital	118,197,450	112,013,093
Accumulated deficit	(114,801,318)	(90,815,779)
Accumulated comprehensive loss	(32,750)	-
Total stockholders’ equity	3,450,908	21,268,141

Total Liabilities and Equity	$26,508,343	$38,741,345

See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSSES
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Revenues, net:
Product	$13,043,114	$8,774,869
Rental	3,515,887	2,702,114
Total Revenue	16,559,001	11,476,983

Cost of Sales:
Product	8,105,304	6,866,429
Rental	1,680,832	1,398,565
Total Cost of Sales	9,786,136	8,264,994

Gross Profit	6,772,865	3,211,989

Operating Expenses:
Research and Development	2,036,129	2,349,690
Selling, General and Administrative	9,252,381	13,752,003
Impairment of Goodwill and Long Lived Assets	2,380,000	-
Stock Based Compensation	699,639	1,695,846
Depreciation and Amortization	391,023	410,021
Total Operating Expenses	14,759,172	18,207,560

Loss from Operations	(7,986,307)	(14,995,571)

Other Income (Expenses):
Financing Expense, net	(2,814,795)	(144,109)
(Loss) on Derivative Liability	(1,174,121)	-
Gain (Loss) on Sale of Investments	(6,500)	1,868,956
Impairment of Investment in Marketable Securities	(4,098,514)	-
Other Income	-	-
Total Other Income (Expenses)	(8,093,930)	1,724,847

Loss Before Provision for Income Tax	(16,080,237)	(13,270,724)

Provision for Income Tax	-	-

Loss from Continuing Operations	$(16,080,237)	$(13,270,724)

Discontinued Operations
Loss from Discontinued Operations	(7,905,302)	(7,120,386)
	-	-

Net Loss	$(23,985,539)	$(20,391,110)

Net loss per share:
Loss per share from continuing operations – basic and diluted	$(0.20)	$(0.20)
Loss per share from discontinued operations – basic and diluted	$(0.10)	$(0.11)
Net loss per share – basic and diluted	$(0.30)	$(0.31)
Weighted average common shares outstanding – basic	79,153,788	65,414,875
Weighted average common shares outstanding – diluted	79,153,788	65,414,875

Comprehensive Loss:
Net Loss	$(23,985,539)	$(20,391,110)
Unrealized loss on investment	(32,750)	-

Comprehensive Loss	$(24,018,289)	$(20,391,110)

See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Total
Balance at January 1, 2007	-	-	56,992,301	$56,992	$78,502,900	$(70,424,669)	$8,135,223

Shares issued for employee stock options exercised at approximately $1.05 per share	-	-	118,500	119	124,341	-	124,460

Shares issued in exchange for services rendered at approximately $2.63 per share	-	-	21,803	22	57,320	-	57,342

Shares issued in exchange for services at $1.36 per share	-	-	200,000	200	271,300	-	271,500

Issuance of shares for purchase of subsidiary	-	-	2,227,273	2,227	5,997,773	-	6,000,000

Issuance of shares for purchase of subsidiary	-	-	3,459,609	3,460	9,752,637	-	9,756,097

Issuance of shares for acquisition by subsidiary	-	-	866,856	867	1,529,133	-	1,530,000

Shares Issued in connection with Private Placement	-	-	4,000,000	4,000	9,606,000	-	9,610,000

Issuance of shares for investment in affiliate	-	-	2,940,202	2,940	4,463,227	-	4,466,167

Value of additional warrants issued in conjunction with exchange of convertible debentures	-	-	-	-	132,949	-	132,949

Debt discount attributable to warrants attached to Note	-	-	-	-	195,924	-	195,924

Stock-based compensation expense related to employee stock options	-	-	-	-	1,225,626	-	1,225,626

Stock-based compensation related to Stock option expenses accrued in prior period	-	-	-	-	153,963	-	153,963

Net Loss	-	-	-	-	-	(20,391,110)	(20,391,110)

Balance at December 31, 2007	-	$-	70,826,544	$70,827	$112,013,093	$(90,815,779)	$21,268,141

See accompanying footnotes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Comprehensive Income (Loss)	Total
Balance at January 1, 2008	-	-	70,826,544	$70,827	$112,013,093	$(90,815,779)	$-	$21,268,141

Shares issued in exchange for services rendered and accrued at approximately $1.00 per share	-	-	346,244	346	345,060	-	-	345,407

Shares issued for cashless warrants exercised	-	-	1,000,000	1,000	(1,000)	-	-	-

Shares issued in connection with Private Placement	-	-	2,500,000	2,500	1,497,500	-	-	1,500,000

Adjustment shares issued for investment in affiliate	-	-	3,046,425	3,046	(3,046)	-	-	-

Adjustment shares issued for purchase of subsidiary	-	-	1,882,225	1,882	(1,882)	-	-	-

Shares issued from escrow contingency in purchase of subsidiary	-	-	600,000	600	379,400	-	-	380,000

Shares issued in exchange for convertible debentures	-	-	7,324,057	7,324	1,356,026	-	-	1,363,350

Value of additional warrants issued in conjunction with anti-dilution provision	-	-	-	-	200,459	-	-	200,459

Stock-based compensation expense related to the re-pricing of investor warrants	-	-	-	-	1,598,203	-	-	1,598,203

Stock-based compensation expense related to employee stock options	-	-	-	-	559,478	-	-	559,478

Value of warrants attached to note payable	-	-	-	-	254,160	-	-	254,160

Holding loss on available for sale securities	-	-	-	-	-	-	(32,750)	(32,750)

Net Loss	-	-	-	-	-	(23,985,539)	-	(23,985,539)

Balance at December 31, 2008	-	-	87,525,495	$87,526	$118,197,450	$(114,801,318)	$(32,750)	$3,450,908

See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net loss attributable to common shareholders	$(23,985,539)	$(20,391,110)
Net loss from discontinued operations	7,905,302	7,120,386
Net loss from continuing operations	(16,080,237)	(13,270,724)

Adjustments to reconcile net loss from operations to cash used in operating activities:
Amortization of debt discounts and financing costs	745,392	-
Write-off of fixed assets	-	64,608
Impairment of goodwill and long-lived assets	2,380,000	-
Impairment of investment in affiliate	4,098,514	-
(Gain) loss on sale of investment	6,500	(1,868,956)
Loss on derivative liability	1,174,121	-
Stock based compensation	699,639	1,554,468
Fair value of issuance of warrants and re-pricing (financing expense)	2,052,852	299,693
Inventory Allowance	200,000	-
Depreciation and Amortization	417,888	554,777

Increase / decrease in:
Accounts receivable, trade and other	1,090,539	(1,325,341)
Inventories	671,349	251,185
Prepaid expenses and deposits	406,246	(250,845)
Deferred revenue	(37,099)	(109,245)
Other Assets	115,379	(2,743)
Accounts payable, accrued expenses, net	(951,248)	3,559,388
Cash used in continuing operations	(3,010,196)	(10,543,735)
Cash used in discontinued operations	(1,048,189)	(3,445,698)
Net Cash Used In Operating Activities	(4,058,385)	(13,989,433)

Cash Flows From Investing Activities:
Purchase of property and equipment	(14,374)	(224,175)
Investment in subsidiaries	-	(4,050,557)
Proceeds from sale of investment	6,000	-
Proceeds from BPL Global	-	2,000,000
Cash used in continuing operations	(8,374)	(2,274,732)
Cash used in discontinued operations	(1,128,255)	(2,773,485)
Net Cash Used In Investing Activities	(1,136,629)	(5,048,217)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, net of costs and fees	1,500,000	9,610,003
Proceeds from issuance of convertible debentures, net of costs	3,037,434	-
Proceeds from the issuance of senior notes		1,500,000
Proceeds from line of credit	574,005	-
Financing fees for line of credit and factoring agreement	(84,861)	-
Repayment of notes payable	(1,500,000)	-
Proceeds from exercise of stock options and warrants	-	124,460
Repayment of capital lease and other	(7,128)	-
Repayments of subsidiary loans	-	(201,969)
Cash provided by continuing operations	3,519,450	11,032,494
Cash provided by discontinued operations	1,237,438	7,082,206
Net Cash Provided By Financing Activities	4,756,888	18,114,700
Net (Decrease) In Cash and Equivalents	(438,126)	(922,950)
Cash and cash equivalents at the beginning of the year	606,618	1,529,569
Cash and cash equivalents at the end of the year	$168,492	$606,618

 See accompanying notes to consolidated financial statements

TELKONET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Supplemental Disclosures of Cash Flow Information:

Cash transactions:
Cash paid during the period for financing expenses	$333,435	$4,521
Income taxes paid	-	-

Non-cash transactions:
Stock options and warrants issued in exchange for services	699,639	1,225,626
Common stock issued in exchange for services rendered	86,500	328,842
Value of warrant repricing and additional warrants issued	2,052,852	299,693
Issuance of shares for purchase of subsidiary (below)	-	17,286,097
Issuance of shares for investment in affiliate	-	4,466,167
Impairment write-down of goodwill	2,380,000	-
Impairment write-down in investment in affiliate	4,098,514	-
Loss on derivative liability	1,174,121	-
Beneficial conversion feature on convertible debentures	720,966	-
Value of warrants attached to convertible debentures	678,041	-
Value of warrants attached to senior note	254,160	-
Value of common stock received for outstanding accounts receivable	-	75,000
Equipment purchased under capital lease obligations	226,185	-

Acquisition of Subsidiaries:
Assets acquired	-	3,052,880
Subscriber lists	-	4,781,893
Goodwill (including purchase price contingency)	-	15,096,922
Liabilities assumed	-	(1,356,415)
Common stock issued	-	(17,286,097)
Direct acquisition costs	-	(394,183)
Cash paid for acquisition	-	3,895,000

See accompanying notes to consolidated financial statements

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Telkonet, Inc., formed in 1999 and incorporated under the laws of the state of Utah, has evolved into a Clean Technology company that develops and manufactures proprietary energy efficiency and SmartGrid networking technology. Prior to January 1, 2007, the Company was primarily engaged in the business of developing, producing and marketing proprietary equipment enabling the transmission of voice and data communications over electric utility lines.

In January 2006, following the acquisition of Microwave Satellite Technologies (MST), the Company began offering complete sales, installation, and service of VSAT and business television networks, and became a full-service national Internet Service Provider (ISP). In 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  Financial statements and accompanying notes included in this report include disclosure of the results of operations for MST, for all periods presented, as discontinued operations.

In March 2007, the Company acquired substantially all of the assets of Smart Systems International (SSI), a leading provider of energy management products and solutions to customers in the United States and Canada.

In March 2007, the Company acquired 100% of the outstanding membership units of EthoStream, LLC, a network solutions integration company that offers installation, sales and service to the hospitality industry. The EthoStream acquisition will enable Telkonet to provide installation and support for PLC products and third party applications to customers across North America.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Telkonet Communications, Inc. and EthoStream, LLC. Significant intercompany transactions have been eliminated in consolidation.

In 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  Financial statements and accompanying notes included in this report include disclosure of the results of operations for MST, for all periods presented, as discontinued operations.  These notes to the consolidated financial statements are presented on a continuing operations basis, except where otherwise indicated.

Investments in entities over which the Company has significant influence, typically those entities that are 20 to 50 percent owned by the Company, are accounted for using the equity method  of accounting, whereby the investment is carried at cost of acquisition, plus the Company’s equity in undistributed earnings or losses since acquisition.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has reported a net loss of $23,985,539 for the year ended December 31, 2008, accumulated deficit of $114,801,318 and a working capital deficit of $15,413,891 as of December 31, 2008.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The Company believes that anticipated revenues from operations will be insufficient to satisfy its ongoing capital requirements for at least the next 12 months.  If the Company’s financial resources from operations are insufficient, the Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all.  In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due, or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Management intends to raise capital through asset-based financing and/or the sale of its stock in private placements.  Management believes that with this financing, the Company will be able to generate additional revenues that will allow the Company to continue as a going concern. There can be no assurance that the Company will be successful in obtaining additional funding.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $186,400 and $111,957 at December 31, 2008 and December 31, 2007, respectively.

Management identifies a delinquent customer based upon the delinquent payment status of an outstanding invoice, generally greater than 30 days past due date.  The delinquent account designation does not trigger an accounting transaction until such time the account is deemed uncollectible. The allowance for doubtful accounts is determined by examining the reserve history and any outstanding invoices that are over 30 days past due as of the end of the reporting period.  Accounts are deemed uncollectible on a case-by-case basis, at management’s discretion based upon an examination of the communication with the delinquent customer and payment history.  Typically, accounts are only escalated to “uncollectible” status after multiple attempts have been made to communicate with the customer.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life ranges from 2 to 10 years.

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of businesses acquired over fair value or net identifiable assets at the date of acquisition. Goodwill is subject to a periodic impairment assessment by applying a fair value test based upon a two-step method. The first step of the process compares the fair value of the reporting unit with the carrying value of the reporting unit, including any goodwill. The Company utilizes a discounted cash flow valuation methodology to determine the fair value of the reporting unit. If the fair value of the reporting unit exceeds the carrying amount of the reporting unit, goodwill is deemed not to be impaired in which case the second step in the process is unnecessary. If the carrying amount exceeds fair value, the Company performs the second step to measure the amount of impairment loss. Any impairment loss is measured by comparing the implied fair value of goodwill, calculated per SFAS No. 142, with the carrying amount of goodwill at the reporting unit, with the excess of the carrying amount over the fair value recognized as an impairment loss.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Fair Value of Financial Instruments.

In January 2008, the Company adopted the provisions of SFAS No. 157, “Fair Value Measurements”, (“FAS 157”) which defines fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements. The Company’s adoption of FAS 157 did not have a material impact on its consolidated financial statements. Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. The Company has categorized its financial assets and liabilities measured at fair value into a three-level hierarchy in accordance with FAS 157.

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Inventories

Inventories consist of Telkonet Series 5™ products and the Telkonet iWire System™, which the primary components are Gateways, Extenders, iBridges and Couplers, and the primary components of the Telkonet SmartEnergy™ (TSE) and the Networked Telkonet SmartEnergy™ (NTSE) product suites, which are thermostats, sensors and controllers.  Inventories are stated at the lower of cost or market determined by the first in, first out (FIFO) method.

Investments

Telkonet maintained investments in two publicly-traded companies for the year ended December 31, 2008.  The Company has classified these securities as available for sale.  Such securities are carried at fair market value.  Unrealized gains and losses on these securities, if any, are reported as accumulated other comprehensive income (loss), which is a separate component of stockholders’ equity.  Unrealized losses of $32,750 were recorded for the year ended December 31, 2008 and there were no unrealized gains or losses for the year ended December 31, 2007.  Realized gains and losses and declines in value judged to be other than temporary on securities available for sale, if any, are included in operations.   Realized losses of $4,098,514 were recorded for the year ended December 31, 2008.  There were no realized gains or losses for the year ended December 31, 2007.

Deferred Financing Costs

Deferred financing costs are being amortized under the straight-line method over the terms of the related indebtedness, which approximates the effective interest method and is included in interest expense in the accompanying consolidated statements of operations.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2007, the Company adopted the provisions of FIN 48, as required. As a result of implementing FIN 48, there has been no adjustment to the Company’s financial statements and the adoption of FIN 48 did not have a material effect on the Company’s consolidated financial statements for the year ending December 31, 2008.

Net Loss per Common Share

The Company computes earnings per share under Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During 2008 and 2007 common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.
Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which includes the provisions of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

For equipment under lease, revenue is recognized over the lease term for operating lease and rental contracts. All of the Company’s leases are accounted for as operating leases. At the inception of the lease, no lease revenue is recognized and the leased equipment and installation costs are capitalized and appear on the balance sheet as “Equipment Under Operating Leases.” The capitalized cost of this equipment is depreciated from two to three years, on a straight-line basis down to the Company’s original estimate of the projected value of the equipment at the end of the scheduled lease term. Monthly lease payments are recognized as rental income. The Company has sold a portion of its lease portfolio in December 2005 and substantially all the remaining portfolio during 2006. The related equipment was charged to cost of sales commensurate with the associated revenue recognition (Note F).
Revenue from sales-type leases for EthoStream products is recognized at the time of lessee acceptance, which follows installation. The Company recognizes revenue from sales-type leases at the net present value of future lease payments. Revenue from operating leases is recognized ratably over the lease period

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Guarantees and Product Warranties

FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), requires that upon issuance of a guarantee, the guarantor must disclose and recognize a liability for the fair value of the obligation it assumes under that guarantee.
The Company’s guarantees were issued subject to the recognition and disclosure requirements of FIN 45 as of December 31, 2008 and 2007. The Company records a liability for potential warranty claims. The amount of the liability is based on the trend in the historical ratio of claims to sales, the historical length of time between the sale and resulting warranty claim, new product introductions and other factors. The products sold are generally covered by a warranty for a period of one year. In the event the Company determines that its current or future product repair and replacement costs exceed its estimates, an adjustment to these reserves would be charged to earnings in the period such determination is made. During the year ended December 31, 2008 and 2007, the Company experienced approximately three percent of units returned. As of December 31, 2008 and 2007, the Company recorded warranty liabilities in the amount of $146,951 and $102,534, respectively, using this experience factor.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $92,410 and $592,313 in advertising costs during the years ended December 31, 2008 and 2007, respectively.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs.” Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. Total expenditures on research and product development for 2008 and 2007 were $2,036,129 and $2,349,690, respectively.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Stock Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Consolidated Statement of Operations. The Company is using the Black-Scholes option-pricing model as its method of valuation for share-based awards. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and certain other market variables such as the risk free interest rate.

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. For 2008 and prior years, expected stock price volatility is based on the historical volatility of the Company’s stock for the related vesting periods.

Stock-based compensation expense recognized under SFAS 123(R) for the years ended December 31, 2008 and 2007 was $699,639 and $1,225,626, respectively, net of tax effect.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

New Accounting Pronouncements

In June 2008, the FASB issued Emerging Issues Task Force No. 07-5 (EITF 07-5), Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock. EITF 07-5 requires entities to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock by assessing the instrument’s contingent exercise provisions and settlement provisions. Instruments not indexed to their own stock fail to meet the scope exception of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, paragraph 11(a), and should be classified as a liability and marked-to-market. The statement is effective for fiscal years beginning after December 15, 2008 and is to be applied to outstanding instruments upon adoption with the cumulative effect of the change in accounting principle recognized as an adjustment to the opening balance of retained earnings. The Company is currently evaluating the provisions of EITF 07-5.

In February 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115 (“SFAS 159”).  SFAS 159 permits entities to measure eligible assets and liabilities at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  We adopted SFAS 159 on January 1, 2008 and did not elect the fair value option which did not have a material impact on our financial position and results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, Business Combinations , and Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements,an amendment of ARB No. 51 ..  These new standards significantly change the accounting for and reporting of business combination transactions and noncontrolling interests (previously referred to as minority interests) in consolidated financial statements.  Both standards are effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. These Statements are effective for the Company beginning on January 1, 2009.  The Company is currently evaluating the provisions of FAS 141(R) and FAS 160.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

In March 2008, the Financial Accounting Standards Board (FASB) issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133 (SFAS 161).  SFAS 161 requires companies to provide enhanced disclosures regarding derivative instruments and hedging activities and requires companies to better convey the purpose of derivative use in terms of the risks they intend to manage. Disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a company’s financial position, financial performance, and cash flows are required. This Statement retains the same scope as SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and is effective for fiscal years and interim periods beginning after November 15, 2008. We do not expect the adoption of SFAS No. 161 to have a material impact, if any, on our consolidated financial statements.

In February 2008, the FASB issued a FASB Staff Position (FSP) on Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (FSP FAS 140-3). This FSP addresses the issue of whether the transfer of financial assets and the repurchase financing transactions should be viewed as two separate transactions or as one linked transaction. The FSP includes a rebuttable presumption that the two transactions are linked unless the presumption can be overcome by meeting certain criteria. The FSP will be effective for fiscal years beginning after November 15, 2008 and will apply only to original transfers made after that date; early adoption will not be allowed. We do not expect the adoption of FSP FAS 140-3 to have a material impact, if any, on our consolidated financial statements.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The Company does not expect the adoption of FSP 142-3 to have a significant impact on its consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not expect the adoption of SFAS 162 to have a material effect on its results of operations and financial condition.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not expect the adoption of FSP APB 14-1 will have significant effect on its results of operations and financial condition.

NOTE B - ACQUISITION OF SUBSIDIARY

Acquisition of Smart Systems International, Inc.

On March 9, 2007, the Company acquired substantially all of the assets of Smart Systems International (SSI), a leading provider of energy management products and solutions to customers in the United States and Canada for cash and Company common stock having an aggregate value of $6,875,000. The purchase price was comprised of $875,000 in cash and 2,227,273 shares of the Company’s common stock. The Company is obligated to register the stock portion of the purchase price on or before May 15, 2007 and on March 14, 2008, this registration statement was declared effective.  Additionally, 1,090,909 of these shares were held in an escrow account for a period of one year following the closing from which certain potential indemnification obligations under the purchase agreement could be satisfied. The aggregate number of shares held in escrow was subject to adjustment upward or downward depending upon the trading price of the Company’s common stock during the one year period following the closing date.   On March 12, 2008, the Company released these shares from escrow and issued an additional 1,882,225 shares on June 12, 2008 pursuant to the adjustment provision in the SSI asset purchase agreement.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The acquisition of SSI was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The value of the Company’s common stock issued as a part of the acquisition was determined based on the most recent price of the Company's common stock on the day immediately preceding the acquisition date. The results of operations for SSI have been included in the Consolidated Statements of Operations since the date of acquisition.  The components of the purchase price were as follows:

As Reported
Common stock	$6,000,000
Cash	875,000
Direct acquisition costs	131,543
Total Purchase Price	$7,006,543
In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows:

Current assets	$1,646,054
Property, plant and equipment	36,020
Other assets	8,237
Goodwill	5,874,016
Total assets acquired	7,564,327

Accounts payable and accrued liabilities	(557,784)
Total liabilities assumed	(557,784)
Net assets acquired	$7,006,543

Goodwill represents the excess of the purchase price over the fair value of the net tangible assets acquired.  In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.  We completed our annual impairment testing during the fourth quarter of 2008, and determined that there was no impairment to the carrying value of goodwill.

Acquisition of EthoStream LLC

On March 15, 2007, the Company acquired 100% of the outstanding membership units of EthoStream, LLC, a network solutions integration company that offers installation, sales and service to the hospitality industry. The EthoStream acquisition will enable Telkonet to provide installation and support for PLC products and third party applications to customers across North America. The purchase price of $11,756,097 was comprised of $2.0 million in cash and 3,459,609 shares of the Company’s common stock. The entire stock portion of the purchase price is being held in escrow to satisfy certain potential indemnification obligations of the sellers under the purchase agreement. The shares held in escrow are distributable over the three years following the closing.  If during the twelve months following the Closing, the common stock has a volume-weighted average trading price of at least $4.50, as reported on the American Stock Exchange, for twenty (20) consecutive trading days, the aggregate number of shares of common stock issuable to the sellers shall be adjusted such that the number of shares of common stock issuable as the stock consideration shall be determined assuming a per share price equal to $4.50.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The acquisition of EthoStream was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The value of the Company’s common stock issued as a part of the acquisition was determined based on the most recent price of the Company's common stock prior to the acquisition date. The results of operations for EthoStream have been included in the Consolidated Statements of Operations since the date of acquisition.  The components of the purchase price were as follows:

As Reported
Common stock	$9,756,097
Cash	2,000,000
Direct acquisition costs	164,346
Total Purchase Price	$11,920,443

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows:

Current assets	$949,308
Property, plant and equipment	51,724
Other assets	21,603
Subscriber lists	2,900,000
Goodwill	8,796,439
Total assets acquired	12,719,074
Accounts payable and accrued liabilities	(798,631)
Total liabilities assumed	(798,631)
Net assets acquired	$11,920,443

Goodwill and other intangible assets represent the excess of the purchase price over the fair value of the net tangible assets acquired. The Company used a discounted cash flow model to determine the value of the intangible assets and to allocate the excess purchase price to the intangible assets and goodwill as appropriate. In this model, expected cash flows from subscribers were discounted to their present value at a rate of return of 20% (incorporating the risk-free rate, expected inflation, and related business risks) over a period of twelve years. Expected costs such as income taxes and cost of sales were deducted from expected revenues to arrive at after tax cash flows. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.

The subscriber list was valued at $2,900,000 with an estimated useful life of twelve years. This intangible was amortized using that life, and amortization from the date of the acquisition through December 31, 2008, was taken as a charge against income in the consolidated statement of operations.

In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.  At December 31, 2008, the Company performed an impairment test on the goodwill. Based upon management’s assessment of operating results and forecasted discounted cash flow, the carrying value of goodwill was determined to be impaired and therefore $2,000,000 was written off during the year ended December 31, 2008.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The following unaudited condensed combined pro forma results of operations reflect the pro forma combination of SSI and EthoStream businesses as if the combination had occurred at the beginning of the periods presented compared with the actual results of operations of Telkonet for the same period. The unaudited pro forma condensed combined results of operations do not purport to represent what the companies’ combined results of operations would have been if such transaction had occurred at the beginning of the periods presented, and are not necessarily indicative of Telkonet’s future results.

	Year Ended December 31, 2007
	As Reported	Pro Forma Adjustments	Pro Forma
Revenues	$11,476,983	$1,321,292	$12,798,275
Loss from continuing operations	$(13,270,724)	$(266,917)	$(13,537,641)
Loss per share from continuing operations – basic and diluted	$(0.20)	$(0.01)	$(0.21)
Weighted average common shares outstanding – basic and diluted	65,414,875	722,103	66,136,978

NOTE C - INTANGIBLE ASSETS AND GOODWILL

As a result of the EthoStream acquisition on March 15, 2007 the Company had intangibles totaling $2,900,000 at December 31, 2008 (Note B).

We used a discounted cash flow model to determine the value of the intangible assets and to allocate the excess purchase price to the intangible assets and goodwill as appropriate. In this model, expected cash flows from subscribers were discounted to their present value at a rate of return of 20% (incorporating the risk-free rate, expected inflation, and related business risks) over a determined length of life year. Expected costs such as income taxes and cost of sales were deducted from expected revenues to arrive at after tax cash flows.

We have applied the same discounted cash flow methodology to the assessment of value of the intangible assets of EthoStream, LLC, during the acquisition completed on March 15, 2007, for purposes of determining the purchase price.

Total identifiable intangible assets acquired and their carrying values at December 31, 2007 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets:
Subscriber lists - EthoStream	$2,900,000	$(191,320)	$2,708,680	$-	12.0
Total Amortized Identifiable Intangible Assets	2,900,000	(191,320)	2,708,680	-	12.0
Goodwill - EthoStream	8,796,440	-	8,796,440	-
Goodwill - SSI	5,874,015	-	5,874,015	-
Total	$17,570,455	$(191,320)	$17,379,135	$-

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Total identifiable intangible assets acquired and their carrying values at December 31, 2008 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets:
Subscriber lists - EthoStream	$2,900,000	$(432,986)	$2,467,014	$-	12.0
Total Amortized Identifiable Intangible Assets	2,900,000	(432,986)	2,467,014	-	9.6
Goodwill - EthoStream	8,796,439	(2,000,000)	6,796,439	-
Goodwill - SSI	5,874,016	-	5,874,016	-
Total	$17,570,455	$(2,432,985)	$15,137,469	$-

Total amortization expense charged to operations for the year ended December 31, 2008 and 2007 was $241,666 and $191,320, respectively. Estimated amortization expense as of December 31, 2008 is as follows:

Years Ended December 31,
2009	$241,667
2010	241,667
2011	241,667
2012	241,667
2013 and after	1,500,348
Total	$2,467,014

The Company does not amortize goodwill. The Company recorded goodwill in the amount of $14,670,455 as a result of the acquisitions of EthoStream and SSI during the year ended December 31, 2007.  At December 31, 2008, the Company has determined that a portion of the value of EthoStream’s goodwill has been impaired based upon management’s assessment of operating results and forecasted discounted cash flow and has written off $2,000,000 of its value.  During the year ended December 31, 2008, the Company recorded a goodwill impairment charge of $380,000 related to the additional shares issued upon the release of the purchase price contingency escrow with the MSTI acquisition.

NOTE D - ACCOUNTS RECEIVABLE

Components of accounts receivable as of December 31, 2008 and 2007 are as follows:

	2008	2007
Accounts receivable (factored)	$1,961,535	$-
Advances from factor	(1,075,879)	-
Due from factor	885,656	-
Accounts receivable (non-factored)	127,080	1,995,449
Allowance for doubtful accounts	(176,400)	(101,957)
Total	$836,336	$1,893,492

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

In February 2008, the Company entered into a factoring agreement to sell, without recourse, certain receivables to an unrelated third party financial institution in an effort to accelerate cash flow.  Under the terms of the factoring agreement the maximum amount of outstanding receivables at any one time is $2.5 million.  Proceeds on the transfer reflect the face value of the account less a discount.  The discount is recorded as interest expense in the Consolidated Statement of Operations in the period of the sale.  Net funds received reduced accounts receivable outstanding while increasing cash.  Fees paid pursuant to this arrangement are included in “Financing expense” in the Consolidated Statement of Operations and amounted to $237,813 for the year ended December 31, 2008. The amounts borrowed are collateralized by the outstanding accounts receivable, and are reflected as a reduction to accounts receivable in the accompanying consolidated balance sheets.

NOTE E - INVENTORIES

Components of inventories as of December 31, 2008 and 2007 are as follows:

	2008	2007
Raw Materials	$843,978	$928,739
Finished Goods	1,089,962	1,649,345
Reserve for Obsolescence	(200,000)	-
Total	$1,733,940	$2,578,084

NOTE F - OTHER CURRENT ASSETS

Components of other current assets as of December 31, 2008 and 2007 are as follows:

	2008	2007
Investment in sales-type lease - current	$10,270	$16,501
Prepaid expenses and deposits	220,269	422,149
Total	$230,539	$438,650

EthoStream, LLC’s net investment in sales-type leases, included in other assets, as of December 31, 2008 and 2007 consists of the following:

	2008	2007
Total Minimum Lease Payments to be Received	$11,709	$30,000
Less: Unearned Interest Income	(540)	(2,330)
Net Investment in Sales-Type Leases	11,169	27,670
Less: Current Maturities	(10,270)	(16,501)
Non-Current Portion	$899	$11,169

Aggregate future minimum lease payments to be received under the above leases are as follows as of December 31, 2008:

2009	10,797
2010	912
2011	-
$11,709

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE G - PROPERTY AND EQUIPMENT

The Company’s property and equipment at December 31, 2008 and 2007 consists of the following:

	2008	2007
Telecommunications and related equipment	117,493	313,941
Development Test Equipment	153,484	153,487
Computer Software	160,894	160,894
Leasehold Improvements	248,778	248,778
Office Equipment	382,851	426,813
Office Fixtures and Furniture	265,318	288,307
Total	1,328,818	1,592,220
Accumulated Depreciation	(925,225)	(971,424)
	$403,593	$620,796
NOTE H - MARKETABLE SECURITIES

Geeks on Call America, Inc.

On October 19, 2007, the Company completed the acquisition of approximately 30.0% of the issued and outstanding shares of common stock of Geeks on Call America, Inc. (“GOCA”), the nation's premier provider of on-site computer services.  Under the terms of the stock purchase agreement, the Company acquired approximately 1,160,043 shares of GOCA common stock from several GOCA stockholders in exchange for 2,940,200 shares of the Company’s common stock for total consideration valued at approximately $4.5 million. The number of shares issued in connection with this transaction was determined using a per share price equal to the average closing price of the Company’s common stock on the American Stock Exchange (AMEX) during the ten trading days immediately preceding the closing date. The number of shares was subject to adjustment on the date the Company filed a registration statement for the shares issued in this transaction, which occurred on April 25, 2008. The increase or decrease to the number of shares issued was determined using a per share price equal to the average closing price of the Company’s common stock on the AMEX during the ten trading days immediately preceding the date the registration statement was filed.  The Company accounted for this investment under the cost method, as the Company does not have the ability to exercise significant influence over operating and financial policies of GOCA.  On April 30, 2008, Telkonet issued an additional 3,046,425 shares of its common stock to the sellers of GOCA to satisfy the adjustment provision.

On February 8 2008, Geeks on Call Acquisition Corp., a newly formed, wholly-owned subsidiary of Geeks On Call Holdings, Inc., (formerly Lightview, Inc.) merged with Geeks on Call America, Inc (“GOCA”). As a result of the merger, the Company’s common stock in GOCA was exchanged for shares of common stock of Geeks on Call Holdings Inc.  Immediately following the merger, Geeks on Call Holdings Inc. completed a private placement of its common stock for aggregate gross proceeds of $3,000,000. As a result of this transaction, the Company’s 30% interest in GOCA became an 18% interest in Geeks on Call Holdings Inc.  The Company has determined that its investment in GOCA is impaired because it believes that the fair market value of GOCA has permanently declined.   Accordingly, the Company wrote-off $4,098,514 during the year ended December 31 2008.   The remaining value of this investment amounted to $367,643 as of December 31, 2008.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Multiband Corporation

In connection with a payment of $75,000 of accounts receivable, the company received 30,000 shares of common stock of Multiband Corporation, a Minnesota-based communication services provider to multiple dwelling units.  The Company classifies this security as available for sale, and is carried at fair market value.  During the year ended December 31, 2008, the Company recorded a loss of $6,500 on the sale of 5,000 shares of its investment in Multiband.  In addition, the Company recorded an unrealized loss of $32,750 due to a temporary decline in value of this security.  The remaining value of this investment amounted to $29,750 as of December 31, 2008.

NOTE I - OTHER LONG TERM ASSETS

Components of other long term assets as of December 31, 2008 and 2007 are as follows:

	2008	2007
Long-term investments	$8,000	$8,000
Investments in sales-type leases – non current	899	11,169
Deposits and other	89,908	145,085
Total	$98,807	$164,254

Long-term investments held during the years ended December 31, 2008 and 2007 included the following:

Amperion, Inc.

On November 30, 2004, the Company entered into a Stock Purchase Agreement (“Agreement”) with Amperion, Inc. ("Amperion"), a privately held company. Amperion is engaged in the business of developing networking hardware and software that enables the delivery of high-speed broadband data over medium-voltage power lines. Pursuant to the Agreement, the Company invested $500,000 in Amperion in exchange for 11,013,215 shares of Series A Preferred Stock for an equity interest of approximately 0.8%. The Company has the right to appoint one person to Amperion’s seven-person board of directors. The Company accounted for this investment under the cost method, as the Company does not have the ability to exercise significant influence over operating and financial policies of the investee. The carrying value of the Company’s investment in Amperion is $8,000 at December 31, 2008 and 2007.

BPL Global, Ltd.

On February 4, 2005, the Company’s Board of Directors approved an investment in BPL Global, Ltd. (“BPL Global”), a privately held company. The Company funded an aggregate of $131,000 as of December 31, 2005 and additional $44 during the year of 2006. This investment represents an equity interest of approximately 4.67% at December 31, 2006. The fair value of the Company's investment in BPL Global, Ltd. amounted $131,044 as of December 31, 2006.  On November 7, 2007, the Company completed the sale of its investment in BPL Global, Ltd for $2,000,000 in cash to certain existing stockholders of BPL Global. The Company recorded $1,868,956 of gain on sale of the investment.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE J - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2008 and 2007 are as follows:

	2008	2007
Accounts payable	$2,561,213	$3,339,670
Accrued expenses and liabilities	826,276	1,221,507
Accrued payroll and payroll taxes	832,593	815,357
Accrued interest	190,224	40,000
Warranty	146,951	102,534
Other accrued expenses	-	-
Total	$4,557,257	$5,519,068
NOTE K - LINE OF CREDIT

In September 2008, the Company entered into a two-year line of credit facility with a third party financial institution.  The line of credit has an aggregate principal amount of $1,000,000 and is secured by the Company’s inventory.  The outstanding principal balance bears interest at the greater of (i) the Wall Street Journal Prime Rate plus nine (9%) percent per annum, adjusted on the date of any change in such prime or base rate, or (ii) Sixteen percent (16%).  Interest, computed on a 365/360 simple interest basis, and fees on the credit facility are payable monthly in arrears on the last day of each month and continuing on the last day of each month until the maturity date.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time.  In the event of such prepayment, the lender will be entitled to receive a prepayment fee of four percent (4.0%) of the highest aggregate loan commitment amount if prepayment occurs before the end of the first year and three percent (3.0%) if prepayment occurs thereafter.  The outstanding borrowing under the agreement at December 31, 2008 was $574,005.  The Company has incurred interest expense of $22,374 related to the line of credit for the year ended December 31, 2008. The Prime Rate was 3.25% at December 31, 2008.

On February 19, 2009, the Company received a notice of waiver from Thermo Credit LLC on the tangible net worth requirement, as defined item D(10)b of the line of credit agreement.  The waiver is in effect as of December 31, 2008 and for the 90 day period thereafter.

NOTE L - SENIOR CONVERTIBLE DEBENTURES AND SENIOR NOTES PAYABLE

Senior Convertible Debenture

A summary of convertible debentures payable at December 31, 2008 and December 31, 2007 is as follows:

	December 31, 2008	December 31, 2007
Senior Convertible Debentures, accrue interest at 13% per annum and mature on May 29, 2011	$2,136,650	$-
Debt Discount - beneficial conversion feature, net of accumulated amortization of $295,508 and $0 at December 31, 2008 and December 31, 2007, respectively.	(425,458)	-
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $277,913 and $0 at December 31, 2008 and December 31, 2007, respectively.	(400,127)	-

Total	$1,311,065	$-
Less: current portion	-	-
	$1,311,065	$-

 TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On May 30, 2008, the Company entered into a Securities Purchase Agreement with YA Global Investments, L.P. (the “Buyer”) pursuant to which the Company agreed to issue and sell to the Buyer up to $3,500,000 of secured convertible debentures (the “Debentures”) and warrants to purchase (the “Warrants”) up to 2,500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).  The sale of the Debentures and Warrants was effectuated in three separate closings, the first of which occurred on May 30, 2008, and the remainder of which occurred in June 2008.  At the May 30, 2008 closing, the Company sold Debentures having an aggregate principal value of $1,500,000 and Warrants to purchase 2,100,000 shares of Common Stock.  In July 2008, the Company sold the remaining Debentures having an aggregate principal value of $2,000,000 and Warrants to purchase 400,000 shares of Common Stock.

During the year ended December 31, 2008, $1,363,350 of the debt has been converted to equity.  Accordingly, as of December 31, 2008, the Company has $2,136,650 outstanding in convertible debentures. During the year ended December 31, 2008, the $1,363,350 of convertible debentures was converted into 7,324,057 shares of common stock.

The Debentures accrue interest at a rate of 13% per annum and mature on May 29, 2011.  The Debentures may be redeemed at any time, in whole or in part, by the Company upon payment by the Company of a redemption premium equal to 15% of the principal amount of Debentures being redeemed, provided that an Equity Conditions Failure (as defined in the Debentures) is not occurring at the time of such redemption.  The Buyer may also convert all or a portion of the Debentures at any time at a price equal to the lesser of (i) $0.58, or (ii) ninety percent (90%) of the lowest volume weighted average price of the Company’s Common Stock during the ten (10) trading days immediately preceding the conversion date.  The Warrants expire five years from the date of issuance and entitle the Buyers to purchase shares of the Company’s Common Stock at a price per share of $0.61.

The Debenture meets the definition of a hybrid instrument, as defined in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). The hybrid instrument is comprised of a i) a debt instrument, as the host contract and ii) an option to convert the debentures into common stock of the Company, as an embedded derivative. The embedded derivative derives its value based on the underlying fair value of the Company’s common stock. The Embedded Derivative is not clearly and closely related to the underlying host debt instrument since the economic characteristics and risk associated with this derivative are based on the common stock fair value.

The embedded derivative does not qualify as a fair value or cash flow hedge under SFAS No. 133. Accordingly, changes in the fair value of the embedded derivative are immediately recognized in earnings and classified as a gain or loss on the embedded derivative financial instrument in the accompanying statements of operations. There was a loss of $1,174,121 recognized for the year ended December 31, 2008.

The Company determines the fair value of the embedded derivatives and records them as a discount to the debt and a derivative liability on the date of issue. The Company recognizes an immediate financing expense for any excess in the fair value of the derivatives over the debt amount.  Upon conversion of the debt to equity, any remaining unamortized discount is charged to financing expense.

The Company amortized the beneficial conversion feature and the value of the attached warrants, and recorded non-cash interest expense in the amount of $295,508, and $277,913, respectively, for the year ended December 31, 2008.

At December 31, 2008, the Senior Convertible Debenture had an estimated fair value of $1.9 million.

On March 31, 2009, the Company received a notice of waiver from YA Global Investments, L.P. pursuant to which it agreed that, to the extent MSTI is in default of the MSTI Debentures, such default shall not constitute an Event of Default as defined in Section 2(a)(iii) of the May 30, 2008 Debentures the Company issued to YA Global. The waiver is in effect as of December 31, 2008 through June 1, 2009.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Senior Note Payable

A summary of the senior notes payable at December 31, 2008 and December 31, 2007 is as follows:

	December 31, 2008	December 31, 2007
Senior Note Payable, accrues interest at 6% per annum, and matures on the earlier to occur of (i) the closing of the Company’s next financing, or (ii) January 28, 2008.	$-	$1,500,000
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $195,924 and $166,744 at December 31, 2008 and December 31, 2007, respectively.	-	(29,180)

Total	$-	$1,470,820
Less: current portion	-	1,470,820
	$-	$-

On July 24, 2007, Telkonet entered into a Senior Note Purchase Agreement with GRQ Consultants, Inc. (“GRQ”) pursuant to which the Company issued to GRQ a Senior Promissory Note (the “Note”) in the aggregate principal amount of $1,500,000. The Note was due and payable on the earlier to occur of (i) the closing of the Company’s next financing, or (ii) January 28, 2008, and bore interest at a rate of nine (6%) percent per annum. The Company incurred approximately $25,000 in fees in connection with this transaction. The net proceeds from the issuance of the Note were for general working capital needs.  On February 8, 2008, this note was repaid in full including $49,750 in accrued but unpaid interest from the issuance date through the date of repayment.

In connection with the issuance of the Note, the Company also issued to GRQ warrants to purchase 359,712 shares of common stock at $4.17 per share. These warrants expire five years from the date of issuance. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.00%, a dividend yield of 0%, and volatility of 76%. The $195,924 of debt discount attributed to the value of the warrants issued is amortized over the note maturity period (six months) as non-cash interest expense. The Company amortized the value of the attached warrants, and recorded non-cash interest expense in the amount of $29,180, respectively, during the year ended December 31, 2008.

Aggregate maturities of long-term debt as of December 31, 2008 are as follows:

For the twelve months ended December 31,	Amount
2009	$-
2010	-
2011	2,136,650
$2,136,650

Note Payable

On May 6, 2008, Telkonet executed a Promissory Note (the “Note”) in favor of Ralph W. Hooper (the “Note”) in the aggregate principal amount of Four Hundred Thousand Dollars ($400,000). The Note was due and payable on the earlier to occur of (i) the closing of the Company’s next financing, or (ii) November 6, 2008. As of December 31, 2008, there was no outstanding liability.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

In connection with the issuance of the Note, the Company also issued to Mr. Hooper warrants to purchase 800,000 shares of common stock at $0.60 per share. These warrants expire five years from the date of issuance. The Company valued the warrants using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.2%, a dividend yield of 0%, and volatility of 82%. The Company recorded non-cash interest expense in the amount of $254,160 for the value of the attached warrants during the year ended December 31, 2008.

NOTE N - CAPITAL STOCK

The Company has authorized 15,000,000 shares of preferred stock, with a par value of $.001 per share. As of December 31, 2008 and 2007, the Company has no preferred stock issued and outstanding. The company has authorized 130,000,000 shares of common stock, with a par value of $.001 per share. As of December 31, 2008 and 2007, the Company has 87,525,495 and 70,826,544, respectively, of shares of common stock issued and outstanding.

During the year ended December 31, 2007, the Company issued an aggregate of 118,500 shares of common stock for an aggregate purchase price of $124,460 to certain employees upon exercise of employee stock options at approximately $1.05 per share. (Note N).

During the year ended December 31, 2007, the Company issued an aggregate of 21,803 shares of common stock, valued at $57,342, to a consultant and an employee in exchange for services, which approximated the fair value of the shares issued during the period services were completed and rendered.

During the year ended December 31, 2007, the Company issued 200,000 shares of common stock pursuant to a consulting agreement.  These shares were valued at $271,500, which approximated the fair value of the shares issued during the period services were completed and rendered (Note T).

On March 9, 2007, the Company entered into an Asset Purchase Agreement (“Agreement”) with Smart Systems International, a privately held company. Pursuant to the Agreement, the Company issued 2,227,273 shares of Common Stock at approximately $2.69 per share (Note B).

On March 15, 2007, the Company entered into a Purchase Agreement (“Agreement”) with EthoStream, LLC, a privately held company. Pursuant to the Agreement, the Company issued 3,459,609 shares of Common Stock at approximately $2.82 per share (Note B).

On July 18, 2007, Telkonet issued 866,856 unregistered shares of common stock of Telkonet, Inc. in connection with the acquisition of substantially all of the assets of Newport Telecommunications Co. by the Telkonet majority-owned subsidiary, Microwave Satellite Holdings, Inc.   The Common Stock issued by Telkonet represented $1,530,000 of the total consideration of $2,550,000 paid in the asset purchase (Note B).

In February 2007, the Company issued 4,000,000 shares of Common Stock valued at $2.50 per share for an aggregate purchase price of $9,610,000, net of placement fees. The Company also issued to this investor warrants to purchase 2.6 million shares of its common stock at an exercise price of $4.17 per share in this private placement transaction. A registration statement covering the shares underlying the warrants was filed with the Securities and Exchange Commission on Form S-3 on March 5, 2007 and was declared effective on March 20, 2007.  In accordance with EITF 00-19-02, “Accounting for Registration Payment Arrangements”, at the time of the issuance of the equity for registration the Company deemed it probable that a registration of shares would be deemed effective therefore a loss contingency would not be necessary and the equity was recorded at fair value on the date of issuance.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On October 19, 2007, the Company completed the acquisition of approximately 30.0% of the issued and outstanding shares of common stock of Geeks on Call America, Inc. (“GOCA”), the nation's premier provider of on-site computer services.  Under the terms of the stock purchase agreement, the Company acquired approximately 1,160,043 shares of GOCA common stock from several GOCA stockholders in exchange for 2,940,202 shares of the Company’s common stock for total consideration valued at approximately $4.5 million (Note I).  On February 8 2008, Geeks on Call Acquisition Corp., a newly formed, wholly-owned subsidiary of Geeks On Call Holdings, Inc., (formerly Lightview, Inc.) merged with Geeks on Call America, Inc (“GOCA”). As a result of the merger, the Company’s common stock in GOCA was exchanged for shares of common stock of Geeks on Call Holdings Inc.  Immediately following the merger, Geeks on Call Holdings Inc. completed a private placement of its common stock for aggregate gross proceeds of $3,000,000. As a result of this transaction, the Company’s 30% interest in GOCA became an 18% interest in Geeks on Call Holdings Inc.

In February 2008, the Company amended certain stock purchase warrants held by private placement investors to reduce the exercise price under such warrants from $4.17 per share to $0.6978258 per share.  The warrants entitled the holders to purchase an aggregate of up to 3,380,000 shares of Telkonet common stock.   Subsequently, these private placement investors exercised all of their warrants on a cashless basis using the five day volume average weighted price (VWAP) as of January 31, 2008 of $.99 resulting in the issuance of 1,000,000 shares of Company common stock.

During the year ended December 31, 2008, the Company issued 346,244 shares of common stock to consultants for services performed and services accrued in fiscal 2007.  These shares were valued at $345,407, which approximated the fair value of the shares issued during the period services were completed and rendered.

In February 2008, Telkonet completed a private placement with one investor for aggregate gross proceeds of $1.5 million.  Pursuant to this private placement, the Company issued 2,500,000 shares of common stock valued at $0.60 per share.

In April 2008, Telkonet issued an additional 3,046,425 shares of its common stock to the sellers of Geeks on Call America, Inc. to satisfy the adjustment provision in the stock purchase agreement dated October 19, 2007 (Note T).

In June 2008, Telkonet issued an additional 1,882,225 shares of its common stock to the sellers of Smart Systems International (SSI), to satisfy the adjustment provision in the purchase agreement dated March 9, 2007 (Note B).

During the year ended December 31, 2008, Telkonet issued an aggregate of 600,000 shares of its common stock to Frank T. Matarazzo pursuant to the stock purchase agreement between Telkonet and MST, dated January 31, 2006.  These shares were valued at $380,000, which approximated the fair value of the shares on the date the shares were issued (Note B).

During the year ended December 31, 2008, Telkonet issued 7,324,057 shares of common stock at approximately $0.19 per shares to its senior convertible debenture holders in exchange for $1,363,350 of debentures.

NOTE O - STOCK OPTIONS AND WARRANTS

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees of the Company under a non-qualified employee stock option plan.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00 - $1.99	4,263,429	4.30	$1.02	4,049,679	$1.01
$2.00 - $2.99	1,232,500	5.80	$2.48	1,213,500	$2.48
$3.00 - $3.99	1,272,000	6.21	$3.32	1,074,500	$3.35
$4.00 - $4.99	100,000	6.18	$4.32	72,000	$4.31
$5.00 - $5.99	126,000	6.11	$5.22	97,000	$5.23
	6,993,929	4.98	$1.82	6,506,679	$1.77

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2007	8,520,929	$2.06
Granted	935,000	2.55
Exercised (Note M)	(118,500)	1.05
Cancelled or expired	(1,232,000)	3.00
Outstanding at December 31, 2007	8,105,429	$1.98
Granted	185,000	1.00
Exercised (Note M)	-	-
Cancelled or expired	(1,296,500)	2.71
Outstanding at December 31, 2008	6,993,929	$1.82

The weighted-average fair value of stock options granted to employees during the years ended December 31, 2008 and 2007 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	2008	2007
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	2.9%	4.8%
Expected stock price volatility	78%	70%
Expected dividend payout	-	-
Expected option life (in years)	5.0	5.0
Fair value per share of options granted	$0.55	$1.57

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The expected life of awards granted represents the period of time that they are expected to be outstanding. We determine the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules, exercise patterns and pre-vesting and post-vesting forfeitures. We estimate the volatility of our common stock based on the calculated historical volatility of our own common stock using the trailing 24 months of share price data prior to the date of the award. We base the risk-free interest rate used in the Black-Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award. We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Consequently, we use an expected dividend yield of zero in the Black-Scholes-Merton option valuation model. We use historical data to estimate pre-vesting option forfeitures and record share-based compensation for those awards that are expected to vest. In accordance with SFAS No. 123R, we adjust share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience.

The total intrinsic value of the options exercised for the year ended December 31, 2007 was $137,666. There were no options exercised during the year ended December 31, 2008.  Additionally, the total fair value of shares vested during the year ended December 31, 2008 and 2007 was $613,139 and $1,225,626, respectively.

Total stock-based compensation expense recognized in the consolidated statement of earnings for the year ended December 31, 2008 and 2007 was $1,216,997 and $1,534,560, respectively, net of tax effect. Additionally, the aggregate intrinsic value of options outstanding and unvested as of December 31, 2008 is $0.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to the Company consultants. These options were granted in lieu of cash compensation for services performed.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00	1,815,937	3.33	$1.00	1,815,937	$1.00

Transactions involving options issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2007	1,815,937	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2007	1,815,937	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2008	1,815,937	$1.00

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

There were no non-employee stock options vested during the years ended December 31, 2008 and 2007, respectively.

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses and in connection with placement of convertible debentures.

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.58	856,739	3.08	$0.58	856,739	$0.58
$0.60	800,000	4.35	$0.60	800,000	$0.60
$0.61	2,500,000	4.41	$0.61	2,500,000	$0.61
$2.59	862,452	2.62	$2.59	862,452	$2.59
$3.98	3,078,864	3.56	$3.98	3,078,864	$3.98
$4.17	359,712	2.79	$4.17	359,712	$4.17
	8,457,767	3.46	$2.19	8,457,767	$2.19

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2007	4,557,850	$4.20
Granted	3,115,777	4.18
Exercised (Note M)	-	-
Canceled or expired	-	-
Outstanding at December 31, 2007	7,673,627	$4.15
Granted	4,164,140	1.31
Exercised (Note M)	(3,380,000)	0.70	*
Canceled or expired	-	-
Outstanding at December 31, 2008	8,457,767	$2.19
______________
*The warrants were issued to Enable Capital and originally priced at $4.17 per share.  In February 2008, these warrants were re-priced to $0.6978258 per share and the holders exercised the warrants on a cashless basis and received 1,000,000 shares

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The Company granted 864,140 and 79,326 warrants to Convertible Senior Notes holders, 0 and 2,600,000 warrants to private placement investors (Note M), 2,500,000 and 0 to a Convertible Debenture holder, 800,000 and 0 to a Note holder, and  0 and 76,739 compensatory warrants to non-employees during the year ended December 31, 2008 and 2007, respectively.  There was no compensatory warrant expense recorded for the year ended December 31, 2008.  The estimated value of compensatory warrants granted during the year ended December 31, 2007 was determined using the Black-Scholes option pricing model and the following assumptions: contractual term of 5 years, a risk free interest rate of approximately 4.75%, a dividend yield of 0% and volatility of 70%. Compensation expense of $139,112 was charged to operations for the year ended December 31, 2007.

The purchase price of the warrants issued to Convertible Senior Note holders was adjusted from $4.70 to $3.98 per share during the year ended December 31, 2008 in accordance with the anti-dilution protection provision of the Convertible Senior Notes Payable Agreement (“the Agreement”) dated October 27, 2005, upon the occurrence of certain events as defined in the Agreement.

In February 2008, the Company amended certain stock purchase warrants held by private placement investors to reduce the exercise price under such warrants from $4.17 per share to $0.6978258 per share.  The warrants entitled the holders to purchase an aggregate of up to 3,380,000 shares of Telkonet’s common stock.   Subsequently, these private placement investors exercised all of their warrants on a cashless basis using the five day volume average weighted price (VWAP) as of January 31, 2008 of $.99 resulting in the issuance of 1,000,000 shares of Company common stock.  The Company has accounted for the amended warrants issued, valued at $1,224,236, as other expense using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, an average risk-free interest rate of 3.5% a dividend yield of 0% and volatility of 70%.  In addition, during the year ended December 31, 2008, the Company recorded non-cash expenses of $574,426 for issuing additional warrants and the re-pricing of outstanding warrants in accordance with the anti-dilution provision of the warrant agreements.

NOTE P - RELATED PARTY TRANSACTIONS

In September 2003, the Company entered into a consulting agreement that provides for annual compensation of $100,000, payable monthly, with The Musser Group, an entity controlled by the Company's Chairman of the Board of Directors, for certain services. As of December 31, 2007, an aggregate of $100,000 of consulting fees was charged to income each year pursuant to the agreement.

On July 1, 2005, the Company and Mr. Blumenfeld executed a consulting agreement pursuant to which Mr. Blumenfeld agreed to act as a consultant with respect to international sales.  Pursuant to the terms of the agreement, Mr. Blumenfeld received 10,000 shares of Telkonet stock upon execution of the agreement, 10,000 shares of Telkonet stock per quarter for the first year (for a total 50,000 shares in the first year) and 5,000 shares of Telkonet stock per quarter thereafter plus a five percent (5%) commission (payable in cash or Telkonet stock at the Consultant’s option) on international sales generated by him with gross margins of 50% or greater. The stock awarded to Mr. Blumenfeld pursuant to the agreement is restricted stock. The agreement has a one year term, which is renewable annually upon both parties’ agreement.  The agreement was not renewed and therefore expired effective June 30, 2006.  On March 16, 2007, the Board of Directors approved the payment of compensation to Mr. Blumenfeld in the amount of $24,000 for his service as a director during the period of July 1, 2006 through December 31, 2006, which payment is commensurate with the payments made to the other directors for their board service.   In addition, effective January 1, 2007, Mr. Blumenfeld is being compensated according to the non-management compensation plan.

From time to time the Company may receive advances from certain of its officers to meet short term working capital needs.  These advances may not have formal repayment terms or arrangements.  As of December 31, 2008, there were no amounts due to officers of the Company.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE Q - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

A reconciliation of tax expense computed at the statutory federal tax rate on loss from operations before income taxes to the actual income tax expense is as follows:

	2008	2007
Tax provision computed at the statutory rate	$(8,677,000)	$(7,137,000)
Stock-based compensation	390,000	563,000
Goodwill impairment	950,000	692,000
Book expenses not deductible for tax purposes	200,000	135,000
Minority Interest	(1,728,000)	(1,019,000)
Change in valuation allowance for deferred tax assets	8,865,000	6,766,000
Income tax expense	$--	$--

Deferred income taxes include the net tax effects of net operating loss (NOL) carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	2008	2007
Deferred Tax Assets:
Net operating loss carryforwards	$40,076,000	$32,231,000
Property and equipment, principally due to differences in depreciation	638,000	259,000
Warrants and non-employee stock options	1,421,000	1,031,000
Investment in Amperion	188,000	188,000
Other	915,000	915,000
Total deferred tax assets	43,238,000	34,624,000

Deferred Tax Liabilities:
Beneficial Conversion Feature of Convertible Debentures	(247,000)	(513,000)
Acquired Intangibles	(984,000)	(984,000)
Other	(850,000)	(825,000)
Total deferred tax liabilities	(2,081,000)	(2,332,000)
Valuation allowance	(41,157,000)	(32,292,000)
Net deferred tax assets	$--	$--

The Company has provided a valuation reserve against the full amount of the net deferred tax assets, because in the opinion of management, it is more likely than not that these tax assets will not be realized.

At December 31, 2008 and 2007, the Company has net operating loss carryforwards of approximately $116 million and $87 million, respectively, for federal income tax purposes which will expire at various dates from 2020 through 2028.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

With the implementation of FAS123R, the amount of the NOL carryforward related to stock based compensation expense is not recognized until the stock-based compensation tax deductions reduce taxes payable. Accordingly, the NOL's reported in the deferred tax asset that were generated in the current year do not include the component of the NOL related to excess tax deductions over book compensation cost related to stock based compensation.. The NOL deferred tax asset does include pre-implementation excess tax deductions over book compensation cost related to stock based compensation. The NOL related to excess tax deductions will be recorded directly into Additional Paid-in-Capital at the time they produce a future current tax benefit.

During 2007, the Company acquired SSI and EthoStream.  As part of the purchase accounting for these acquisitions, deferred tax assets in the amount of $3.8 million and $74,000, respectively, were established.  A valuation allowance against these deferred assets was established as part of purchase accounting and was recorded to goodwill.

SFAS 109 requires recognition of a deferred tax liability for outside basis differences arising in fiscal years beginning after December 15, 1992.  An outside basis difference represents the amount by which the basis of an investment in a domestic subsidiary for financial reporting purposes exceeds the tax basis in such asset.  If under applicable tax law, the outside basis difference in a domestic subsidiary can be recovered tax-free and the Company expects to avail itsself of such law, the outside basis difference is not a temporary difference since no taxes are expected to result upon its reversal.  Subsequent to the transaction in May 2007 discussed previously, Telkonet's ownership in Microwave Satellite Technologies, Inc. is only 58%.  As such, it can no longer recover the outside tax basis in a tax-free manner and Telkonet does not intend to modify its ownership to avail itself of a tax-free recovery alternative.  As such, a deferred liability was established in 2007 for the outside basis difference in Telkonet's ownership of Microwave Satellite Technologies, Inc.

The Company’s NOL and tax credit carryovers may be significantly limited under Section 382 of the Internal Revenue Code (IRC). NOL and tax credit carryovers are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. During 2005 and in prior years, the Company may have experienced such ownership changes.

The limitation imposed by Section 382 would place an annual limitation on the amount of NOL and tax credit carryovers that can be utilized. When the Company completes the necessary studies, the amount of NOL carryovers available may be reduced significantly. However, since the valuation allowance fully reserves for all available carryovers, the effect of the reduction would be offset by a reduction in the valuation allowance.

NOTE R - LOSSES PER COMMON SHARE

The following table presents the computations of basic and dilutive loss per share:

	2008	2007
Loss from Continuing Operations	$(16,080,237)	$(13,270,724)
Loss from Discontinued Operations	(7,905,302)	(7,120,386)
Net Loss	$(23,985,539)	$(20,391,110)

Net loss per share:
Loss per share from continuing operations – basic and diluted	$(0.20)	$(0.20)
Loss per share from discontinued operations – basic and diluted	$(0.10)	$(0.11)
Net loss per share – basic and diluted	$(0.30)	$(0.31)

Weighted average common shares outstanding – basic and diluted	79,153,788	65,414,875

For the year ended December 31, 2008, no potential shares were excluded from shares used to calculate diluted losses per share.  For the year ended December 31, 2007, 2,800,950 potential shares were excluded from shares used to calculate diluted losses per share as their inclusion would reduce net losses per share.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE S - COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

The Company presently leases 16,400 square feet of commercial office space in Germantown, Maryland for its corporate headquarters. The Germantown lease expires in December 2015. The Company spent approximately $61,000 in build-out costs to increase the office space of its Germantown headquarters by approximately 6,000 square feet in April 2007.

In March 2005, the Company entered into a lease agreement for 6,742 square feet of commercial office space in Crystal City, Virginia. The Crystal City lease expires in March 2008. In February 2007, the Company executed a sublease for this space commencing in April 2007 through the expiration of the lease in March 2008.

The Company presently leases approximately 12,000 square feet of office space in Milwaukee, WI for EthoStream.  The Milwaukee lease expires in February 2019.

Following the acquisition of SSI, the Company assumed a lease on 9,000 square feet of office and warehouse space in Las Vegas, NV on a month to month basis.  The Las Vegas, NV office lease expired on April 30, 2008.

In September 2006, the Company leased a vehicle for the then Chief Executive Officer of Telkonet, Inc. This lease expired in September 2008.

Commitments for minimum rentals under non cancelable leases at December 31, 2008 are as follows:

2009	$292,889
2010	411,830
2011	262,892
2012	264,932
2013 and thereafter	891,198
Total	$2,123,741

Rental expenses charged to operations for the years ended December 31, 2008 and 2007 are $454,450 and $719,300, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

The Company entered into an exclusive financial advisor and consulting agreement in January 2007. The agreement provides a minimum consideration fee, not less than $250,000, in the event of an equity or financing transaction where the advisor is engaged. The agreement may be terminated with sixty days notification by either party.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On August 1, 2007, the Company entered into an agreement with Barry Honig, President of GRQ Consultants, Inc. (“GRQ”). Telkonet has agreed to pay Mr. Honig 50,000 shares of common stock per month for six (6) months, to provide the Company with transaction advisory services. As of December 31, 2007, GRQ held a Senior Promissory Note issued by Telkonet on July 24, 2007, in the principal amount of $1,500,000 (Note J).  On February 8, 2008, this note was repaid in full including $49,750 in accrued but unpaid interest from the issuance date through the date of repayment.
Jason Tienor, President and Chief Executive Officer, is employed pursuant to an employment agreement dated March 15, 2007.  Mr. Tienor’s employment agreement has a term of three years and provides for a base salary of $200,000 per year.

Jeff Sobieski, Executive Vice President, Energy Management, is employed pursuant to an employment agreement, dated March 15, 2007. Mr. Sobieski’s employment agreement has a term of three years for a base salary of $190,000 per year.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Senior Convertible Noteholder Claim

The August 14, 2006 Settlement Agreement with the Senior Convertible Debenture Noteholders provided that the number of shares issued to the Noteholders shall be adjusted based upon the arithmetic average of the weighted average price of the Company’s common stock on the American Stock Exchange for the twenty trading days immediately following the settlement date.  The Company has concluded that, based upon the weighted average of the Company's common stock between August 16, 2006 and September 13, 2006, the Company is entitled to a refund from the two Noteholders.  One of the Noteholders has informed the Company that it does not believe such a refund is required.  As a result, the Company has declined to deliver to the Noteholders certain stock purchase warrants issued to them pursuant to the Settlement Agreement pending resolution of this disagreement. The Noteholder has alleged that the Company has failed to satisfy its obligations under the Settlement Agreement by failing to deliver the warrants. In addition, the Noteholder maintains that the Company has breached certain provisions of the Registration Rights Agreement and, as a result of such breach, such Noteholder claims that it is entitled to receive liquidated damages from the Company. In the Company’s opinion, the ultimate disposition of these matters will not have a material adverse effect on the Company’s results of operations or financial position.

Purchase Price Contingency

In conjunction with the acquisition of MST on January 31, 2006, the purchase price contingency shares are price protected for the benefit of the former owner of MST. In the event the Company’s common stock price is below $4.50 per share upon the achievement of thirty three hundred (3,300) subscribers a pro rata adjustment in the number of shares will be required to support the aggregate consideration of $5.4 million. The price protection provision provides a cash benefit to the former owner of MST if the as-defined market price of the Company’s common stock is less than $4.50 per share at the time of issuance from the escrow on or before January 31, 2009. The issuance of additional shares or distribution of other consideration upon resolution of the contingency based on the Company’s common stock prices will not affect the cost of the acquisition. When the contingency is resolved or settled, and additional consideration is distributable, the Company will record the current fair value of the additional consideration and the amount previously recorded for the common stock issued will be simultaneously reduced to the lower current value of the Company’s common stock. In addition, the Company agreed to fully fund the MST three year business plan, established on January 31, 2006, to satisfy the benchmarks established to achieve 3,300 subscribers. In the event, for any reason, the Company materially fails to satisfy its obligations under the acquisition agreement, then the former owners of MST shall be entitled to the release of any and all consideration held in reserve. In May 2008, the Company executed an agreement for a minimum commitment of $2.3 million to fund MST's business plan in accordance with Section 11.1 of the Purchase Agreement between Telkonet and Frank T. Matarazzo. In addition, the adjustment date for the achievement of MST's 3,300 subscribers has been extended an additional six months from January 31, 2009 to July 31, 2009. Additionally, in April 2008 the Company issued from escrow 200,000 shares of the purchase price contingency and advanced 400,000 shares in June 2008 in exchange for Mr. Matarazzo’s agreement to a debt covenant restricting the use of proceeds in the Company’s debenture financing with YA Global Investments LP.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

On March 9, 2007, the Company acquired substantially all of the assets of Smart Systems International (SSI), a leading provider of energy management products and solutions to customers in the United States and Canada for cash and Company common stock having an aggregate value of $6,875,000. The purchase price was comprised of $875,000 in cash and 2,227,273 shares of the Company’s common stock. The Company was obligated to register the stock portion of the purchase price on or before May 15, 2007. Pursuant to the registration rights agreement, the registration statement was required to be effective no later than July 14, 2007.  The registration rights agreement does not expressly provide for penalties in the event this deadline is not met.  This registration statement was declared effective on March 14, 2008.

Of the stock issued in the SSI acquisition, 1,090,909 shares were being held in an escrow account for a period of one year following the closing from which certain potential indemnification obligations under the purchase agreement could be satisfied. The aggregate number of shares held in escrow was subject to adjustment upward or downward depending upon the trading price of the Company’s common stock during the one year period following the closing date.  On March 12, 2008, the Company released these shares from escrow and issued an additional 1,882,225 shares on June 12, 2008 pursuant to the adjustment provision in the SSI asset purchase agreement.

On October 19, 2007, the Company completed the acquisition of approximately 30.0% of the issued and outstanding shares of common stock of Geeks on Call America, Inc. (“GOCA”), the nation's premier provider of on-site computer services.  Under the terms of the stock purchase agreement, the Company acquired approximately 1,160,043 shares of GOCA common stock from several GOCA stockholders in exchange for 2,940,200 shares of the Company’s common stock for total consideration valued at approximately $4.5 million. The number of shares issued in connection with this transaction was determined using a per share price equal to the average closing price of the Company’s common stock on the American Stock Exchange (AMEX) during the ten trading days immediately preceding the closing date. The number of shares was subject to adjustment on the date the Company filed a registration statement for the shares issued in this transaction, which occurred on April 25, 2008. The increase or decrease to the number of shares issued was determined using a per share price equal to the average closing price of the Company’s common stock on the AMEX during the ten trading days immediately preceding the date the registration statement was filed.  The Company accounted for this investment under the cost method, as the Company does not have the ability to exercise significant influence over operating and financial policies of GOCA.  On April 30, 2008, Telkonet issued an additional 3,046,425 shares of its common stock to the sellers of GOCA to satisfy the adjustment provision.

Senior Convertible Debentures

On February 11, 2008, purchasers of MSTI Holdings, Inc. Debentures executed a letter agreement with MSTI Holdings, Inc. providing that, among other things, in the event Frank Matarazzo ceases being Chief Executive Officer of MSTI Holdings, Inc., MSTI Holdings, Inc. will be in default under the Debentures.

NOTE T - MINORITY INTEREST IN DISCONTINUED OPERATIONS

Minority interest in results of operations of consolidated subsidiaries represents the minority shareholders' share of the income or loss of the consolidated subsidiary MST. The minority interest in the consolidated balance sheet reflects the original investment by these minority shareholders in the consolidated subsidiaries, along with their proportional share of the earnings or losses of the subsidiaries.

On January 31, 2006, the Company acquired a 90% interest in Microwave Satellite Technologies, Inc. (“MST”) from Frank Matarazzo, the sole stockholder of MST in exchange for $1.8 million in cash and 1.6 million unregistered shares of the Company’s common stock for an aggregate purchase price of $9,000,000 (See Note B). This transaction resulted in a minority interest of $19,569, which reflects the original investment by the minority shareholder of MST.

On May 24, 2007, MST merged with a wholly-owned subsidiary of MSTI Holdings, Inc. (formerly Fitness Xpress, Inc. ("FXS")). Immediately following the merger, MSTI Holdings Inc. completed an equity financing of approximately $3.1 million through the private placement of common stock and warrants and a debt financing of approximately $6 million through the private placement of debentures and warrants. These transactions resulted in additional minority interest of $4,576,740 and increased the minority interest from 10% to 37% of MSTI Holding, Inc. outstanding common shares.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

For the twelve months ended ended December 31, 2008 and 2007, the minority shareholder's share of the loss of MST was limited to $4,937,473 and $2,910,068, respectively. The minority interest in MST through May 24, 2007 was a deficit and, in accordance with Accounting Research Bulletin No. 51, subsidiary losses should not be charged against the minority interest to the extent of reducing it to a negative amount. As such, any losses will be charged against the Company's operations, as majority owner. However, if future earnings do materialize, the majority owner should be credited to the extent of such losses previously absorbed in the amount of $545,745.

Minority interest at December 31, 2008 and December 31, 2007 amounted to $262,795 and $2,978,918, respectively.

NOTE U - BUSINESS CONCENTRATION

Revenue from two (2) major customer approximated $6,375,182 or 39% of total revenues for the year ending December 31, 2008. Revenue from one (1) major customer approximated $1,436,838 or 13% of total revenues for the year ending December 31, 2007. Total accounts receivable of $486,906, or 58% of total accounts receivable, was due from these customers as of December 31, 2008.  Total accounts receivable of $290,990, or 15% of total accounts receivable, was due from these customers as of December 31, 2007.

Purchases from two (2) major suppliers approximated $2,426,570 or 56% of purchases and $2,126,137 or 36% of purchases for the years ended December 31, 2008 and 2007, respectively. Total accounts payable of approximately $185,711 or 7% was due to these suppliers as of December 31, 2008, and $761,033 or 23% of total accounts payable was due to these suppliers as of December 31, 2007.

NOTE V - FAIR VALUE MEASUREMENTS

The financial assets of the Company measured at fair value on a recurring basis are cash equivalents, and long-term marketable securities. The Company’s cash equivalents and long term marketable securities are generally classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. The Company’s long-term investments are classified within Level 3 of the fair value hierarchy because they are valued using unobservable inputs, due to the fact that observable inputs are not available, or situations in which there is little, if any, market activity for the asset or liability at the measurement date.  The Company’s derivative liabilities are classified within Level 2 of the fair value hierarchy because they are valued using inputs which are not actively observable, either directly or indirectly.

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

●	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

The following table sets forth the Company’s short- and long-term investments as of December 31, 2008 which are measured at fair value on a recurring basis by level within the fair value hierarchy. As required by SFAS No. 157, these are classified based on the lowest level of input that is significant to the fair value measurement, (in thousands):

(in thousands)	Level 1	Level 2	Level 3	Assets at fair value
Cash and cash equivalents	$168	$-	$-	$168
Marketable securities	397	-	-	397
Long-term investments	-	-	63	63

Derivative liabilities	-	2,573	-	2,573
Long-term debt	-	-	$1,311	1,311

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
NOTE X - SUBSEQUENT EVENTS

Senior Convertible Debenture

In 2009, the Company has issued 5,449,738 shares of its common stock for the repayment of $500,000 of additional principal value of the outstanding convertible debentures issued to YA Global Investments LP.

Sale of MSTI Holdings, Inc. common stock

On February 26, 2009, Telkonet, Inc. (the “Company”) executed and completed a Stock Purchase Agreement (the “Agreement”) with William Davis pursuant to which the Company sold, and Mr. Davis purchased, 2,800,000 shares of MSTI Holdings, Inc. common stock (the “MSTI Shares”)  for consideration in the aggregate principal amount of $10,000.

In a related transaction, the Company entered into a Partial Release of Lien with YA Global Investments, L.P. (“YA Global”), pursuant to which, in consideration of YA Global’s agreement to release its lien and security interest on the MSTI Shares, the Company paid a commitment fee to YA Global in MSTI Holdings, Inc. common stock equal to one percent (1%) of MSTI Holdings, Inc. common stock owned by the Company following the sale of the MSTI Shares (157,000 Shares).   Prior to the transaction, the Company held 18,500,000 Shares of MSTI Holdings, Inc. common stock.

With the reduction in holdings, the Company now holds 15,543,000 of MSTI Holdings, Inc. common stock reducing its percentage holdings in MSTI Holdings, Inc. common stock to forty nine percent (49%).

Amendment to Senior Convertible Debenture Agreement

On February 20, 2009, the Company and YA Global Investments, L.P. entered into an Agreement of Clarification pursuant to which the parties agreed upon the following clarifications to the Securities Purchase Agreement and the Debenture Agreement, dated May 30, 2008:

●
The parties agree that the term Equity Conditions shall be clarified such that if the Company’s Common Stock has not been suspended from trading and the Company has not been notified in writing that a delisting or suspension from trading is threatened or pending, the Company shall be deemed to have satisfied the conditions in clause (B) requiring that the Company be in compliance with the then effective minimum listing maintenance requirements of the exchange on which the Common Stock is listed.

●
Section 1(b) of the Debenture requires, among other things, that interest shall be paid quarterly, in arrears.  The Debentures do not indicate when such quarterly interest payments begin.  The parties agreed to clarify that the quarterly interest payments shall be paid on the first Business Day of each calendar quarter beginning on April 1, 2009.  The parties further agreed to clarify that quarterly interest accrued to date shall be added to the principal amount outstanding under the Debentures and that each Debenture be amended to reflect the applicable increase in principal amount.  The parties further agreed that the Company is not in breach of Section 2(a) of the Debentures for not making any interest payments during calendar year 2008 or the first quarter of calendar year 2009.

●
The conversion provisions contained in Section 4 of the Debentures and the exercise provisions contained in Section 2 of the Warrants do not cap such conversion or exercise provisions, as applicable, to the 19.99% Limitation.  The Principal Market requires such a cap absent stockholder approval.  To date the Company has not sought, nor has YA Global requested, stockholder approval for issuances of common stock in excess of the 19.99% Limitation.  Accordingly, the parties agree that the 19.99% Limitation is applicable for conversion of the Debentures and exercises of the Warrants, in the aggregate and that the Company shall not be obligated to issue such shares of common stock in excess of the 19.99% Limitation unless and until the Company obtains stockholder approval in accordance with applicable Principal Market rules and regulations.  Further, the Company agreed to seek stockholder approval to remove the 19.99% Limitation at its next annual meeting, to be held on or before May 31, 2009.

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE Y - RECLASSIFICATIONS (DISCONTINUED OPERATIONS)

Subsequent to the filing of our annual report on Form 10-K on April 1, 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  The deconsolidation of MST has been accounted for as discontinued operations and accordingly, the assets and liabilities have been segregated in the accompanying consolidated balance sheet and reclassified as discontinued operations. The operating results relating to MST have been reclassified from continuing operations and reported as discontinued operations in the accompanying consolidated statements of operations.

On April 22, 2009, Warren V. Musser and Thomas C. Lynch, members of the Company’s Board of Directors, submitted their resignations as directors of MSTI.  As a result of these resignations, and the decrease in beneficial ownership resulting from the transaction described above, the Company is no longer required to consolidate MSTI as a majority- owned subsidiary and the Company’s investment in MSTI will now be accounted for under the cost method.

On June 26, 2009, MSTI entered into an Agreement and Consent to Acceptance of Collateral (“Agreement”) with its senior secured lenders, Alpha Capital Anstalt, Gemini Master Fund, Ltd., Whalehaven Capital Fund Limited and Brio Capital L.P. (“Secured Lenders”).   The Secured Lenders were the senior secured creditors of MSTI with regard to obligations in the total principal amount of $1,893,295 (together, the “Secured Lender Obligations”).

Under the Agreement: (a) MSTI (i) agreed and consented to the transfer to MST Acquisition Group LLC (the “Designee”), for the benefit of the Secured Lenders, of all of the assets of MSTI (the “Pledged Collateral”) in full satisfaction of the Secured Lender Obligations, and (ii) waived and released (x) all right, title and interest it has or might have in or to the Pledged Collateral, including any right to redemption, and (y) any claim for a surplus; and (b) the Secured Lenders agreed to accept the Pledged Collateral in full satisfaction of the Secured Lender Obligations and waived and released MSTI from any further obligations with respect to the Secured Lender Obligations.

Net income (loss) from discontinued operations on the consolidated statement of operations for the nine month period ended September 30, 2009 includes the gain on deconsolidation of $6,932,586, offset by MSTI's net losses of $(635,735) for the period January 1, 2009 through April 30, 2009, the date of deconsolidation.  The market value of the MSTI common shares owned by the Company as of September 30, 2009 was deemed permanently impaired by management and as a result the Company has fully written off its investment in MSTI and has not included any value for MSTI in the balance sheet as of September 30, 2009.

The following table shows the results of operations of MST:

	Year Ended December 31,
	2008	2007

Revenues	$3,971,958	$2,675,750
Gross profit (loss)	(65,529)	(729,849)

Selling, general and administrative	3,686,576	4,108,077
Impairment of goodwill and long lived assets	1,582,033	2,471,280
Depreciation and amortization	591,925	466,142
Stock based compensation	923,857	686,634
Total operating expenses	6,784,391	7,732,133

Loss from operations	(6,849,920)	(8,461,982)
Other income (expenses)	(5,992,855)	(1,568,472)
Loss before minority interest and provision for income taxes	$(12,842,775)	$(10,030,454)

Minority Interest	4,937,473	2,910,068

Net Loss	$(7,905,302)	$(7,120,386)

TELKONET, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

The following are the carrying amount of major classes of assets and liabilities of MST’s discontinued operations:

	December 31,
	2008	2007

Current assets, excluding intercompany	$476,459	$1,487,324
Property and equipment, net	3,340,932	4,526,612
Other assets	3,252,237	4,505,213
Total assets	$7,069,628	$10,519,149

Current liabilities, excluding intercompany	13,450,362	2,741,834
Long term liabilities	-	4,432,342
Due to TKO (intercompany)	2,181,793	1,270,287
Total liabilities	$15,632,155	$8,444,463

The effect of the reclassification represents a $7,905,302, or 33% and $7,120,386, or 35% decrease in our previously reported net loss from continuing operations for the years ended December 31, 2008 and 2007, respectively. As a result of the foregoing, all related notes to the consolidated financial statements for the year ended December 31, 2008 and 2007 have been amended. There is no effect on the Company’s previously reported net income, financial condition or cash flows.

INTERIM FINANCIAL STATEMENTS

TELKONET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$38,449	$168,492
Accounts receivable, net	687,056	836,336
Inventories	1,286,296	1,733,940
Other current assets	195,204	230,539
Current assets from discontinued operations	-	476,459
Total current assets	2,207,005	3,445,766

Property and equipment, net	290,924	403,593

Other assets:
Marketable securities	-	397,403
Deferred financing costs, net	287,178	432,136
Goodwill and other intangible assets, net	14,956,212	15,137,469
Other assets	8,890	98,807
Other assets from discontinued operations	-	6,593,169
Total other assets	15,252,280	22,658,984

Total Assets	$17,750,209	$26,508,343

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,148,184	$2,561,213
Accrued liabilities and expenses	1,968,910	1,996,044
Line of credit	449,741	574,005
Other current liabilities	141,059	278,033
Current Liabilities from discontinued operations	-	13,450,362
Total current liabilities	5,707,894	18,859,657

Long-term liabilities:
Convertible debentures, net of debt discounts of $538,305 and $825,585, respectively	1,067,718	1,311,065
Derivative liability	1,870,113	2,573,126
Note payable	300,000	-
Deferred lease liability and other	50,791	50,791
Total long-term liabilities	3,288,622	3,934,982

Commitments and contingencies	-	-

Equity
Preferred stock, par value $.001 per share; 15,000,000 shares authorized; none issued and outstanding at September 30, 2009 and December 31, 2008	-	-
Common stock, par value $.001 per share; 155,000,000 shares authorized; 96,563,771 and 87,525,495 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	96,564	87,526
Additional paid-in-capital	119,296,304	118,197,450
Accumulated deficit	(110,639,175)	(114,801,318)
Accumulated comprehensive loss	-	(32,750)
Total stockholders’ equity	8,753,693	3,450,908
Non-controlling interest	-	262,795
Total equity	8,753,693	3,713,703

Total Liabilities and Equity	$17,750,209	$26,508,343

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues, net:
Product	$1,445,888	$3,837,728	$5,462,955	$10,821,179
Recurring	991,130	897,482	2,982,384	2,559,728
Total Revenue	2,437,018	4,735,210	8,445,339	13,380,907

Cost of Sales:
Product	833,926	2,076,776	2,942,748	6,800,627
Recurring	348,321	416,723	957,668	1,274,786
Total Cost of Sales	1,182,247	2,493,499	3,900,416	8,075,413

Gross Profit	1,254,771	2,241,711	4,544,923	5,305,494

Operating Expenses:
Research and Development	263,672	509,418	761,950	1,667,229
Selling, General and Administrative	1,732,053	2,123,035	5,089,221	7,268,375
Impairment write-down in investment in affiliate	-	-	-	380,000
Stock Based Compensation	65,746	194,483	243,366	704,613
Depreciation and Amortization	86,223	103,056	266,740	318,210
Total Operating Expense	2,147,694	2,929,992	6,361,277	10,338,427

Loss from Operations	(892,923)	(688,281)	(1,816,354)	(5,032,933)

Other Income (Expenses):
Financing Expense, net	(228,730)	(243,424)	(710,266)	(2,191,431)
Gain (Loss) on Derivative Liability	(650,338)	(576,156)	788,936	(1,594,609)
Impairment of Investment in Marketable Securities	(367,653)	-	(367,653)	-
(Loss) on Sale of Investment	-	-	(29,371)	-
Total Other Income (Expenses)	(1,246,721)	(819,580)	(318,354)	(3,786,040)

Income (Loss) Before Provision for Income Taxes	(2,139,644)	(1,507,861)	(2,134,708)	(8,818,973)
Provision for Income Taxes	-	-	-	-

Income (Loss) from Continuing Operations	$(2,139,644)	$(1,507,861)	$(2,134,708)	$(8,818,973)

Discontinued Operations
Income (Loss) from Discontinued Operations	-	(1,370,896)	(635,735)	(3,412,656)
Gain on Deconsolidation	-	-	6,932,586	-

Net Income (Loss)	$(2,139,644)	$(2,878,757)	$4,162,143	$(12,231,629)

Net income (loss) per share:
Income (loss) per share from continuing operations - basic	$(0.02)	$(0.04)	$(0.02)	$(0.16)
Income (loss) per share from continuing operations - diluted	$(0.02)	$(0.04)	$(0.02)	$(0.16)
Income (loss) per share from discontinued operations – basic	$0.00	$(0.02)	$0.07	$(0.04)
Income (loss) per share from discontinued operations – diluted	$0.00	$(0.02)	$0.07	$(0.04)
Net income (loss) per share – basic	$(0.02)	$(0.04)	$0.04	$(0.16)
Net income (loss) per share - diluted	$(0.02)	$(0.04)	$0.04	$(0.16)

Weighted Average Common Shares Outstanding - basic	96,220,386	81,422,404	93,787,069	76,880,047
Weighted Average Common Shares Outstanding - diluted	96,220,386	81,422,404	93,787,069	76,880,047

Comprehensive Income (Loss):
Net Income (Loss)	$(2,139,644)	$(2,878,757)	$4,162,143	$(12,231,629)
Unrecognized Gain (Loss) on Investment	-	(1,218,100)	32,750	(2,776,304)

Comprehensive Income (Loss)	$(2,139,644)	$(4,096,857)	$4,194,893	$(15,007,933)

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENT OF EQUITY (UNAUDITED)
FOR THE PERIOD FROM JANUARY 1, 2009 THROUGH SEPTEMBER 30, 2009

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Comprehensive Income (Loss)	Noncontrolling Interest	Total
Balance at January 1, 2009			87,525,495	$87,526	$118,197,450	$(114,801,318)	$(32,750)	$262,795	$3,713,703

Shares issued in exchange for services rendered at approximately $0.12 per share	-	-	83,333	83	9,917	-	-	-	10,000

Shares issued for warrants exercised at $0.09 per share	-	-	780,000	780	70,746	-	-	-	71,526

Shares issued in exchange for convertible debentures	-	-	8,174,943	8,175	714,339	-	-	-	722,514

Stock-based compensation expense related to employee stock options	-	-	-	-	233,366	-	-		233,366

Stock-based compensation expense related to the re-pricing of investor warrants	-	-	-	-	70,486	-	-	-	70,486

Unrealized Gain on available for sale securities	-	-	-	-	-	-	32,750	-	32,750

Reclass of non-controlling interest	-	-	-	-	-	-	-	(262,795)	(262,795)

Income from discontinued operations	-	-	-	-	-	6,296,851	-	-	6,296,851

Income from continuing operations	-	-	-	-	-	(2,134,708)	-	-	(2,134,708)

Balance at September 30, 2009	-	$ -	96,563,771	$96,564	$119,296,304	$(110,639,175)	$-	$-	$8,753,693

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2009	2008
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net income (loss) attributable to common shareholders	$4,162,143	$(12,231,639)
Net (income) loss from discontinued operations	(6,296,851)	3,082,656
Net income (loss) from continuing operations	(2,134,708)	(9,148,983)

Adjustments to reconcile net income (loss) from operations to cash (used in) operating activities:
Amortization of debt discounts and financing costs	543,161	364,374
Loss on sale of investment	29,371	-
Impairment of investment in marketable securities	367,653
(Gain) loss on derivative liability	(788,936)	1,594,609
Impairment write-down on fixed assets and goodwill	-	710,000
Stock based compensation	243,366	704,613
Fair value of issuance of warrants and re-pricing (financing expense)	70,486	1,798,662
Depreciation and amortization	266,740	350,163

Increase / decrease in:
Accounts receivable, trade and other	766,598	455,162
Inventories	447,644	572,088
Prepaid expenses and deposits	117,019	345,520
Deferred revenue	(20,536)	(28,008)
Other Assets	(62,595)	157,654
Accounts payable, net	(90,088)	(803,822)
Accrued expenses, net	172,319	(305,398)
Cash used in continuing operations	(72,506)	(3,233,366)
Cash used in discontinued operations	(287,997)	(861,542)
Net Cash Used In Operating Activities	(360,503)	(4,094,908)

Cash Flows From Investing Activities:
Purchase of property and equipment	(2,675)	(14,375)
Advances to unconsolidated subsidiary	(305,539)	-
Proceeds from sale of investment	33,129	-
Cash used in continuing operations	(275,085)	(14,375)
Cash used in discontinued operations	(5,979)	(994,344)
Net Cash Used In Investing Activities	(281,064)	(1,008,719)

Cash Flows From Financing Activities:
Proceeds from issuance of convertible debentures	-	3,500,000
Proceeds from sale of common stock, net of costs and fees	-	1,500,000
Proceeds from issuance of notes payable	300,000	60,000
Proceeds (repayments) from line of credit	(124,264)	475,000
Financing fees	(25,000)	(462,566)
Repayment of notes payable	-	(1,500,000)
Proceeds from the exercise of warrants	71,526	-
Repayment of capital lease and other	(4,714)	(4,625)
Cash provided by continuing operations	217,548	3,567,809
Cash provided by discontinued operations	293,976	56,228
Net Cash Provided By Financing Activities	511,524	3,624,037

Net Decrease In Cash and Equivalents	(130,043)	(1,479,590)
Cash and cash equivalents at the beginning of the period	168,492	1,629,583
Cash and cash equivalents at the end of the period	$38,449	$149,993

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(UNAUDITED)

	For the Nine Months Ended September 30,
	2009	2008
Supplemental Disclosures of Cash Flow Information:

Cash transactions:
Cash paid during the period for financing expenses	$355,340	$257,403
Income taxes paid	-	-
Non-cash transactions:
Stock based compensation to employees and consultants in exchange for services	$243,366	$704,613
Fair value of issuance of warrants and re-pricing (financing expense)	70,486	1,798,662
(Gain) loss on derivative liability	(788,936)	1,594,609
Impairment write-down on goodwill and fixed assets	-	710,000
Amortization of debt discount on convertible debentures and financing costs	543,161	364,374
Accrued interest re classified as convertible debenture principal	191,887	-
Value of common stock issued in exchange for conversion of debenture principal	722,514	710,000

See accompanying notes to the unaudited condensed consolidated financial statements

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business and Basis of Presentation

Telkonet, Inc., formed in 1999 and incorporated under the laws of the state of Utah, has evolved into a Clean Technology company that develops and manufactures proprietary energy efficiency and SmartGrid networking technology.  Prior to January 1, 2007, the Company was primarily engaged in the business of developing, producing and marketing proprietary equipment enabling the transmission of voice and data communications over a building’s existing internal electrical wiring.

In January 2006, of the Company acquired 90% of Microwave Satellite Technologies, Inc. (MST), and through this subsidiary, the Company began offering complete sales, installation, and service of VSAT and business television networks, and became a full-service national Internet Service Provider (ISP).  In 2009, the Company completed the deconsolidation of MST by reducing its ownership percentage and board membership.  Financial statements and accompanying notes included in this report include disclosure of the results of operations for MST, for all periods presented, as discontinued operations.

In March 2007, the Company acquired substantially all of the assets of Smart Systems International (SSI), a leading provider of energy management products and solutions to customers in the United States and Canada.

In March 2007, the Company acquired 100% of the outstanding membership units of EthoStream, LLC, a network solutions integration company that offers installation, sales and service to the hospitality industry.  The EthoStream acquisition enables Telkonet to provide installation and support for PLC products and third party applications to customers across North America.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Telkonet Communications, Inc. and EthoStream, LLC.  Significant intercompany transactions have been eliminated in consolidation.

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has reported a net income available to common shareholders of $4,162,143 for the nine months ended September 30, 2009.  However, the Company has reported operating losses of $1,816,354, excluding gains on derivative liabilities, impairment of marketable securities and discontinued operations, for the nine months ended September 30, 2009.  In addition, the Company has reported an accumulated deficit of $110,639,175 and a working capital deficit of $3,500,889 as of September 30, 2009.

The Company believes that anticipated revenues from operations will be insufficient to satisfy its ongoing capital requirements for at least the next 12 months.  If the Company’s financial resources from operations are insufficient, the Company will require additional financing in order to execute its operating plan and continue as a going concern.  The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form.  The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all.  In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due, or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Management intends to raise capital through asset-based financing and/or the sale of its stock in private placements.  Management believes that with this financing, the Company will be able to generate additional revenues that will allow the Company to continue as a going concern.  There can be no assurance that the Company will be successful in obtaining additional funding.

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of businesses acquired over fair value or net identifiable assets at the date of acquisition.  Goodwill is subject to a periodic impairment assessment by applying a fair value test based upon a two-step method.  The first step of the process compares the fair value of the reporting unit with the carrying value of the reporting unit, including any goodwill.  The Company utilizes a discounted cash flow valuation methodology to determine the fair value of the reporting unit.  If the fair value of the reporting unit exceeds the carrying amount of the reporting unit, goodwill is deemed not to be impaired in which case the second step in the process is unnecessary.  If the carrying amount exceeds fair value, the Company performs the second step to measure the amount of impairment loss.  Any impairment loss is measured by comparing the implied fair value of goodwill, calculated per SFAS No. 142, with the carrying amount of goodwill at the reporting unit, with the excess of the carrying amount over the fair value recognized as an impairment loss.

Fair Value of Financial Instruments

In January 2008, the Company adopted the provisions under FASB for Fair Value Measurements, which define fair value for accounting purposes, establishes a framework for measuring fair value and expands disclosure requirements regarding fair value measurements.  The Company’s adoption of these provisions did not have a material impact on its consolidated financial statements. Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date.  The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability.  Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value.  Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.  The Company has categorized its financial assets and liabilities measured at fair value into a three-level hierarchy in accordance with these provisions.

Investments

Telkonet maintained investments in two publicly-traded companies for the period ended September 30, 2009.  The Company has classified these securities as available for sale.  Such securities are carried at fair market value.  Unrealized gains and losses on these securities, if any, are reported as accumulated other comprehensive income (loss), which is a separate component of stockholders’ equity.  Unrealized gains on the sale of one investment resulted in a gain of $32,750 recorded for the nine months ended September 30, 2009 and unrealized losses of $2,776,304 were recorded for the nine months ended September 30, 2008.  Realized gains and losses and declines in value judged to be other than temporary on securities available for sale, if any, are included in operations.   Realized losses of $397,024 were recognized for the nine months ended September 30, 2009, of which, a $29,371 loss was recorded in February 2009 for the sale of the Company’s investment in Multiband, and a $367,653 loss was recorded in September 2009 for the write-off of the Company’s remaining investment in Geeks on Call America, Inc.  There were no realized gains or losses for the nine months ended September 30, 2008.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with FASB’s Accounting Standards Codification (“ASC”) 605-10, and ASC Topic 13 guidelines that require that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.  The guidelines also address the accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

For equipment under lease, revenue is recognized over the lease term for operating lease and rental contracts. All of the Company’s leases are accounted for as operating leases.  At the inception of the lease, no lease revenue is recognized and the leased equipment and installation costs are capitalized and appear on the balance sheet as “Equipment Under Operating Leases.”  The capitalized cost of this equipment is depreciated from two to three years, on a straight-line basis down to the Company’s original estimate of the projected value of the equipment at the end of the scheduled lease term. Monthly lease payments are recognized as rental income.

Revenue from sales-type leases for EthoStream products is recognized at the time of lessee acceptance, which follows installation.  The Company recognizes revenue from sales-type leases at the net present value of future lease payments. Revenue from operating leases is recognized ratably over the lease period

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

Non-controlling Interest

As a result of adopting FASB ASC 810-10 Consolidations – Variable Interest Entities, on January 1, 2009, we present non-controlling interests (previously shown as minority interest) as a component of equity on our Consolidated Balance Sheets and Consolidated Statement of Equity (Deficit).  The adoption of this guidance did not have any other material impact on our financial position, results of operations or cash flow.

New Accounting Pronouncements

Accounting Standards Codification and GAAP Hierarchy — Effective for interim and annual periods ending after September 15, 2009, the Accounting Standards Codification and related disclosure requirements issued by the FASB became the single official source of authoritative, nongovernmental GAAP. The ASC simplifies GAAP, without change, by consolidating the numerous, predecessor accounting standards and requirements into logically organized topics. All other literature not included in the ASC is non-authoritative. We adopted the ASC as of September 30, 2009, which did not have any impact on our results of operations, financial condition or cash flows as it does not represent new accounting literature or requirements.   All references to pre-codified U.S. GAAP have been removed from this Form 10-Q.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Financial Instruments — Effective for interim and annual periods ending after June 15, 2009, GAAP established new disclosure requirements for the fair value of financial instruments in both interim and annual financial statements. Previously, the disclosure was only required annually. We adopted the new requirements as of July 4, 2009, which resulted in no change to our accounting policies, and had no effect on our results of operations, cash flows or financial position, but did result in the addition of interim disclosure of the fair values of our financial instruments.
Consolidation— Effective for interim and annual periods beginning after November 15, 2009, with earlier application prohibited, GAAP amends the current accounting standards for determining which enterprise has a controlling financial interest in a VIE and amends guidance for determining whether an entity is a VIE. The new standards will also add reconsideration events for determining whether an entity is a VIE and will require ongoing reassessment of which entity is determined to be the VIE’s primary beneficiary as well as enhanced disclosures about the enterprise’s involvement with a VIE. We are currently assessing the future impact these new standards will have on our results of operations, financial position or cash flows.

Transfers and Servicing – Effective for interim and annual periods beginning after November 15, 2009, GAAP eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets and requires additional disclosures. We are currently assessing the future impact these new standards will have on our results of operations, financial position or cash flows.

NOTE B - INTANGIBLE ASSETS AND GOODWILL

Total identifiable intangible assets acquired and their carrying values at December 31, 2008 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets:
Subscriber lists - EthoStream	$2,900,000	$(432,986)	$2,467,014	$-	12.0
Total Amortized Identifiable Intangible Assets	2,900,000	(432,986)	2,467,014	-	9.6
Goodwill - EthoStream	8,796,439	(2,000,000)	6,796,439	-
Goodwill - SSI	5,874,016	-	5,874,016	-
Total	$17,570,455	$(2,432,985)	$15,137,469	$-

Total identifiable intangible assets acquired and their carrying values at September 30, 2009 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable Intangible Assets:
Subscriber lists - EthoStream	$2,900,000	$(614,243)	$2,285,757	$-	12.0
Total Amortized Identifiable Intangible Assets	2,900,000	(614,243)	2,285,757	-	12.0
Goodwill - EthoStream	8,796,439	(2,000,000)	6,796,439	-
Goodwill - SSI	5,874,016	-	5,874,016	-
Total	$17,570,455	$(2,614,243)	$14,956,212	$-

Total amortization expense charged to operations for the three and nine months ended September 30, 2009 and 2008 was $60,424 and $181,257, and $60,417 and $120,833, respectively.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE C - ACCOUNTS RECEIVABLE

Components of accounts receivable as of September 30, 2009 and December 31, 2008 are as follows:

	September 30, 2009	December 31, 2008
Accounts receivable (factored)	$1,087,086	$1,961,535
Advances from factor	(342,876)	(1,075,879)
Due from factor	744,210	885,656
Accounts receivable (non-factored)	85,846	127,080
Allowance for doubtful accounts	(143,000)	(176,400)
Total	$687,056	$836,336

In February 2008, the Company entered into a factoring agreement to sell, without recourse, certain receivables to an unrelated third party financial institution in an effort to accelerate cash flow.  Under the terms of the factoring agreement the maximum amount of outstanding receivables at any one time is $2.5 million.  Proceeds on the transfer reflect the face value of the account less a discount.  The discount is recorded as interest expense in the Consolidated Statement of Operations in the period of the sale.  Net funds received reduced accounts receivable outstanding while increasing cash.  Fees paid pursuant to this arrangement are included in “Operating expenses” in the Consolidated Statement of Operations and amounted to $156,582 for the period ended September 30, 2009.  The amounts borrowed are collateralized by the outstanding accounts receivable, and are reflected as a reduction to accounts receivable in the accompanying consolidated balance sheets.

NOTE D - INVENTORIES

Components of inventories as of September 30, 2009 and December 31, 2008 are as follows:

	September 30, 2009	December 31, 2008
Raw Materials	$737,752	$843,978
Finished Goods	748,544	1,089,962
Reserve for Obsolescence	(200,000	(200,000)
Total	$1,286,296	$1,733,940

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE E - PROPERTY AND EQUIPMENT

The Company’s property and equipment at September 30, 2009 and December 31, 2008 consists of the following:

	September 30, 2009	December 31, 2008
Telecommunications and related equipment	$117,637	$117,493
Development Test Equipment	153,484	153,484
Computer Software	160,894	160,894
Leasehold Improvements	228,017	248,778
Office Equipment	371,251	377,851
Office Fixtures and Furniture	249,604	265,315
Total	1,280,887	1,328,818
Accumulated Depreciation	(989,966)	(925,225)
	$290,924	$403,593

Depreciation expense included as a charge to income was $25,803 and $90,364 and $54,120 and $168,911 for the three and nine months ended September 30, 2009 and 2008, respectively.

NOTE F - MARKETABLE SECURITIES

Multiband Corporation

In connection with a payment of $75,000 of accounts receivable, the Company received 30,000 shares of common stock of Multiband Corporation, a Minnesota-based communication services provider to multiple dwelling units.  The Company classifies this security as available for sale, and it is carried at fair market value.  The Company sold its remaining investment in Multiband and recorded a loss of $29,371 in January 2009.

Geeks on Call America, Inc

As of September 30, 2009, the Company maintained an investment in a publicly traded company which was approximately 18% of the outstanding shares of common stock of Geeks on Call Holdings, Inc. (“GOCA”), a provider of on-site computer services to residential and commercial customers.  As of December 31, 2008, the Company determined that a significant portion of this investment was permanently impaired and wrote-off $4,098,514.  Management has determined that the entire investment in GOCA is impaired and the remaining value of $367,653 has been written off during the period ended September 30, 2009.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE G - LINE OF CREDIT

In September 2008, the Company entered into a two-year line of credit facility with a third party financial institution.  The line of credit has an aggregate principal amount of $1,000,000 and is secured by the Company’s inventory.  The outstanding principal balance bears interest at the greater of (i) the Wall Street Journal Prime Rate plus nine (9%) percent per annum, adjusted on the date of any change in such prime or base rate, or (ii) sixteen percent (16%).  Interest, computed on a 365/360 simple interest basis, and fees on the credit facility are payable monthly in arrears on the last day of each month and continuing on the last day of each month until the maturity date.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time.  In the event of such prepayment, the lender will be entitled to receive a prepayment fee of four percent (4.0%) of the highest aggregate loan commitment amount if prepayment occurs before the end of the first year and three percent (3.0%) if prepayment occurs thereafter.  The outstanding borrowing under the agreement at September 30, 2009 was $449,741.  The Company has incurred interest expense of $103,881 related to the line of credit for the nine months ended September 30, 2009.  The Prime Rate was 3.25% at September 30, 2009.

On November 11, 2009, the Company received a notice of waiver of the “minimum cash flow to debt service ratio” and the “tangible net worth” requirements under the line of credit facility, as such terms are defined in items D(10)a and D(10)b, respectively, of the line of credit agreement.  The waiver is in effect as of September 30, 2009 and continues for the 90 day period thereafter.

NOTE H - SENIOR CONVERTIBLE DEBENTURES

Senior Convertible Debenture

A summary of convertible debentures payable at September 30, 2009 and December 31, 2008 is as follows:

	September 30, 2009	December 31, 2008
Senior Convertible Debentures, accrue interest at 13% per annum and mature on May 29, 2011	$1,606,023	$2,136,650
Debt Discount - beneficial conversion feature, net of accumulated amortization of $514,381 and $295,508 at September 30, 2009 and December 31, 2008, respectively.	(292,508)	(425,458)
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $432,243 and $277,913 at September 30, 2009 and December 31, 2008, respectively.	(245,797)	(400,127)

Total	$1,067,718	$1,311,065
Less: current portion	-	-
	$1,067,718	$1,311,065

As of September 30, 2009, the Company has $1,606,023 outstanding in convertible debentures. During the nine months ended September 30, 2009, $722,514 of convertible debentures was converted into 8,174,943 shares of common stock.

The Company amortized the beneficial conversion feature and the value of the attached warrants, and recorded non-cash interest expense in the amount of $218,873 and $154,330, respectively, and $146,251 and $137,545, respectively, for the nine months ended September 30, 2009, and 2008.

On February 20, 2009, the Company and YA Global entered into an Agreement of Clarification pursuant to which the parties agreed that interest accrued as of December 31, 2008, in the amount of $191,887 shall be added to the principal amount outstanding under the Debentures and that each Debenture be amended to reflect the applicable increase in principal amount.  In connection with this increase in the principal value of the debenture, the Company has recognized an additional $85,923 of debt discount attributed to the beneficial conversion feature of the debenture for the period ended September 30, 2009.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

On May 28, 2009, the Company’s shareholders voted against a proposal to remove the Exchange Cap, allowing YA Global to potentially acquiring in excess of 19.99% of the outstanding shares of the Company’s common stock, as of May 30, 2008, upon conversion of debentures and/or the exercise of warrants, pursuant to NYSE Amex LLC regulations.  In the Agreement of Clarification, the Company agreed to seek approval of the share issuance at the 2009 annual meeting of stockholders, which was held on May 28, 2009.  On May 12, 2009, YA Global met the Exchange Cap for the conversion of its debentures, and cannot receive additional shares of the Company’s common stock for the conversion of debentures or exercise of warrants, under NYSE Amex rules.

At September 30, 2009, the Senior Convertible Debenture had an estimated fair value of $1.1 million.

Business Loan

On September 11, 2009, the Company entered into a Loan Agreement in the aggregate principal amount of $300,000 with the Wisconsin Department of Commerce (the “Department”).  The outstanding principal balance bears interest at the annual rate of two (2.00) percent. Payment of interest and principal is to be made in the following manner:   (a) payment of any and all interest that accrues from the date of disbursement commences on January 1, 2010 and continues on the first day of each consecutive month thereafter through and including December 31, 2010; (b) commencing on January 1, 2011 and continuing on the first day of each consecutive month thereafter through and including November 1, 2016, the Company shall pay equal monthly installments of $4,426 each; followed by a final installment on December 1, 2016 which shall include all remaining principal, accrued interest and other amounts owed by the Company to the Department under the Loan Agreement.  The Company may prepay amounts outstanding under the credit facility in whole or in part at any time without penalty.  The credit facility is secured by the Company’s assets and the proceeds from this loan will be used for the working capital requirements of the Company.  The outstanding borrowing under the agreement at September 30, 2009 was $300,000.

Aggregate maturities of long-term debt as of September 30, 2009 are as follows:

For the twelve months ended December 31,	Amount
2009	$-
2010	-
2011	1,606,023
2012 and thereafter	300,000
$1,906,023

NOTE I - CAPITAL STOCK

The Company has authorized 15,000,000 shares of preferred stock, with a par value of $.001 per share. As of September 30, 2009 and December 31, 2008, the Company has no preferred stock issued and outstanding.  The Company has authorized 155,000,000 shares of common stock, with a par value of $.001 per share. As of September 30, 2009 and December 31, 2008, the Company has 96,563,771 and 87,525,495, respectively, shares of common stock issued and outstanding.

During the nine months ended September 30, 2009, the Company issued 83,333 shares of common stock to consultants for services performed and services accrued in fiscal 2008.  These shares were valued at $10,000, which approximated the fair value of the shares when they were issued.

During the nine months ended September 30, 2009, the Company issued 780,000 shares of common stock at approximately $0.09 per share to warrant holders in exchange for the exercise of their stock purchase warrants.

During the nine months ended September 30, 2009, the Company issued 8,174,943 shares of common stock at approximately $0.09 per share to its senior convertible debenture holders in exchange for $722,514 of debentures.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE J - STOCK OPTIONS AND WARRANTS

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to employees of the Company under a non-qualified employee stock option plan.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.00 - $1.99	4,417,133	3.93	$1.02	4,273,550	$1.01
$2.00 - $2.99	997,500	5.48	$2.52	957,250	$2.51
$3.00 - $3.99	536,250	6.08	$3.23	413,500	$3.28
$4.00 - $4.99	70,000	5.83	$4.33	58,500	$4.33
$5.00 - $5.99	100,000	5.57	$5.17	88,000	$5.16
	6,120,883	4.42	$1.56	5,790,800	$1.52

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2008	8,105,429	$1.98
Granted	185,000	1.00
Exercised	-	-
Cancelled or expired	(1,296,500)	2.71
Outstanding at December 31, 2008	6,993,929	$1.82
Granted	320,000	1.00
Exercised	-	-
Cancelled or expired	(1,193,046)	2.91
Outstanding at September 30, 2009	6,120,883	$1.56

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

The weighted-average fair value of stock options granted to employees during the period ended September 30, 2009 and 2008 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

	September 30, 2009	September 30, 2008
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	3.5%	3.0%
Expected stock price volatility	81%	74%
Expected dividend payout	-	-
Expected option life (in years)	5.0	5.0
Expected forfeiture rate	12%	12%
Fair value per share of options granted	$0.30	$0.62

The expected life of awards granted represents the period of time that they are expected to be outstanding.  We determine the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules, exercise patterns and pre-vesting and post-vesting forfeitures.  We estimate the volatility of our common stock based on the calculated historical volatility of our own common stock using the trailing 60 months of share price data prior to the date of the award.  We base the risk-free interest rate used in the Black-Scholes-Merton option valuation model on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.  We have not paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future.  Consequently, we use an expected dividend yield of zero in the Black-Scholes-Merton option valuation model. We use historical data to estimate pre-vesting option forfeitures and record share-based compensation for those awards that are expected to vest. In accordance with Share Based Payments, we adjust share-based compensation for changes to the estimate of expected equity award forfeitures based on actual forfeiture experience.

There were no options exercised during the period ended September 30, 2009 or 2008.

The total fair value of shares vested during the period ended September 30, 2009 and 2008 was $233,366 and $623,113, respectively.

Total stock-based compensation expense recognized in the consolidated statement of earnings for the three and nine months ended September 30, 2009 and 2008 was $65,746 and $243,366, and $194,483 and $704,613, respectively, net of tax effect. Additionally, the aggregate intrinsic value of options outstanding and unvested as of September 30, 2009 is $0.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to the Company consultants.  These options were granted in lieu of cash compensation for services performed.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$1.00	740,000	2.84	$1.00	740,000	$1.00

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Transactions involving options issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2008	1,815,937	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2008	1,815,937	$1.00
Granted	-	-
Exercised	-	-
Canceled or expired	(1,075,937)	1.00
Outstanding at September 30, 2009	740,000	$1.00

There were no non-employee stock options vested during the period ended September 30, 2009 and 2008, respectively.

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to non-employees of the Company.  These warrants were granted in lieu of cash compensation for services performed or financing expenses and in connection with placement of convertible debentures.

	Warrants Outstanding			Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.58	76,639	2.59	$0.58	76,639	$0.58
$0.60	800,000	3.85	$0.60	800,000	$0.60
$0.61	2,500,000	3.92	$0.61	2,500,000	$0.61
$2.59	862,452	2.12	$2.59	862,452	$2.59
$3.98	3,078,864	2.29	$3.98	3,078,864	$3.98
$4.17	359,712	3.06	$4.17	359,712	$4.17
	7,677,667	2.97	$2.35	7,677,667	$2.19

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2008	7,673,627	$4.15
Issued	4,164,140	1.31
Exercised	(3,380,000)	0.70	*
Canceled or expired	-	-
Outstanding at December 31, 2008	8,457,767	$2.19
Issued	-	-
Exercised	(780,000)	0.09
Canceled or expired	-	-
Outstanding at September 30, 2009	7,677,667	$2.35
______________

*The warrants were issued to Enable Capital and originally priced at $4.17 per share.  In February 2008, these warrants were re-priced to $0.6978258 per share and the holders exercised the warrants on a cashless basis and received 1,000,000 shares

The Company did not issue any warrants during the period ended September 30, 2009.  During the period ended September 30, 2008, the Company granted 645,632 warrants to Convertible Senior Notes holders, 2,100,000 to a Convertible Debenture holder and 800,000 to a Note holder.  The Company did not issue any compensatory warrants during the period ended September 30, 2009 and 2008.

The purchase price of the warrants issued to Convertible Senior Note holders was adjusted from $4.70 to $4.39 per share and approximately 79,000 additional warrants were issued during the period ended September 30, 2008 in accordance with the anti-dilution protection provision of the Convertible Senior Notes Payable Agreement (the “Agreement”) dated October 27, 2005, upon the occurrence of certain events as defined in the Agreement.

In February 2008, the Company amended certain stock purchase warrants held by private placement investors to reduce the exercise price under such warrants from $4.17 per share to $0.6978258 per share.  The warrants entitled the holders to purchase an aggregate of up to 3,380,000 shares of Telkonet’s common stock.   Subsequently, these private placement investors exercised all of their warrants on a cashless basis using the five day volume average weighted price (VWAP) as of January 31, 2008 of $.99 resulting in the issuance of 1,000,000 shares of Company common stock.  The Company has accounted for the amended warrants issued, valued at $1,224,236, as other expense using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, an average risk-free interest rate of 3.5% a dividend yield of 0% and volatility of 70%.  In addition, during the period ended September 30, 2008, the Company recorded non-cash expenses of $574,426 for issuing additional warrants and the re-pricing of outstanding warrants in accordance with the anti-dilution provision of the warrant agreements.

In July 2009, the Company amended certain stock purchase warrants held by private placement investors to reduce the exercise price under such warrants from $0.60 per share to approximately $0.09 per share.  The warrants entitled the holders to purchase an aggregate of up to 780,000 shares of the Company’s common stock.   Subsequently, these private placement investors exercised all of their warrants, and the Company has accounted for the amended warrants issued, valued at $70,486, as financing expense using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, an average risk-free interest rate of 1.6% a dividend yield of 0% and volatility of 103%.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE K - COMMITMENTS AND CONTINGENCIES

Employment and Consulting Agreements

On August 1, 2007, the Company entered into an agreement with Barry Honig, President of GRQ Consultants, Inc. (“GRQ”). Telkonet has agreed to pay Mr. Honig 50,000 shares of common stock per month for six (6) months, to provide the Company with transaction advisory services.  As of December 31, 2007, GRQ held a Senior Promissory Note issued by Telkonet on July 24, 2007, in the principal amount of $1,500,000 (Note J).  On February 8, 2008, this note was repaid in full including $49,750 in accrued but unpaid interest from the issuance date through the date of repayment.

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Senior Convertible Noteholder Claim

The August 14, 2006 Settlement Agreement with the Senior Convertible Debenture Noteholders provided that the number of shares issued to the Noteholders shall be adjusted based upon the arithmetic average of the weighted average price of the Company’s common stock on the American Stock Exchange for the twenty trading days immediately following the settlement date.  The Company has concluded that, based upon the weighted average of the Company's common stock between August 16, 2006 and September 13, 2006, the Company is entitled to a refund from the two Noteholders.  One of the Noteholders has informed the Company that it does not believe such a refund is required.  As a result, the Company has declined to deliver to the Noteholders certain stock purchase warrants issued to them pursuant to the Settlement Agreement pending resolution of this disagreement.  The Noteholder has alleged that the Company has failed to satisfy its obligations under the Settlement Agreement by failing to deliver the warrants.  In addition, the Noteholder maintains that the Company has breached certain provisions of the Registration Rights Agreement and, as a result of such breach, such Noteholder claims that it is entitled to receive liquidated damages from the Company. In the Company’s opinion, the ultimate disposition of these matters will not have a material adverse effect on the Company’s results of operations or financial position.

Purchase Price Contingency

In conjunction with the acquisition of MST on January 31, 2006, the stock portion of the purchase price was price protected for the benefit of the former owner of MST. In the event the Company’s common stock price is below $4.50 per share upon the achievement of thirty three hundred (3,300) subscribers during the three (3) year period following the closing (as extended) a pro rata adjustment in the number of shares will be required to support the aggregate consideration of $5.4 million.  The issuance of additional shares or distribution of other consideration upon resolution of the contingency based on the Company’s common stock prices will not affect the cost of the acquisition.  When the contingency is resolved or settled, and additional consideration is distributable, the Company will record the current fair value of the additional consideration and the amount previously recorded for the common stock issued will be simultaneously reduced to the lower current value of the Company’s common stock.  In addition, the Company agreed to fully fund the MST three year business plan, established on January 31, 2006.  The parties originally agreed, in the event, for any reason, the Company materially fails to satisfy its funding obligations under the acquisition agreement, that the former owners of MST shall be entitled to the release of any and all consideration held in reserve.  However the parties deleted this provision in a May, 2008 agreement wherein the Company made a minimum commitment of $2.3 million to fund MST's business plan in accordance with Section 11.1 of the Stock Purchase Agreement between Telkonet and Frank T. Matarazzo.  In addition, the adjustment date for the achievement of MST's 3,300 subscribers was extended an additional six months from January 31, 2009 to July 31, 2009.  In April 2008 the Company issued from escrow 200,000 shares of the reserve shares and advanced 400,000 of such shares in June 2008 in exchange for Mr. Matarazzo’s agreement to a debt covenant restricting the use of proceeds in the Company’s debenture financing with YA Global Investments LP.

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE L - BUSINESS CONCENTRATION

Revenue from one major customer approximated $839,000 or 10% of total revenues for the period ended September 30, 2009. Revenue from three (3) major customers approximated $6,782,000 or 51% of total revenues for the period ended September 30, 2008.  Total accounts receivable of $118,407, or 9% of total accounts receivable, were due from these customers as of September 30, 2009. Total accounts receivable of $674,800, or 36% of total accounts receivable, was due from these customers as of September 30, 2008.

Purchases from one major supplier approximated $856,000, or 61% of purchases during the period ended September 30, 2009, and $2,014,380, or 47% of purchases, for the period ended September 30, 2008, respectively. Total accounts payable of approximately $76,740, or 2% of total accounts payable, was due to this supplier as of September 30, 2009, and $145,769, or 3% of total accounts payable, was due to this supplier as of September 30, 2008.

NOTE M - FAIR VALUE MEASUREMENTS

The financial assets of the Company measured at fair value on a recurring basis are cash equivalents, and long-term marketable securities.  The Company’s cash equivalents and long term marketable securities are generally classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency.  The Company’s long-term investments are classified within Level 3 of the fair value hierarchy because they are valued using unobservable inputs, due to the fact that observable inputs are not available, or situations in which there is little, if any, market activity for the asset or liability at the measurement date.  The Company’s derivative liabilities are classified within Level 2 of the fair value hierarchy because they are valued using inputs which are not actively observable, either directly or indirectly.

●	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

●	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or

●	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

The following table sets forth the Company’s financial instruments as of September 30, 2009 which are measured at fair value on a recurring basis by level within the fair value hierarchy. Financial instruments are classified based on the lowest level of input that is significant to the fair value measurement, (in thousands):

(in thousands)	Level 1	Level 2	Level 3	Assets at fair value
Cash and cash equivalents	$38	$-	$-	$38
Long-term investments	-	-	8	8
Total	$38	$-	$8	$46

Derivative liabilities	-	1,870	-	1,870
Long-term debt	300	-	1,068	1,368
Total	$389	$1,870	$1,068	$3,238

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE N - DISCONTINUED OPERATIONS

On January 31, 2006, the Company acquired a 90% interest in Microwave Satellite Technologies, Inc. (“MST”) in exchange for $1.8 million in cash and 1.6 million unregistered shares of the Company’s common stock.  In May 2007, MST merged with MSTI Holdings Inc. (“MSTI”) (formerly Fitness Xpress-Software Inc.) and as a result of the merger, the Company’s common stock in MST was exchanged for 63% of the outstanding shares of common stock of MSTI Holdings Inc.  The Company has historically consolidated its investment in MSTI as a consolidated majority-owned subsidiary.

On February 26, 2009, the Company executed a Stock Purchase Agreement pursuant to which the Company sold 2.8 million shares of MSTI common stock (the “MSTI Shares”) for an aggregate purchase price of $10,000.  As a result of this transaction, the Company beneficially owns 49% of the issued and outstanding shares of MSTI common stock.

On April 22, 2009, Warren V. Musser and Thomas C. Lynch, members of the Company’s Board of Directors, submitted their resignations as directors of MSTI.  As a result of these resignations, and the decrease in beneficial ownership resulting from the transaction described above, the Company is no longer required to consolidate MSTI as a majority- owned subsidiary and the Company’s investment in MSTI will now be accounted for under the cost method.

On June 26, 2009, MSTI entered into an Agreement and Consent to Acceptance of Collateral (“Agreement”) with its senior secured lenders, Alpha Capital Anstalt, Gemini Master Fund, Ltd., Whalehaven Capital Fund Limited and Brio Capital L.P. (“Secured Lenders”).   The Secured Lenders were the senior secured creditors of MSTI with regard to obligations in the total principal amount of $1,893,295 (together, the “Secured Lender Obligations”).

Under the Agreement: (a) MSTI (i) agreed and consented to the transfer to MST Acquisition Group LLC (the “Designee”), for the benefit of the Secured Lenders, of all of the assets of MSTI (the “Pledged Collateral”) in full satisfaction of the Secured Lender Obligations, and (ii) waived and released (x) all right, title and interest it has or might have in or to the Pledged Collateral, including any right to redemption, and (y) any claim for a surplus; and (b) the Secured Lenders agreed to accept the Pledged Collateral in full satisfaction of the Secured Lender Obligations and waived and released MSTI from any further obligations with respect to the Secured Lender Obligations.

Net income (loss) from discontinued operations on the consolidated statement of operations for the nine month period ended September 30, 2009 includes the gain on deconsolidation of $6,932,586, offset by MSTI's net losses of $(635,735) for the period January 1, 2009 through April 30, 2009, the date of deconsolidation.  The market value of the MSTI common shares owned by the Company as of September 30, 2009 was deemed permanently impaired by management and as a result the Company has fully written off its investment in MSTI and has not included any value for MSTI in the balance sheet as of September 30, 2009.

The following table summarizes net income from discontinued operations for the three and nine months ended September 30, 2009.

	Three Months Ended September 30, (Unaudited)		Nine Months Ended September 30, (Unaudited)
	2009	2008	2009	2008
Loss from operations	$-	$(1,370,896)	$(635,735)	$(3,412,656)
Elimination of Liabilities, net of assets	-	-	7,635,920	-
Other expenses	-	-	(67,329)	-
Income (loss) from discontinued operations	$-	$(1,370,896)	$6,932,856	$(3,412,656)

TELKONET, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

NOTE O - SUBSEQUENT EVENTS

In accordance with FASB ASC 855”Subsequent Events”, the Company has evaluated subsequent events through the date of the filing (November 16, 2009)

NYSE Amex Delisting Notice

On November 3, 2009, Telkonet, Inc. received notice from NYSE Amex, LLC (the "Exchange") that a Listing Qualifications Panel of the Exchange’s Committee on Securities (the "Panel") had affirmed the Exchange’s Listing Qualifications Department staff's determination to delist the Company's common stock from the Exchange. The Exchange will file a delisting application with the Securities and Exchange Commission ("SEC") to strike the Company's common stock from listing and registration on the Exchange, when and if authorized by the SEC. The delisting of Company’s common stock will be effective 10 days after the Exchange files a Form 25 with the SEC. The Company does not intend to appeal, or request a review of, the Panel's decision, and thus its common stock is expected to be delisted from the Exchange. The Exchange suspended trading in the Company’s stock effective at the open of business on November 13, 2009 at which time our common stock began trading on the Over-the-Counter market's Pink Sheets under the symbol "TKOI.PK"

The Company will be in default of the convertible debentures if its common stock is not quoted for listing on one of: (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the OTC Bulletin Board (“OTCBB”) within five (5) Trading Days of the stock’s delisting.  The Company is seeking to obtain a listing on the OTCBB however there can be no guarantee that the Company will be successful in obtaining a listing on the OTCBB or that it will be able to obtain such a listing within five days of the common stock’s delisting from the Exchange.

Private Placement

On November 16, 2009, the Company entered into definitive agreements in connection with a Regulation D private placement of 215 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (“Series A”), and warrants (“Warrants”) to purchase an aggregate of 1,628,800 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Series A shares were sold at a price per share of $5,000 and the Warrants have an exercise price of $0.33, which is equal to the volume-weighted average price of a share of Common Stock measured over the 30-day period immediately preceding November 12, 2009. The Company expects to complete the private placement transaction within the next several days and expects to receive $1,075,000 from the sale of these Series A shares and Warrants. A portion of the proceeds to be received by the Company will come from certain members of Company management in connection with the conversion of a portion of outstanding indebtedness of the Company owed to such members of management.  The Company intends to use the net proceeds from the sale of the Series A shares and the Warrants for general working capital needs and may use the proceeds in the short term to repay certain outstanding indebtedness, and to pay expenses of the offering as well as other general corporate capital purposes.

Under the terms of the private placement transaction, each Series A share is convertible into approximately 13,774 shares of Common Stock at a conversion price of $0.363 per share, which is equal to 110% of the volume-weighted average price of a share of Common Stock measured over the 30-day period immediately preceding November 12, 2009.  Except as specifically provided or as otherwise required by law, the Series A shares will vote together with the Common Stock shares on an as-if-converted basis and not as a separate class.  Each Series A share shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such shares of the Series A.

Additionally, the Company agreed with the purchasers to file a registration statement covering the resale of the shares of common stock to be acquired by the purchasers upon conversion of their Series A shares following the conclusion of a rights offering to be filed with the SEC.

Board of Directors

Effective November 13, 2009, Dr. Thomas M. Hall submitted his resignation as a director of the Company.

The Company’s Board of Directors elected Anthony J. Paoni as Chairman of the Board to take the position previously held by Warren V. Musser effective as of November 16, 2009.

In connection with the closing of the private placement transaction, Seth D. Blumenfeld will be resigning from the Board and Jason L. Tienor, the Company’s President and Chief Executive Officer, will fill the vacancy created by the resignation of Seth D. Blumenfeld.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

The following table sets forth the costs and expenses incurred in connection with the issuance and distribution of the securities registered hereby.  All amounts are estimated pursuant to Item 511 of Regulation S-K except the SEC registration fee.

Amount To Be Paid
SEC registration fee	$
FINRA Filing Fee
Accounting fees and expenses
Legal fees and expenses
Blue Sky fees and expenses
Printing and mailing expenses
Information Agent fees and expenses
Subscription agent and registrar fees and expenses
Miscellaneous
Total	$

Item 14.  Indemnification of Directors and Officers.

Reference is made to Section 16-10a-902 of the Utah Business Corporation Act, which enables a corporation to indemnify an individual made a party to a proceeding because he is or was our director if (i) his conduct was in good faith, (ii) he reasonably believed his conduct was in, or not opposed to, the corporation’s best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The Utah Business Corporation Act also permits us to purchase insurance on behalf of any person that is or was our director, officer, employee, fiduciary or agent. Our amended and restated articles of incorporation provide in effect for the elimination of the personal liability of our directors and for the indemnification by us of each of our directors and officers, in each case, to the fullest extent permitted by applicable law.  We purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, fiduciary or agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power or the obligation to indemnify him or her against such liability under the provisions of our amended and restated articles of incorporation.

Item 15.  Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued, warrants issued and options granted by us within the past three years.

(1)           On November 19, 2009, we issued 215 shares of Series A convertible redeemable preferred stock, par value $0.001 per share, and warrants to purchase an aggregate of 1,628,800 shares of common stock, par value $0.001 per share to certain accredited investors, for aggregate gross proceeds of $1,075,000.  The shares of Series A convertible redeemable preferred stock and related warrants were sold without registration in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

(2)           On February 8, 2008, we completed a private placement of 2,500,000 shares of its common stock to a single investor for total proceeds of $1,500,000. The common stock issued in the offering was sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder on the basis that the purchaser was an "accredited investor" as such term is defined in Rule 501 of Regulation D.

Item 16.  Exhibits and Financial Statement Schedules.

(a)    Exhibits

See the Exhibit Index following the signature pages hereto, which Exhibit Index is incorporated herein by reference.

(b)    Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the amount of unsubscribed securities to be purchased pursuant to oversubscription rights, and the terms of any subsequent reoffering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, Wisconsin, on February 12, 2010.

TELKONET, INC.

By:	/s/ Jason L. Tienor
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Telkonet, Inc. (the “Company”), hereby severally constitute and appoint Jason L. Tienor and Richard J. Leimbach, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 12, 2010:

Signature	Title

/s/ Jason L. Tienor
Jason L. Tienor	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard J. Leimbach
Richard J. Leimbach	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Anthony J. Paoni
Anthony J. Paoni	Chairman and Director

/s/ Warren V. Musser
Warren V. Musser	Director

/s/ Thomas C. Lynch
Director

EXHIBIT INDEX

Exhibit Number	Description Of Document
2.1	MST Stock Purchase Agreement and Amendment (incorporated by reference to our 8-K filed on February 2, 2006)
2.2	Asset Purchase Agreement by and between Telkonet, Inc. and Smart Systems International, dated as of February 23, 2007 (incorporated by reference to our Form 8-K filed on March 2, 2007)
2.3	Unit Purchase Agreement by and among Telkonet, Inc., EthoStream, LLC and the members of EthoStream, LLC dated as of March 15, 2007 (incorporated by reference to our Form 8-K filed on March 16, 2007)
3.1	Articles of Incorporation of the Registrant (incorporated by reference to our Form 8-K (No. 000-27305), filed on August 30, 2000 and our Form S-8 (No. 333-47986), filed on October 16, 2000)
3.2	Bylaws of the Registrant (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)
3.3	Amendment to Articles of Incorporation (incorporated by reference to our Form 8-K (No. 001-31972), filed November 18, 2009)
4.1	Form of Series A Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)
4.2	Form of Series A Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)
4.3	Form of Series B Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)
4.4	Form of Series B Non-Detachable Warrant (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)
4.5	Form of Senior Note (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)
4.6	Form of Non-Detachable Senior Note Warrant (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)
4.7	Senior Convertible Note by Telkonet, Inc. in favor of Portside Growth & Opportunity Fund (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.8	Senior Convertible Note by Telkonet, Inc. in favor of Kings Road Investments Ltd. (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.11	Warrant to Purchase Common Stock by Telkonet, Inc. in favor of Portside Growth & Opportunity Fund (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.12	Warrant to Purchase Common Stock by Telkonet, Inc. in favor of Kings Road Investments Ltd. (incorporated by reference to our Form 8-K (No. 001-31972), filed on October 31, 2005)
4.13	Form of Warrant to Purchase Common Stock (incorporated by reference to our Current Report on Form 8-K (No. 001-31972), filed on September 6, 2006)
4.14	Form of Accelerated Payment Option Warrant to Purchase Common Stock (incorporated by reference to our Registration Statement on Form S-3 (No. 333-137703), filed on September 29, 2006.
4.15	Form of Warrant to Purchase Common Stock (incorporated by reference to our Current Report on Form 8-K filed on February 5, 2007)
4.16	Senior Note by Telkonet, Inc. in favor of GRQ Consultants, Inc. (incorporated by reference to our Form 10-Q (No. 001-31972), filed November 9, 2007)
4.17	Warrant to Purchase Common Stock by Telkonet, Inc in favor of GRQ Consultants, Inc. (incorporated by reference to our Form 10-Q (No. 001-31972), filed November 9, 2007)
4.18	Form of Promissory Note (incorporated by reference to our Form 8-K (No. 001-31972) filed on May 12, 2008)
4.19	Form of Warrant to Purchase Common Stock (incorporated by reference to our Form 8-K (No. 001-31972) filed on May 12, 2008)
4.20	Form of Convertible Debenture (incorporated by reference to our Form 8-K (No. 001-31972) filed on June 5, 2008)
4.21	Form of Warrant to Purchase Common Stock (incorporated by reference to our Form 8-K (No. 001-31972) filed on June 5, 2008)
5.1	Legal Opinion of Goodwin Procter LLP*

10.1	Amended and Restated Stock Option Plan (incorporated by reference to our Registration Statement on Form S-8 (No. 333-161909), filed on September 14, 2009)
10.2
Securities Purchase Agreement, dated February 1, 2007, by and among Telkonet, Inc., Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, Hudson Bay Fund LP and Hudson Bay Overseas Fund, Ltd. (incorporated by reference to our Current Report on Form 8-K filed on February 5, 2007)

10.3
Registration Rights Agreement, dated February 1, 2007, by and among Telkonet, Inc., Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena, Hudson Bay Fund LP and Hudson Bay Overseas Fund, Ltd. (incorporated by reference to our Current Report on Form 8-K filed on February 5, 2007)

10.4	Employment Agreement by and between Telkonet, Inc. and Jason Tienor, dated as of March 15, 2007 (incorporated by reference to our Form 10-K (No. 001-31972), filed March 16, 2007)
10.5	Employment Agreement by and between Telkonet, Inc. and Jeff Sobieski, dated as of March 15, 2007 (incorporated by reference to our Form 10-K (No. 001-31972), filed March 16, 2007)
10.6	Securities Purchase Agreement, dated May 30, 2008, by and between Telkonet, Inc. and YA Global Investments LP (incorporated by reference to our Current Report on Form 8-K filed on June 5, 2008)
10.7	Registration Rights Agreement, dated May 30, 2008, by and between Telkonet, Inc. and YA Global Investments LP (incorporated by reference to our Current Report on Form 8-K filed on June 5, 2008)
10.8	Security Agreement, dated May 30, 2008, by and between Telkonet, Inc. and YA Global Investments LP (incorporated by reference to our Current Report on Form 8-K filed on June 5, 2008)
10.9	Commercial Business Loan Agreement, dated September 9, 2008, by and between Telkonet, Inc. and Thermo Credit, LLC (incorporated by reference to our Form 8-K filed on September 10, 2008)
10.10	Loan Agreement, dated September 11, 2009, by and between Telkonet, Inc. and the Wisconsin Department of Commerce (incorporated by reference to our Form 8-K (No. 001-31972) filed on September 17, 2009)
10.11
General Business Security Agreement, dated September 11, 2009, by and between Telkonet, Inc. and the Wisconsin Department of Commerce (incorporated by reference to our Form 8-K (No. 001-31972) filed on September 17, 2009)

10.12	Form of Dealer-Manager Agreement by and between Telkonet, Inc. and Source Capital Group, Inc.*
21	Telkonet, Inc. Subsidiaries (incorporated by reference to our Form 10-K (No. 001-31972) filed March 16, 2007)
23.1	Consent of RBSM LLP, Independent Registered Certified Public Accounting Firm
24	Power of Attorney (contained in signature page hereto)

________________
* To be filed by amendment.